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                                                                EXHIBIT 10.1



                             DISTRIBUTION AGREEMENT


                 This DISTRIBUTION AGREEMENT (the "Agreement"), is made as of this 29th of December, 1995, by and between ROADWAY SERVICES, INC., an Ohio corporation ("RSI"), and ROADWAY EXPRESS, INC., a Delaware corporation ("REX").


                                    RECITALS

                 WHEREAS, RSI is the holder of all of the issued and outstanding shares of common stock, $.01 par value per share, of REX (the "REX Common Stock");

                 WHEREAS, the Board of Directors of RSI has determined that it is advisable to distribute not less than 95% of the shares of REX Common Stock to the holders of the capital stock, without par value, of RSI (the "RSI Common Stock"), on substantially the terms and subject to the conditions set forth in RSI's Proxy Statement dated November 24, 1995 (the "Proxy Statement");

                 WHEREAS, RSI and REX have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such distribution and certain other agreements that will govern certain matters relating to such distribution and the relationships thereafter between RSI and REX;

                 NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the parties hereto hereby agree as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

                 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 Action: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

                 ADR Agreement: the Alternative Dispute Resolution Agreement to be entered into by RSI and REX as of the Distribution Date, the form of which is attached hereto as Annex 1.
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                 Affiliate:  as defined in Rule 12b-2 under the Exchange Act, including with respect to RSI any RSI Subsidiary and with respect to REX any REX Subsidiary.

                 Chubb Amount: an amount equal to the product of the insurance proceeds payable by Chubb Insurance Company to RSI under its employee fidelity insurance claims in respect of certain employee malfeasance claims existing on the date hereof multiplied by a fraction, the numerator of which shall be the aggregate loss suffered by RSI (including REX) as a result of such malfeasance in respect of REX properties or facilities and the denominator of which shall be the aggregate loss suffered by RSI (including REX) as a result of such malfeasance.

                 Code:  the Internal Revenue Code of 1986, as amended.

                 Commission:  the Securities and Exchange Commission.

                 Data Processing Agreement: the Data Processing and Information Technology Services Agreement to be entered into by RSI and REX as of the Distribution Date, the form of which is attached hereto as Annex 2.

                 Distribution: the distribution by RSI effective on the Distribution Date to holders of RSI Common Stock on the Distribution Record Date of not less than 95% of the shares of REX Common Stock.

                 Distribution Agent:  KeyCorp Shareholder Services, Inc.

                 Distribution Agent Agreement: the Agreement between RSI and the Distribution Agent, the form of which is attached hereto as Annex 3.

                 Distribution Date: the date fixed by the RSI Board or a committee thereof as the effective date of the Distribution.

                 Distribution Ratio: the ratio of RSI Common Stock to REX Common Stock to be distributed in the Distribution.

                 Distribution Record Date: the close of business on the date to be determined by the RSI Board or a committee thereof as the record date for the determination of shareholders of record of RSI entitled to receive the Distribution.

                 Employee Matters Agreement: the Agreement on Employee Matters to be entered into by RSI and REX as of the Distribution Date, the form of which is attached hereto as Annex 4.

                 Environmental Liabilities: means any Losses arising from, under or relating to any environmental, health or safety law, rule, regulation, Action, threatened Action, order or consent decree.





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                 Exchange Act:  the Securities Exchange Act of 1934, as
amended.

                 Form 10: the registration statement on Form 10 filed by REX with the Commission to effect the registration of the REX Common Stock under the Exchange Act.

                 Insurance Proceeds: those monies (i) received by an insured from an insurance carrier on an insurance claim or (ii) paid by an insurance carrier on behalf of an insured on an insurance claim, in either case net of any applicable deductibles, retentions, or costs paid by such insured, but such term does not refer to proceeds received from an insurer on an employee benefits group insurance policy.

                 Intellectual Property Agreement: the Trademark, Trade Name and Trade Dress License Agreement to be entered into by RSI and REX as of the Distribution Date, the form of which is attached hereto as Annex 5.

                 IRS:  the Internal Revenue Service.

                 Like-Kind Exchange Agreement: the Like-Kind Exchange Agreement to be entered into by REX and Services Development Corporation ("SDC"), the form of which is attached hereto as Annex 6.

                 Long-Term Leases: the long-term leases between the parties and for the terminals listed on Schedule C, the form of which is attached hereto as Annex 7.

                 Losses: any and all debts, losses, liabilities, claims, damages, judgments, obligations or payments, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, direct or indirect, whenever arising, including all costs and expenses relating thereto (including, without limitation, fines, penalties, punitive damages and reasonable attorneys' fees), and including, without limitation, those debts, losses, liabilities, claims, damages, judgments, obligations or payments arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity, court or agency or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement.

                 Nasdaq-NMS:  the Nasdaq Stock Market, Inc. National Market
System.

                 ORC:  the Ohio Revised Code, as amended.

                 Other Agreements: the ADR Agreement, the Data Processing Agreement, the Distribution Agent Agreement, the Employee Matters Agreement, the Intellectual Property Agreement,





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the Real Estate Agreements, the Services and Support Agreement and the Tax
Matters Agreement.

                 Proxy Statement: as defined in the recitals to this Agreement.

                 Real Estate Agreements: the Like-Kind Exchange Agreement, the Long-Term Leases and the Short-Term Leases.

                 REX Common Stock: as defined in the recitals to this Agreement.

                 RPS: Roadway Package System, Inc., a wholly-owned subsidiary of RSI.

                 RSI Board:  the Board of Directors of RSI.

                 RSI Common Stock: as defined in the recitals to this Agreement.

                 Securities Act:  the Securities Act of 1933, as amended.

                 Services and Support Agreement: the Services and Support Agreement to be entered into by RSI and REX as of the Distribution Date, the form of which is attached hereto as Annex 8.

                 Short-Term Leases: the short-term leases between the parties and for the terminals listed on Schedule D, the form of which is attached hereto as Annex 9.

                 Subsidiaries: the term "Subsidiaries" as used herein with respect to any entity shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity; provided that, with respect to RSI, such term shall not include REX and its subsidiaries.

                 Tax Matters Agreement: the Tax Matters Agreement to be entered into by RSI and REX as of the Distribution Date, the form of which is attached hereto as Annex 10.


                                  ARTICLE TWO

                                THE DISTRIBUTION

                 Section 2.1 Cooperation Prior to the Distribution. Prior to the Distribution: (a) RSI and REX shall prepare, and RSI shall mail, prior to the date of the RSI shareholders' meeting held to approve the Distribution, to the holders of RSI Common Stock, the Proxy Statement, which shall set forth appropriate disclosure concerning REX, the Distribution and other matters. RSI and REX shall prepare, and REX shall file with the





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Commission, the Form 10, which shall include or incorporate by reference the
Proxy Statement. REX shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act.

                 (b) RSI and REX shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by the Employee Matters Agreement.

                 (c) RSI and REX shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States, in connection with the transactions contemplated by this Agreement.

                 (d) REX shall prepare, file and pursue an application to permit listing of the REX Common Stock on the Nasdaq-NMS under the symbol "ROAD" or such other symbol as REX deems appropriate.

                 (e) RSI shall prepare, file and pursue an application to permit listing of the RSI Common Stock on the New York Stock Exchange under the symbol "CBB" and shall delist the shares of RSI Common Stock from the Nasdaq-NMS.

                 Section 2.2 Conditions to Distribution. The RSI Board shall in its discretion establish the Distribution Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution. The Distribution shall be subject to satisfaction of each of the following conditions: (i) approval of the Distribution by holders of at least a majority of the outstanding shares of RSI Common Stock; (ii) receipt by RSI of a ruling from the IRS to the effect that the Distribution will constitute a tax-free distribution for Federal income tax purposes for both RSI and holders of RSI Common Stock or, at the option of the RSI Board, an opinion by Jones, Day, Reavis & Pogue, RSI's counsel, in form and substance satisfactory to the RSI Board, to the effect that the Distribution should constitute such a tax-free distribution; (iii) effectiveness of the Form 10 under the Exchange Act; (iv) there not being in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the Distribution or the transactions contemplated by the Distribution; (v) receipt of a favorable response from the staff of the Commission with respect to RSI's no-action request concerning, among other things, whether the Distribution may be effected without registration of the REX Common Stock under the Securities Act; (vi) receipt by RSI of all necessary third party consents to the Distribution and the transactions contemplated by this Agreement; (vii) approval for listing of the REX Common Stock on the Nasdaq-NMS subject to official notice of issuance; (viii) receipt of an updated opinion from Goldman, Sachs & Co. to the RSI Board, dated as of the Distribution Date, in form and substance satisfactory to the RSI Board; (ix) if dissenters' rights to the Distribution


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are available under Ohio law, the exercise of such dissenters' rights by holders of no more than one percent of RSI Common Stock; provided, that the RSI Board may waive any condition to the Distribution other than those set forth in clauses (i), (ii), (iii) and (iv) of this Section 2.2; provided further, that satisfaction of such conditions shall not create any obligation on the part of RSI or any other party hereto to effect the Distribution prior to the Distribution Date or in any way limit RSI's power of termination set forth in
Section 6.8 or alter the consequences of any such termination from those specified in such section.

                 Section 2.3 The Distribution. On or prior to the Distribution Record Date, RSI shall enter into the Distribution Agent Agreement with the Distribution Agent. On the Distribution Date or as soon thereafter as practicable, subject to the declaration of the Distribution by the RSI Board or a committee thereof, RSI shall deliver to the Distribution Agent a certificate or certificates representing the number of then outstanding shares of REX to be distributed in the Distribution, together with such documents or certificates as the Distribution Agent may reasonably request. REX agrees to provide all certificates for shares of REX Common Stock that the Distribution Agent shall require in order to effect the Distribution.


                                 ARTICLE THREE

                   TRANSACTIONS RELATING TO THE DISTRIBUTION

                 Section 3.1 The Reorganization. (a) Prior to the Distribution Date, RSI shall (i) make a capital contribution to RPS of all of the outstanding capital stock of Circle Investment Co., (ii) make a capital contribution to RPS of all the outstanding capital stock of SDC and (iii) take all steps necessary to merge Roadway Regional Group, Inc. into Viking Freight System, Inc. ("Viking") with Viking as the surviving corporation in the merger.

                 (b) Prior to the Distribution Date, RSI and REX shall take all steps necessary to increase the outstanding shares of REX Common Stock so that, immediately prior to the Distribution, RSI will hold a number of shares of REX Common Stock sufficient to enable it to complete the Distribution based on the Distribution Ratio.

                 Section 3.2 Repayment of Intercompany Indebtedness. Prior to the Distribution, REX shall repay to Affiliates of RSI any indebtedness owing to any such Affiliates by REX immediately prior to the Distribution. To the extent any balance of such intercompany indebtedness exists immediately prior to the Distribution Date, RSI shall contribute to the capital of REX an amount equal to such balance and REX shall use the proceeds of





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such capital contribution to repay the remainder of any such indebtedness.

                 Section 3.3 REX Board. RSI and REX shall take all actions that may be required to elect as directors of REX, on or prior to the Distribution Date, the persons named in the Form 10 to constitute the board of directors of REX on the Distribution Date.

                 Section 3.4 REX Charter and By-Laws. On or prior to the Distribution Date, (a) RSI shall approve and cause the Amended and Restated Certificate of Incorporation of REX substantially in the form of Annex 11 hereto to be filed with the Secretary of State of Delaware and to be in effect on the Distribution Record Date, and (b) RSI shall adopt the Amended and Restated By-Laws of REX substantially in the form of Annex 12 hereto to be in effect on the Distribution Record Date.

                 Section 3.5 Other Agreements. On or prior to the Distribution Date, RSI and REX shall enter into, and/or (where applicable) shall cause their respective subsidiaries to enter into, the ADR Agreement, the Data Processing Agreement, the Distribution Agent Agreement, the Employee Matters Agreement, the Intellectual Property Agreement, the Services and Support Agreement and the Tax Matters Agreement in substantially the forms attached hereto and any other agreements necessary or appropriate in connection with the transactions contemplated hereby and thereby. In the event of a conflict between the terms of this agreement and the terms of any of the Other Agreements, the terms of such Other Agreement shall govern.

                 Section 3.6 Real Estate Matters. (a) Prior to or on the Distribution Date, REX, RSI and certain Affiliates of RSI shall enter into agreements to terminate leases relating to properties in Kent, Washington, Grandview, Missouri and Downers Grove, Illinois.

                 (b) Prior to or on the Distribution Date, REX and certain Affiliates of RSI will enter into the Long-Term Leases and the Short-Term Leases in substantially the forms attached hereto.

                 (c) Prior to or on the Distribution Date, REX and an Affiliate of RSI will enter into the Like-Kind Exchange Agreement in substantially the form attached hereto.


                                  ARTICLE FOUR

                                INDEMNIFICATION

                 Section 4.1 Indemnification by RSI. Except as otherwise provided by any of the Other Agreements or as contemplated by Section 4.5 hereof, effective as of the





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Distribution Date, RSI agrees to indemnify, defend and hold harmless REX, each
Subsidiary and Affiliate of REX and each of their respective directors, officers, employees and agents (in their capacities as directors, officers, employees and agents of REX, its Subsidiaries and its Affiliates) (the "REX Indemnitees") from and against any and all Losses of the REX Indemnitees arising out of or related in any manner to any item set forth on Schedule A.

                 Section 4.2 Indemnification by REX. Except as otherwise provided by any of the Other Agreements or as contemplated by Section 4.5 hereof, effective as of the Distribution Date, REX agrees to indemnify, defend and hold harmless RSI, each Subsidiary and Affiliate of RSI and each of their respective directors, officers, employees and agents (in their capacities as directors, officers, employees and agents of RSI, its Subsidiaries and its Affiliates) (the "RSI Indemnitees") from and against any and all Losses of the RSI Indemnitees arising out of or related in any manner to any item set forth on Schedule B.

                 Section 4.3 Limitations on Indemnification Obligations. The amount that either RSI or REX (an "Indemnifying Party") is or may be required to pay to an Indemnitee pursuant to Section 4.1 or 4.2 shall be reduced by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of any Loss and shall subsequently actually receive Insurance Proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received (up to but not in excess of the amount of any indemnity payment made hereunder). No insurer or other third party shall: (a) be relieved of the responsibility to pay any claims which it would otherwise be obligated to pay in the absence of the foregoing indemnification provisions; (b) solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect to any claims which it would otherwise be obligated to pay or (c) be entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions.

                 Section 4.4 Procedures for Indemnification. (a)(i) If an Indemnitee shall receive notice or otherwise learn of the assertion of any claim or commencement of any proceeding (including any governmental investigation) by a person who is not a party to this Agreement (or any Affiliate of either party) (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim setting forth the particulars as to such claim or proceeding in reasonable detail; provided that the failure of





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any Indemnitee to give notice as provided in this Section 4.4(a) shall not relieve the related Indemnifying Party of its obligations under this Article Four, unless such Indemnifying Party is actually prejudiced by such failure to give notice and then only to the extent of such actual prejudice.

                 (ii) An Indemnifying Party may, to the extent it wishes within thirty days of receipt of notice of a Third Party Claim and at its cost and expense, elect to defend or to seek to settle or compromise any Third-Party Claim; provided that the Indemnitee may participate in such settlement or defense through its chosen counsel at its sole cost and expense. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article Four for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided that if the defendants in any such Third-Party Claim include both the Indemnifying Party and one or more Indemnitees and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel to represent such Indemnitees and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party; provided further if and to the extent that there is a conflict of defenses or positions among the Indemnitees, the Indemnitees shall have the right to retain such number of additional separate counsel, reasonably satisfactory to the Indemnifying Party, as is reasonably necessary to avoid such conflicts, and the Indemnifying Party shall be responsible for the reasonable fees and expenses of such additional separate counsel; provided further that the Indemnitee may participate in the settlement or defense of a Third-Party Claim through counsel chosen by such Indemnitee if the fees and expenses of such counsel shall be borne by such Indemnitee. If an Indemnifying Party elects not to assume responsibility for defending a Third-Party Claim, such Indemnitee may defend or seek to compromise or settle such Third-Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any settlement of any Third-Party Claim effected without its written consent. The Indemnifying Party shall not, except with the consent of the Indemnitee, (i) enter into any such settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such Third-Party Claim to all Indemnitees an unconditional release from all liability with respect to such Third-Party Claim, or (ii) consent to entry of any judgment.

                 (b) Any claim on account of a Loss that does not result from a Third-Party Claim shall be asserted by written





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notice given by the Indemnitee to the Indemnifying Party.  Such Indemnifying
Party shall have a period of thirty (30) days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such thirty-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such thirty-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under this Agreement or under applicable law (except as provided in the ADR Agreement).

                 (c)      In addition to any adjustments required pursuant to
Section 4.3, if the amount of any Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction that has been received by the Indemnitee, less any expenses properly incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                 (d) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                 Section 4.5 Chubb Payment. Notwithstanding the other provisions of this Article Four, RSI shall pay to REX the Chubb Amount promptly following receipt of insurance proceeds relating thereto, and such payment shall operate as satisfaction in full of any claim on account of any Loss that any REX Indemnitee may have against RSI or any of its Affiliates in respect of the matters giving rise to such insurance payment.

                 Section 4.6 Releases. (a) Effective on the Distribution Date, REX and its Subsidiaries hereby release and forever discharge RSI, its Subsidiaries and their present or former officers, directors, shareholders, agents, employees, representatives, successors-in-interest, parents, Affiliates, attorneys and assigns of and from any and all Losses and Actions (other than Losses and Actions for which indemnification is available under this Article Four or under any Other Agreement (subject to the provisions of Section 4.3) and other than for the obligations set forth in Section 4.5).

                 (b) Effective on the Distribution Date, RSI and its Subsidiaries hereby release and forever discharge REX, its Subsidiaries and their present or former officers, directors, shareholders, agents, employees, representatives, successors-in-interest, parents, Affiliates, attorneys and assigns of and from


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any and all Losses and Actions (other than Losses and Actions for which indemnification is available under this Article Four or under any Other Agreement (subject to the provisions of Section 4.3)).


                                  ARTICLE FIVE

                        ACCESS TO INFORMATION; SERVICES

                 Section 5.1 Access to Information. From and after the Distribution Date, RSI and its Subsidiaries shall afford to REX and its authorized accountants, counsel and other designated representatives (collectively, "Representatives") reasonable access (including using reasonable efforts to give access to person or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within RSI's or any such Subsidiary's possession relating to REX or any REX Subsidiary and to any property owned by RSI that was leased or operated by REX or any REX Subsidiary, insofar as such access is reasonably required by REX or any REX Subsidiary. Similarly, REX and its Subsidiaries shall afford to RSI and its Representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within REX's or any such Subsidiary's possession relating to RSI or any RSI Subsidiary or relating to REX prior to the Distribution Date and to any property owned by REX that was leased or operated by RSI or any RSI Subsidiary (other than REX and its Subsidiaries), insofar as such access is reasonably required by RSI or any RSI Subsidiary. Information may be requested under this Article Five for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

                 Section 5.2 Production of Witnesses. After the Distribution Date, each of RSI and REX and its respective subsidiaries shall use reasonable efforts to make available to the other party and its subsidiaries, upon written request, its directors, officers, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time-to-time be involved.

                 Section 5.3 Provision of Services. In addition to any services contemplated to be provided following the Distribution Date by any Other Agreement, each party, upon written request, shall make available to the other party, during normal business hours and in a manner that will not interfere unreasonably with such party's business, its financial, tax,





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accounting, legal, employee benefits and similar staff services (collectively,
"Services") whenever and to the extent that they may be reasonably required in connection with the preparation of tax returns, audits, claims, litigation or administration of employee benefit plans, and otherwise to assist in effecting an orderly transition following the Distribution.

                 Section 5.4 Reimbursement. Except to the extent otherwise provided in any Other Agreement, each party providing Information, witnesses or Services under Sections 5.1, 5.2 or 5.3 to the other party shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such Information, witnesses or Services.

                 Section 5.5 Retention of Records. Except as otherwise required by law or agreed to in writing, each of RSI and REX shall retain, and shall cause its respective Subsidiaries to retain following the Distribution Date, all significant Information relating to the business of the other and the other's subsidiaries, for a period consistent with the document retention policies in effect at RSI and REX, respectively, but in any event not less than the six-year period following the Distribution Date. In addition, such Information shall not be destroyed or otherwise disposed of if during such period a party shall request in writing that any of the Information be retained for additional specific and reasonable periods of time at the expense of the party so requesting. After such six-year period, any party may destroy or otherwise dispose of any Information at any time, provided that, prior to such destruction or disposal, (a) such party shall provide no less than ninety (90) days' prior written notice to the other party, identifying the Information proposed to be destroyed or disposed of, and (b) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the requesting party.

                 Section 5.6 Confidentiality. Each of RSI and the RSI Subsidiaries on the one hand, and REX and the REX Subsidiaries on the other hand shall hold, and shall cause its Representatives to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's Representatives pursuant to this Agreement or any of the Other Agreements (except to the extent that such Information is (a) in the public domain through no fault of such party or (b) later lawfully acquired on a non-confidential basis from other sources which are not subject to any confidentiality litigation with the subject party by such party or subsequently developed by such party), and neither party shall release or disclose such Information to any other person, except to its auditors, attorneys, financial advisors, bankers and other





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consultants and advisors, and on terms and conditions substantially the same as the terms and conditions on which such party releases its own Information, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.


                                  ARTICLE SIX

                                 MISCELLANEOUS

                 Section 6.1 Complete Agreement; Construction. This Agreement, the ADR Agreement, the Employee Benefits Agreement, the Tax Matters Agreement, the Real Estate Agreements, the Data Processing Agreement, the Intellectual Property Agreement and the Services and Support Agreement, including any schedules and exhibits hereto or thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                 Section 6.2 Expenses. Except as otherwise set forth in this Agreement, the ADR Agreement, the Employee Benefits Agreement, the Tax Matters Agreement, the Real Estate Agreements, the Data Processing Agreement, the Intellectual Property Agreement, or the Services and Support Agreement, (i) all costs and expenses arising on or prior to the Distribution Date (whether or not then payable) in connection with the Distribution shall be paid by the party incurring such cost or expense, and (ii) each party shall bear its costs and expenses arising after the Distribution Date in connection with the Distribution.

                 Section 6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of laws thereof.

                 Section 6.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by cable, telegram, telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                 if to RSI:

                          Roadway Services, Inc.
                          1077 Gorge Boulevard
                          P.O. Box 88
                          Akron, Ohio  44309-0088
                          Attn:  General Counsel
                 if to REX:

                          Roadway Express, Inc.
                          1077 Gorge Boulevard
                          P.O. Box 471
                          Akron, Ohio  44309-0471
                          Attn:  General Counsel

                 Section 6.5 Amendments and Waivers. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

                 Section 6.6 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

                 Section 6.7 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                 Section 6.8 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the RSI Board without the approval of REX or the shareholders of RSI. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination except that expenses incurred in connection with the transactions contemplated hereby shall be paid as provided in Section 6.2.

                 Section 6.9 No Third-Party Beneficiaries. Except for the provisions of Article Four relating to Indemnitees, this agreement is solely for the benefit of the parties hereto and their respective Affiliates and should not be deemed to confer upon third parties (including any employee of RSI or REX or any RSI or REX Subsidiary) any remedy, claim, reimbursement, cause of action or other right other than those existing without reference to this Agreement.

                 Section 6.10 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 Section 6.11 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                 Section 6.12 Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (i) execute and deliver such further documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof, and (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement.

                 Section 6.13 Dispute Resolution. Any dispute between the parties concerning the performance of this Agreement shall be resolved in accordance with the provisions of the ADR Agreement.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                               ROADWAY SERVICES, INC.


                                               By: /s/ Douglas A. Wilson
                                                   ----------------------------

                                               ROADWAY EXPRESS, INC.


                                               By: /s/ J. D. Cunningham
                                                   ----------------------------

                                   SCHEDULE A


                 Items with respect to which RSI shall indemnify the REX Indemnitees pursuant to Section 4.1 in accordance with the provisions of Article Four of this Agreement:

                 (1) All Losses arising out of the businesses conducted or to be conducted by RSI or any RSI Subsidiary, whether such Losses relate to events occurring, or whether such Losses are asserted, before or after the Distribution Date, excluding the businesses conducted or to be conducted by REX (either directly or through a Subsidiary or Affiliate of REX);

                 (2) All Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information set forth in the Proxy Statement; and

                 (3) All Losses arising out of Environmental Liabilities with respect to the presence, use, storage, treatment, disposal (whether on site or off site), escape, release or threatened release of any substance at, near or from any property owned or leased by any REX Indemnitee to the extent such presence, use, storage, treatment, disposal, escape, release or threatened release is related to the operation of the businesses conducted or to be conducted by RSI or any RSI Subsidiary other than REX or its Subsidiaries.
With respect to such substances, the REX Indemnitees' rights of indemnity hereunder shall be in addition to any rights of indemnity owed to REX or any REX Indemnitee by reason of the Real Estate Agreements, but shall exclude any right of indemnity, right of contribution or other recovery under any statutory law.

                                   SCHEDULE B


                 Items with respect to which REX will indemnify the RSI Indemnitees in accordance with Section 4.2 of this Agreement:

                 (1) All Losses arising out of the businesses conducted or to be conducted by REX or any REX Subsidiary, whether such Losses relate to events occurring, or whether such Losses are asserted, before or after the Distribution Date, excluding the businesses conducted or to be conducted by RSI (either directly or through a Subsidiary or Affiliate of RSI (other than REX and its subsidiaries));

                 (2) All Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the information set forth in the Form 10 or any amendment thereto;

                 (3) All Losses arising out of Environmental Liabilities with respect to the presence, use, storage, treatment, disposal (whether on site or off site), escape, release or threatened release of any substance at, near or from any property owned or leased by any RSI Indemnitee to the extent such presence, use, storage, treatment, disposal, escape, release or threatened release is related to the operation of the businesses conducted or to be conducted by REX or any REX Subsidiary. With respect to such substances, the RSI Indemnitees' rights of indemnity hereunder shall be in addition to any rights of indemnity owed to RSI or any RSI Indemnitee by reason of the Real Estate Documents but shall exclude any right of indemnity, right of contribution or right of recovery under any statutory law; and

                 (4) All Losses incurred solely by reason of RSI's use of the Licensed Marks, as defined in the Intellectual Property Agreement, to the extent that any such Loss arises through REX's negligence which has caused infringements of a third party's trademarks, trade name or trade dress.

                                   SCHEDULE C


                 The Long-Term Lease Agreements to be entered into between the following parties with respect to the following terminals:

Landlord                      Tenant                        Location
--------                      ------                        --------
REX                           SDC                           Atlanta, GA

REX                           SDC                           Charlotte (CSX Way), NC

REX                           SDC                           Denver, CO

REX                           SDC                           Lawrenceville, GA

REX                           SDC                           Nashville, TN

REX                           SDC                           Vernon, CA

SDC                           REX                           Pomona, CA

                                   SCHEDULE D


                 The Short-Term Lease Agreements to be entered into between the following parties with respect to the following facilities:

Landlord          Tenant                                         Facility
--------          ------                                         --------
REX               Roadway Package System, Inc.                   Hartford, CT terminal

REX               Coles Express, Inc.                            Newburgh, NY terminal

SDC               REX                                            Portion of Columbus, OH terminal

REX               RSI                                            Portion of Akron, OH HQ

REX               Roadway Information Technology, Inc.           Portion of Akron, OH HQ

REX               Roadway Information Technology, Inc.           Akron, OH AGO East Building

                                TABLE OF ANNEXES

ANNEX 1          Form of Alternative Dispute Resolution Agreement

ANNEX 2          Form of Data Processing and Information Technology Services Agreement

ANNEX 3          Form of Distribution Agent Agreement

ANNEX 4          Form of Agreement on Employee Matters

ANNEX 5          Form of Intellectual Property Agreement

ANNEX 6          Form of Like-Kind Exchange Agreement

ANNEX 7          Form of Long-Term Lease

ANNEX 8          Form of Services and Support Agreement

ANNEX 9          Form of Short-Term Lease

ANNEX 10         Form of Tax Matters Agreement

ANNEX 11         Form of Restated Certificate of Incorporation

ANNEX 12         Form of Restated By-Laws

                                                                        ANNEX 1


                    ALTERNATIVE DISPUTE RESOLUTION AGREEMENT


                 ALTERNATIVE DISPUTE RESOLUTION AGREEMENT (the "Agreement") dated as of January 2, 1996, by and between Roadway Services, Inc., an Ohio corporation ("RSI") and Roadway Express, Inc., a Delaware corporation ("REX").

                                    Recitals

                 This Agreement is made pursuant to the Distribution Agreement dated as of December 29, 1995 between RSI and REX ("Distribution Agreement"). Each term used herein which is defined in the Distribution Agreement shall have the same meaning when used herein as it is given in the Distribution Agreement.

                 RSI and REX have determined that it is necessary and desirable to agree on the procedures described in the Agreement as the sole and exclusive method for them to resolve any and all disputes which have arisen prior to the distribution to the shareholders of RSI of the shares of REX (the "Spin-off") or which may from time-to-time arise under the Transaction Documents (as herein defined), and claims which either party may have from time-to-time against the other as a result of the Transaction Documents or in any way related to the Spin-off whether such disputes or claims are based on a breach of one party or its obligations under the Transaction Documents or disagreement between the parties as to the meaning or application of the Transaction Documents or in any manner related to or arising out of the Spin-off (any such dispute or claim, a "Dispute").

                 NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                 As used in this Agreement, the following terms shall have the following meaning (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Amount in Controversy: the monetary value of any Dispute plus the monetary value of any future Dispute which could reasonably arise under the provision at issue.

         CPR:  the Center for Public Resources, Inc.

         Demand: a written demand for arbitration under Article IV of this Agreement which shall contain a statement setting forth the nature of the Dispute, the Amount in Controversy and such other information as may be required under the CPR Rules for Non-Administered Arbitration of Business Disputes as in effect from time-to-time (the "Arbitration Rules").

         Dispute:  as defined in the recitals to this Agreement.

         Request: a written request for mediation under Article III of this Agreement which shall contain a brief statement of the nature of the Dispute and such other information as may be required under the then current CPR Model Procedure for Mediation of Business Disputes (the "Mediation Rules").

         Transaction Documents: the Distribution Agreement and the Other Agreements.


                                   ARTICLE II

                             RESOLUTION OF DISPUTES

                 All Disputes which cannot be resolved by the parties through good faith negotiation and consultation within thirty (30) days after either party shall have notified the other of such Dispute shall first be submitted to mediation pursuant to Article III here of and the Mediation Rules and such other rules of procedure as the parties may agree; provided that, in the event of a conflict between Article III and the Mediation Rules, Article III shall govern. If a Dispute cannot be resolved through mediation, then such Dispute shall be submitted to binding arbitration pursuant to Article IV hereof and the Arbitration Rules and such other rules of procedure as the parties may agree; provided that, in the event of a conflict between Article IV and the Arbitration Rules, Article IV shall govern.


                                  ARTICLE III

                                   MEDIATION

                 Section 3.01 Request for Mediation. Either party to a Dispute may initiate mediation by filing a Request (along with any copies thereof that may be required under the Mediation Rules) and a copy of this Agreement with the CPR and by delivering a copy of the Request to the other party.

                 Section 3.02 Appointment of Mediator. Unless the parties otherwise agree in writing, the CPR shall appoint a single mediator from the CPR Panel of Neutrals.

                 Section 3.03 Date, Time and Place. Unless the parties otherwise agree in writing, all mediation proceedings shall take place in Akron, Ohio. The date, time and place of each mediation session shall be determined by agreement of the parties or, if the parties cannot agree within a reasonable period of time, by the mediator; provided that the first such session shall be held within fifteen (15) days of the date on which the mediator is appointed.

                 Section 3.04 Termination. The mediation proceedings shall be terminated upon the happening of any of the following: (i) by execution of a settlement agreement by the parties; (ii) by written declaration of the mediator that further efforts at mediation are no longer worthwhile; or (iii) by written declaration of one or both parties that the mediation proceedings are terminated. A written declaration hereunder shall not terminate the mediation proceedings until notice thereof has been given to the parties, or to the other party, as appropriate, in accordance with Section 5.04 hereof.


                                   ARTICLE IV

                                  ARBITRATION

                 Section 4.01 Initiating Arbitration. Either party to a Dispute that has not been settled or resolved through mediation may initiate arbitration by filing a Demand and a copy of this Agreement (along with any copies thereof that may be required under the Arbitration Rules) with the CPR within sixty (60) business days following the termination of the mediation proceedings and by delivering a copy of the Demand to the other party. Failure to file a Demand within such period shall constitute an absolute bar to the institution of any proceedings with respect to such Dispute and a waiver of all claims related thereto.

                 Section 4.02 Appointment of Arbitrators. Unless the parties otherwise agree in writing, a Dispute subject to this Article IV shall be heard by a panel of three (3) arbitrators who shall be appointed according to the procedure contemplated by Rule 6 of the Arbitration Rules.

                 Section 4.03 Absence of Conflicts. No person shall serve as an arbitrator in any Dispute in which the person has any financial or personal interest, except by the written consent of both parties.

                 Section 4.04 Date, Time and Place. Unless the parties otherwise agree in writing, all arbitration proceedings shall take place in Akron, Ohio. The date, time and place of each hearing shall be determined by agreement of the parties or, if the parties cannot agree within a reasonable period of time, by the arbitration panel or sole arbitrator (each an "Arbitrator"), as appropriate. The first such hearing shall be held as soon as practicable following appointment of the Arbitrator(s), but in no event more than one (1) year after such appointment. Each arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction thereof.

                 Section 4.05 Award. The Arbitrator(s) may grant any remedy or relief that the Arbitrator(s) deem just and equitable including, but not limited to, injunctive relief, judgment interest, attorneys' fees and specific performance; provided, however, that the Arbitrator(s) shall not be authorized to award punitive damages.


                                   ARTICLE V

                                 MISCELLANEOUS

                 Section 5.01 Complete Agreement; Construction. this Agreement and the Transaction Documents and other agreements and documents referred to therein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                 Section 5.02 Survival of Agreements. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                 Section 5.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to the principles of conflicts of law thereof.

                 Section 5.04 Notice. All notices and other communications required or permitted to be given or made under this Agreement shall, unless otherwise provided herein or in the applicable CPR rules, be in writing and shall be deemed to have been given (i) on the date of personal delivery, or
(ii) provided such notice or communication is actually received by the party to which it is addressed in the ordinary course of delivery, on the date of (A) deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, (B) transmission by telegram, cable, telex or facsimile transmission, or (C) delivery to a nationally-recognized overnight courier service, in each case addressed as set forth below, or to such other person, entity or address as either party shall designate by notice to the other in accordance herewith:

                 To RSI:          Roadway Services, Inc.
                                  1077 Gorge Boulevard
                                  P.O. Box 88
                                  Akron, Ohio  44309-0088
                                  Attention:  General Counsel

                 To REX:          Roadway Express, Inc.
                                  1077 Gorge Boulevard
                                  P.O. Box 471
                                  Akron, Ohio  44309-0471
                                  Attention:  General Counsel

                 Section 5.05 Waiver. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                 Section 5.06 Assignment. Neither party may assign, by operation of law, merger or otherwise, license, sublicense or otherwise transfer any or all of its rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the other party.

                 Section 5.07 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

                 Section 5.08 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                 Section 5.09 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements, and obligations set forth herein or arising hereunder to be performed by any Subsidiary of such party on and after the Distribution Date.

                 Section 5.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, right or reimbursement or other right.

                 Section 5.11 Titles and Headings. Titles and headings to articles and sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                 Section 5.12 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                        ROADWAY SERVICES, INC.



                                        By: _______________________________
                                            Title:


                                        ROADWAY EXPRESS, INC.



                                        By: _______________________________
                                            Title:

                                                                        ANNEX 2


                     -------------------------------------

              DATA PROCESSING AND INFORMATION TECHNOLOGY AGREEMENT

                                    BETWEEN

                      ROADWAY INFORMATION TECHNOLOGY, INC.

                                      AND

                             ROADWAY EXPRESS, INC.

                     -------------------------------------





                                                               December 14, 1995

                      Roadway Information Technology, Inc.

                             Roadway Express, Inc.

              DATA PROCESSING AND INFORMATION TECHNOLOGY AGREEMENT

                               Table of Contents

                                                                            Page
                                                                            ----
RECITALS.............................................................         1

GENERAL TERMS AND CONDITIONS.........................................         1

         SECTION 1.  DEFINITIONS.....................................         1

                  1.1      Certain Defined Terms.....................         1
                  1.2      Other Definitions.........................         4

         SECTION 2.  SERVICES........................................         4

                  2.1      Base Services.............................         4
                  2.2      Baseline Service Levels...................         4
                  2.3      Additional and Optional Services..........         4
                  2.4      Service Levels and Performance Standards..         4
                  2.5      Limitation................................         5
                  2.6      Subcontractors............................         5
                  2.7      Software..................................         5
                  2.8      Equipment.................................         5

         SECTION 3.  TERM OF AGREEMENT...............................         6

         SECTION 4.  SECURITY OF INFORMATION; CONFIDENTIALITY........         6

                  4.1      Ownership of Data.........................         6
                  4.2      Confidential Information..................         7
                  4.3      Non-Disclosure and Non-Use; Exceptions and
                           Exclusions................................         7
                  4.4      Burden of Proof...........................         8
                  4.5      Security..................................         8

         SECTION 5.  CERTAIN ADDITIONAL RESPONSIBILITIES.............         8

                  5.1      General...................................         8
                  5.2      Customer-Provided Software................         8

         SECTION 6.  CHARGES.........................................         9

                  6.1      Prices....................................         9
                  6.2      Other Prices..............................         9

                                                                            Page
                                                                            ----
                  6.3      Price Adjustments.........................         9
                  6.4      Termination Charges.......................         9
                  6.5      Pass-Through Costs........................         9
                  6.6      Payment...................................         9
                  6.7      Continued Performance.....................         9

         SECTION 7.  TAXES...........................................         9

                  7.1      Customer Responsibility...................         9
                  7.2      Payment...................................        10

         SECTION 8.  TERMINATION.....................................        10

                  8.1      At Customer's Election....................        10
                  8.2      Upon Material Breach......................        10
                  8.3      Termination Assistance and Services.......        10
                  8.4      Return of Materials.......................        11
                  8.5      Personnel Matters on Termination..........        11
                  8.6      Software Matters on Termination...........        11
                  8.7      Equipment Matters on Termination..........        12

         SECTION 9.  WARRANTIES, REMEDIES AND INDEMNITIES............        12

                  9.1      Service Warranty..........................        12
                  9.2      Remedies..................................        12
                  9.3      Cross-Indemnity for Personal Injury and
                           Property Damage...........................        12
                  9.4      Notice and Defense........................        13

         SECTION 10.  LIMITATION OF LIABILITIES AND REMEDIES.........        13

                  10.1  Direct Damages...............................        13
                  10.2  Disclaimer of Warranties.....................        13
                  10.3  Limitations of Liability.....................        13
                  10.4  Force Majeure................................        13

         SECTION 11.  ERRORS AND OMISSIONS...........................        14

                  11.1  Processing Errors............................        14
                  11.2  Data Errors..................................        14

         SECTION 12.  TITLE TO PROPERTY..............................        14

         SECTION 13.  RISK OF LOSS, INSURANCE ON EQUIPMENT...........        15

         SECTION 14.  DISPOSITION OF DATA............................        15

         SECTION 15.  GOVERNANCE, DISPUTE RESOLUTION AND
                      ARBITRATION....................................        15

                                                                            Page
                                                                            ----
                  15.1  Key Management Employees.....................        15
                  15.2  Operational Committee........................        16
                  15.3  Executive Committee; Disputes................        16
                  15.4  Formal Dispute Resolution Procedures.........        16

         SECTION 16.  CERTAIN OBLIGATIONS REGARDING THIRD-
                      PARTY SOFTWARE.................................        17

                  16.1  Customer Obligations.........................        17
                  16.2  RIT Obligations..............................        17

         SECTION 17.  GENERAL........................................        18

                  17.1  Amendment; Waiver; Remedies..................        18
                  17.2  Assignment; Binding Effect...................        18
                  17.3  Jurisdiction.................................        18
                  17.4  Conflicts....................................        18
                  17.5  Integration; Complete Document...............        18
                  17.6  Notices......................................        19
                  17.7  Audit Rights.................................        19
                  17.8  Employees....................................        19
                  17.9  Severability.................................        20
                  17.10  Further Assurances..........................        20
                  17.11  Survival....................................        20
                  17.12  Consent.....................................        20
                  17.13  Counterparts................................        21

SCHEDULES

                      Roadway Information Technology, Inc.

                              Roadway Express, Inc.

              DATA PROCESSING AND INFORMATION TECHNOLOGY AGREEMENT

         This Data Processing Services Agreement (this "Agreement") is made and entered into as of December 14,1995 by and between Roadway Express, Inc., a Delaware corporation with its corporate offices in Akron, Ohio (hereinafter called "Customer"), and Roadway Information Technology, an Ohio corporation with its corporate offices in Akron, Ohio ("RIT").

                                    RECITALS

         A. Customer provides nationwide, long-haul, less than truckload freight services. Customer and RIT are, and expect through approximately December 31, 1995 to be, subsidiaries of a common parent, after which time Customer will be spun off to become an independent company. RIT performs data processing and information technology services for Customer. After the spin-off, Customer desires to continue to have RIT perform such services by "outsourcing" them to RIT.

         B. RIT is experienced in data processing and information technology services and desires to continue to provide data processing and other information systems services to Customer as an outsourcer.

         C. Both parties wish to enter this Agreement to establish the contractual basis for their continuing relationship.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                          GENERAL TERMS AND CONDITIONS

     SECTION 1.    DEFINITIONS.

         1.1 Certain Defined Terms. As used in the Agreement, the following terms shall have the meanings set forth below.

         (a) "Additional Charges" means the incremental charges payable to RIT in any month for performance of Additional Services.

         (b) "Additional Services" means Base Services performed in any month above the Baseline Service Levels, and any other Services expressly designated as Additional Services on Schedule 2.3 for which pricing or pricing formulas are provided in this Agreement.

         (c) "Affiliate" means, for any person or entity, any other person or entity that, directly or indirectly controls, is controlled by, or is under common control with, such person or entity.

         (d) "Base Price" means the price payable for each Period (pro-rated for partial Periods) for Base Services performed at the Baseline Service Levels, as described on Schedule 6.1.

         (e) "Base Services" means all services described in Schedule 2.1 and in the applicable Customer-Supplier Agreements included in Schedule 9.1.

         (f) "Baseline Service Levels" means, with respect to each category of Base Services described in Schedule 2.1, the level of such Base Service designated as the Baseline Service Level in Schedule 9.1 and the Customer-Supplier Agreements included in Schedule 9.1, including permitted variances, if any.

         (g) "Customer Applications Software" means the custom- developed applications programs and related documentation owned and utilized by Customer, or the ownership of which Customer may acquire and utilize in the future, including any modifications thereto. All applications software utilized by RIT to provide services for Customer is and will be deemed to be Customer Applications Software except for that which is noted on Schedule 2.7, as amended from time to time, as being either Third-Party Software or RIT-Owned Software included in the RIT-Provided Software.

         (h) "Customer-Provided Software" means any and all software which Customer agrees to provide and make available to RIT for operation at the RIT data center or another RIT facility for use by RIT to provide the Services. Customer-Provided Software includes owned Customer Applications Software and Third- Party Software licensed by Customer. Current Third-Party Software included in the Customer-Provided Software is listed and identified in Schedule
2.7. Customer-Provided Software may include, without limitation, both systems software and applications software packages which may be Customer Applications Software or Third-Party Software.

         (i) "Customer-Supplier Agreements" means the agreements so designated in Schedule 9.1 which amplify the descriptions of Services and of Performance Standards. These shall be amended from time to time to modify or refine the description of a particular Service, or to add a Service. In each case the amended or new Customer-Supplier Agreement must specify whether the Services covered thereby are Base Services,

Additional Services or Optional Services. If they are Additional Services or Optional Services, then Schedule 6.1 must also be amended to provide for the pricing of the covered Service.

         (j) "Joint Software" means applications software which is jointly owned by RIT and Customer. Each party has all rights of an owner in this software, without any obligation to account to the other; provided, that, each party shall treat this software as Confidential Information of the other. The copy of any Joint Software used to provide Services to Customer hereunder shall be treated for all purposes as Customer Applications Software.

         (k) "Optional Services" means those Services described on Schedule 2.3 which are not included in the Base Services or Additional Services, and which are not priced herein, but which will be furnished by RIT at the request of Customer upon acceptance of a proposal from RIT.

         (l) "Pass-Through Costs" means, collectively, costs and expenses which will be paid by RIT and passed through without increase, unless an increase is expressly specified in Schedule 6.1, for reimbursement by Customer, which include all costs so passed through by RIT as of the Actual Commencement Date and any costs expressly approved in this Agreement or subsequently approved by Customer to be treated as Pass-Through Costs. If a cost is incurred by RIT for the benefit of Customer and others, then the Pass-Through Cost shall be Customer's pro-rata share of such cost, computed on a reasonable and equitable basis.

         (m) "Performance Standards" means the service level specifications or descriptions, the performance standards and the measurement procedures set forth in Schedule 2.1, Schedule 2.3, or Schedule 9.1, as the case may be.

         (n) "Period" means one of Customer's thirteen (13) four (4)-week accounting periods occurring in each calendar year.

         (o) "RIT-Owned Software" is software which RIT owns and uses to provide services to Customer. All RIT-Owned Software which is applications software, if any, is identified in Schedule 2.7. Systems software owned by RIT, if any, is not separately identified on Schedule 2.7. The parties agree to amend Schedule
2.7 from time to time to add and delete items from the listing of RIT-Owned Software as RIT changes the software used subject to the applicable provisions of this Agreement.

         (p) "RIT-Provided Software" means the software which RIT owns or licenses or agrees to acquire and utilize during the Term for the purpose of providing the Services. Current RIT-Provided Software is described or identified on Schedule 2.7. The parties agree to add and delete items from the listing of RIT-Provided Software as RIT changes the software used subject to the applicable provisions of this Agreement.

         (q) "Services" means, collectively, all of the data processing and related information technology services and resources to be provided by RIT to Customer pursuant to this Agreement, including Base Services, Additional Services and Optional Services.

         (r) "Third-Party Software" means any software owned by a third-party and licensed to Customer or RIT, as the case may be.

         1.2 Other Definitions. Other capitalized defined terms used in this Agreement are defined in the text in the context in which they are used.

     SECTION 2.    SERVICES

         2.1 Base Services. In accordance with the charges, terms and conditions contained in these General Terms and Conditions (the "General Terms and Conditions") and in the Schedules attached hereto ("Schedules") (collectively, the General Terms and Conditions and the Schedules are referred to as this "Agreement"), as in effect from time to time, RIT agrees to furnish data processing services and other information technology services and resources to Customer. The Base Services and Additional Services to be performed by RIT are described in this Agreement and on Schedules 2.1, 2.3 and 9.1.

         2.2 Baseline Service Levels. RIT will perform the Base Services at or within the Baseline Service Levels for the Base Price provided in Section 6.1. RIT agrees to provide Additional Services consisting of Base Services above the Baseline Service Levels for the Additional Charges described in Schedule 6.1.

         2.3 Additional and Optional Services. RIT agrees to provide other Additional Services and Optional Services from time to time upon the written request of Customer. Upon receiving Customer's request, RIT will promptly provide Customer with a plan or proposal as to the manner in which a requested Additional or Optional Service will be provided. The other Additional Services and Optional Services will be provided for the prices, or upon the pricing formulas, described in Schedule 6.1 for Additional Services, or in accordance with proposals made by RIT and accepted by Customer for Optional Services.

         2.4 Service Levels and Performance Standards. RIT agrees that it will be responsible for and will perform all of the Services hereunder beginning on the Effective Date and continuing throughout the Term. The "Actual Commencement Date" shall be the date on which the spin-off of Customer takes place. RIT agrees that its performance of all Services hereunder will meet and be in accordance with the applicable Performance Standards contained in Schedule 9.1, which Schedule includes the Customer-Supplier Agreements.

         2.5 Limitation. Anything herein to the contrary notwithstanding, RIT's obligation to provide Additional Services and Optional Services is subject to the limitations, if any, in Schedules 2.1 and 2.3.

         2.6 Subcontractors. RIT may not delegate to subcontractors the performance of any major Service hereunder without the prior written approval of Customer. Otherwise, RIT may engage subcontractors as it deems appropriate to assist RIT in furnishing the Services; provided, that, RIT shall in all cases remain liable hereunder for the performance of its obligations in this Agreement.

         2.7 Software.

         (a) At the Effective Date, RIT shall continue to utilize the software then in use, including, without limitation, that which is described on Schedule 2.7, to provide the Services.

         (b) Schedule 2.7 describes the software that is Customer-Provided Software and RIT-Provided Software, but may not include an exhaustive listing.

         (c) Schedule 2.7 identifies all Third-Party Software that is RIT-Provided Software and all Joint Software.

         (d) In each case, Schedule 2.7 contains a listing of all Third-Party Software.

         (e) The parties agree to amend Schedule 2.7 from time to time to add or delete items included in RIT-Provided Software, and to reflect other changes in the software utilized by RIT to provide Services hereunder.

         2.8 Equipment.

         (a) Unless expressly provided otherwise in this Agreement, each party will continue to own or lease the equipment owned or leased by it and used on the Effective Date by RIT to provide the Services to Customer. Although RIT may manage and operate it, the party owning or leasing an item of equipment will continue to bear the financial responsibility for that equipment and will be responsible for obtaining maintenance for it.

         (b) RIT will be responsible for acquiring and obtaining maintenance for
(i) equipment which it needs to provide the Base Services and Additional Services which consist of Base Services above the Baseline Service Levels, and
(ii) equipment which is used to provide other Additional Services or Optional Services but which RIT also uses to provide services to others.

         (c) Customer agrees to be responsible for acquiring additional central processing unit capacity where overall mainframe Operations Services are within the Baseline Service Levels, but which additional capacity is necessitated by reason of Customer demand resulting from the distribution of Customer's processing needs, peak period demands which can not be reduced by rescheduling or other balancing techniques or a change in Customer's mix of applications, or like reasons resulting directly from Customer processing capacity demands.

         (d) Customer agrees that it will be responsible for acquiring and obtaining maintenance for equipment which is used solely to provide other Additional Services or Optional Services to Customer.

         (e) Customer agrees that within twelve (12) days after the Actual Commencement Date it will purchase or assume the leases for router and hub equipment in the field in Customer's networks which is owned or leased by RIT at the Effective Date. The price for such purchase shall be the fair market value of the equipment.

     SECTION 3.    TERM OF AGREEMENT

         This Agreement shall become effective from and as of the date set out above (the "Effective Date") and shall remain in effect for a term extending thirty-six months after the first day of the month immediately following the Actual Commencement Date, unless earlier terminated as provided herein. This Agreement may be terminated by the parties before the end of the Term only as provided in Section 8.

     SECTION 4.    SECURITY OF INFORMATION; CONFIDENTIALITY

         4.1 Ownership of Data. All of the data provided to RIT or held by RIT in performance of its obligations hereunder is and shall remain the property of Customer or Customer's customers or other trading partners and will be safeguarded by RIT against loss, disclosure, unauthorized access or alteration under reasonable security procedures, consistent with those employed by other professional data processing service providers. RIT is authorized to have access to and make use of only that portion of Customer's data as is necessary and appropriate for the performance of RIT's obligations under this Agreement. It is further agreed that no data provided by Customer to RIT or held by RIT shall be duplicated and/or disclosed to others, in whole or in part, by RIT, without the express written consent of the Customer, except only to the extent that such duplication or disclosure is necessary to carry out the day-to-day performance of its duties hereunder.

         4.2 Confidential Information.

         (a) All information, including, without limitation, information relating to software and to development projects, provided by either party (or any of its subsidiaries) to the other party, or developed or acquired by RIT for the benefit of Customer, either before or after the Effective Date ("Confidential Information") shall be treated as confidential information of the party disclosing it or the party for whose benefit it was developed or acquired (the "Disclosing Party") to the other party (the "Receiving Party"), subject to the exceptions and exclusions set forth below.

         (b) Each party shall exercise diligence to notify the other as to which information it considers Confidential Information and to mark such information with legends and notices. However, the failure to so notify or mark shall not, standing alone, constitute a defense.

         4.3 Non-Disclosure and Non-Use; Exceptions and Exclusions. Each of Customer and RIT, to the extent it is a Receiving Party, agrees that it shall not disclose nor use the Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party, except:

         (a) Disclosure may be made to, and use may be made by, employees, agents, consultants and contractors of a party for the purpose of performing or effectuating the rights, obligations and responsibilities of the parties under this Agreement, provided that each of the parties shall take reasonable steps to prevent unauthorized use, copying or disclosure of the Confidential Information by such persons, including, without limitation, the use of appropriate written confidentiality agreements; and

         (b) Confidential Information other than data covered by Section 4.1 (as to which the immediately following exceptions shall not apply) shall no longer be deemed to be "Confidential Information," where such information (i) is or becomes generally known through no fault of the Receiving Party; (ii) is, prior to submission by the Disclosing Party, in the Receiving Party's possession free of any obligation of confidentiality to the Disclosing Party; provided, that, information in the possession of the Receiving Party prior to the Actual Commencement Date which was received or developed, and then held, as confidential information for the benefit of the other party, shall not be excluded from Confidential Information under this subparagraph; (iii) is rightfully obtained by the Receiving Party from a third party who is free of any duty of confidentiality to the Disclosing Party; or (iv) is independently developed by the Receiving Party.

         (c) Disclosure of Confidential Information, including data covered by
Section 4.1, shall be allowed where information is required to be disclosed pursuant to any law, rule or regulation or pursuant to an order or judgment of any court or government body; provided, that, the Receiving Party shall have notified the Disclosing Party promptly prior to making such disclosure and shall have taken all reasonable measures to obtain confidential treatment.

         4.4 Burden of Proof. The burden of proving the availability of any exception to these confidentiality and use restrictions shall be on the party claiming the exception.

         4.5 Security. RIT will establish security procedures for its physical facilities and data centers, and electronic security measures for all systems and databases. RIT will comply with the reasonable security procedures that are in effect at the Customer's premises upon notice from Customer on the Actual Commencement Date or as they may be changed from time to time during the Term. Customer agrees to comply with all security procedures established by RIT.

     SECTION 5.    CERTAIN ADDITIONAL RESPONSIBILITIES

         5.1 General. In connection with the performance by RIT of the Services, Customer agrees to perform the responsibilities, if any, specified and described in Schedules 2.1 and 2.3 and in the Customer-Supplier Agreements.

         5.2 Customer-Provided Software.

         (a) Unless the obligation is expressly assumed in writing by RIT, Customer agrees that it will have the responsibility to support, maintain and enhance the Customer Application Software in the Customer-Provided Software.

         (b)(i) Unless and until assigned or transferred to, and assumed by, the other party in writing, and noted on Schedule 2.7, each party will keep current and in force and effect third-party license and maintenance agreements with regard to the Third-Party Software contained within the Customer-Provided Software and the RIT-Provided software, respectively.

         (ii) Schedule 2.7 identifies the software, if any, as to which a party's license and maintenance agreements will be assigned or transferred, if feasible, to the other party.

         (iii) Unless otherwise noted on Schedule 2.7, RIT will administer and support the Third-Party Software contained in the Customer-Provided Software.

         (iv) Otherwise, each party will retain its license agreements and maintenance agreements, but will obtain consent from the licensor, to the extent required, for such software to be operated on RIT's computers to provide the Services to Customer in accordance with this Agreement.

         (c) RIT will be responsible for the licensing, management, support, maintenance and/or enhancement of all systems software used in the Services except where such responsibility is expressly retained or assumed, in writing, by Customer.

     SECTION 6.    CHARGES

         6.1 Prices. For the Base Services, and for the Additional Services which consist of Base Services above the Baseline Service Levels, furnished by RIT under this Agreement, Customer shall pay the Base Price and the Additional Charges, respectively, set forth in Schedule 6.1.

         6.2 Other Prices. Schedule 6.2 sets out the prices or pricing formulas for other Additional Services, and the manner of setting prices for Optional Services.

         6.3 Price Adjustments. Schedules 6.1 and 6.2, as the case may be, also set out the price adjustment procedures to be used in connection with this Agreement.

         6.4 Termination Charges. Schedule 6.4 contains the charges for termination services provided in accordance with Section 8.3.

         6.5 Pass-Through Costs. Prices payable hereunder in any Period shall also include any Pass-Through Costs incurred by RIT in that Period.

         6.6 Payment. RIT will invoice Customer for each Period in arrears for all charges hereunder, which invoices will be payable on or before the tenth
(10th) day after receipt.

         6.7 Continued Performance. If (i) all undisputed amounts have been paid by Customer, (ii) the Customer continues to make payments to RIT which are not in dispute in accordance with this Agreement, and (iii) dispute resolution procedures have been commenced and are being pursued in good faith, then Customer shall not be deemed to be in default of its obligations to make said payments.

     SECTION 7.    TAXES

         7.1 Customer Responsibility. In addition to the payments due to RIT for the prices and charges for the Services, the Customer shall be responsible for payment of all taxes, however designated, which are exacted in connection with the performance hereof, except net corporate income or franchise taxes of RIT, which are levied or based on the Services provided or the charges made under this Agreement. These taxes shall include, but shall not be limited to, state and local privilege taxes based on gross revenue and any taxes or amounts in lieu thereof, including sales, use and/or excise taxes.

         7.2 Payment. All charges and prices stated herein are exclusive of such taxes, and RIT may add such taxes to its invoices hereunder. Upon payment by Customer to RIT, RIT shall be responsible for filing applicable tax returns and paying and remitting the taxes when due.

     SECTION 8.    TERMINATION

         8.1 At Customer's Election. (a) As to any or all of the Services expressly designated in footnotes to Schedule 2.1 as being terminable under this subsection, Customer may terminate this Agreement on the date which is the last day of the twelfth (12th) full calendar month of the Term, provided it has given RIT at least three (3) months prior written notice.

         (b) Customer may terminate this Agreement as to the Central LAN Support Services described in Schedule 2.1, Section IX, at its election, at the end of the twenty-fourth (24th) full calendar month of the Term upon at least six (6) months prior written notice to RIT.

         (c) This Agreement may be terminated as to all Services by Customer, at its election, at the end of the twenty-fourth (24th) full calendar month of the Term upon at least six months prior written notice to RIT.

         8.2 Upon Material Breach. This Agreement may be terminated by either party upon a material breach by the other party if such breach is not cured within thirty (30) days after written notice by the non-breaching party or if the breaching party has not commenced corrective action within such thirty (30) day period which is reasonably likely to cure such breach in a reasonable further period of time; provided, that, this Agreement may not be terminated by RIT for any breach by Customer other than a failure to pay or a breach of
Section 17.8.

         8.3 Termination Assistance and Services.

         Upon expiration or termination of this Agreement for any reason other than wrongful non-payment by Customer, and upon Customer's request, RIT will provide the termination assistance and transition services described in Schedule
8.3 hereto to enable Customer to transfer its processing to its own facilities or to a third party. Such termination services shall commence as promptly as practicable after the date of the notice and shall continue as long as reasonably necessary but no more than the date of termination or expiration. If necessary and not due to the fault of customer, RIT will extend the period for the termination services on a month-to-month basis, but only for the minimum amount of time that is reasonably necessary. All applicable provisions of this Agreement shall be extended for the period during which such services are provided. Customer shall pay for Base, Additional and Optional Services rendered during such transition period in accordance with the applicable provisions of this Agreement, and shall also pay the charges for other termination services, if any, described in Schedule 6.4.

         8.4 Return of Materials. Upon completion of the termination services, RIT shall have returned to Customer or its designee all Customer data and Customer Confidential Information in its possession or control, including, without limitation, all copies of all Customer Applications Software and all Customer- Provided Software transferred or made available by Customer to RIT.

         8.5 Personnel Matters on Termination. Schedule 8.5 contains certain rights and obligations of the parties arising with regard to personnel in connection with the termination or expiration of this Agreement.

         8.6 Software Matters on Termination.

         (a) In connection with providing the termination services described herein, RIT will transfer or assign to Customer, effective as of the date of expiration or termination of the Agreement:

         (i) all Customer-Provided Software, and licenses and maintenance agreements thereto, if any, which have been transferred or made available to RIT; and

         (ii) licenses and maintenance agreements for any other Third-Party Software used by RIT solely to furnish Services to Customer or acquired by RIT solely on Customer's behalf;

provided, however, that RIT shall have no obligation to assign or transfer any license or maintenance agreement to Customer if assignment or transfer is prohibited under the terms of the applicable license or agreement or if such assignment or transfer would require RIT to pay any amount and Customer declines to make such payment.

         (b) Customer shall indemnify and hold RIT harmless from and against any liability, costs or expenses arising out of the foregoing assignment or transfer of licenses and maintenance agreements.

         8.7 Equipment Matters on Termination. Schedule 8.7 contains certain rights and obligations of the parties arising in connection with termination or expiration with regard to equipment.

     SECTION 9.    WARRANTIES, REMEDIES AND INDEMNITIES

         9.1 Service Warranty. RIT warrants that all Services provided by RIT to Customer will be performed in a professional, competent and timely manner, and will meet the Performance Standards.

         9.2 Remedies. (a) If RIT is in breach of the warranty of Section 9.1 or any of the Performance Standards, RIT shall, at RIT's sole cost and expense, take any and all actions necessary to remedy such breach, including, without limitation: (i) initiating problem reports to identify causes of problems; (ii) developing reasonable, feasible written recommendations to the Customer for changes in Customer procedures to avoid future breaches of the same or similar nature; (iii) implementing modifications to RIT systems and procedures to remedy such breach; and (iv) changing the wide area network, the data center equipment, RIT equipment on Customer's premises, the operating software environment, or other components of the systems being used by RIT.

         (b) Further, for continuing failures to perform in accordance with the key Performance Standards specified in Schedule 9.2, the Customer shall receive liquidated damages in the form of credits against future payments of the Base Price computed in accordance with Schedule 9.2.

         (c) If material breaches of the warranties of this Section persist for an extended period of time, or if any maximums for liquidated damages under
Section 9.2(b) have been paid and such breaches continue, Customer shall be entitled to terminate this Agreement under Section 8.2.

         (d) The remedies in this Section 9.2 shall be Customer's sole and exclusive remedies for breaches of the warranty of Section 9.1. These remedies shall in no way limit other remedies available to Customer for other breaches of this Agreement.

         9.3 Cross-Indemnity for Personal Injury and Property Damage. RIT and Customer each agree to indemnify and hold harmless the other from any and all liabilities, costs, losses, and expenses, including reasonable attorneys' fees and expenses, arising out of or in connection with any personal injury or death, damage to or destruction of the property or premises leased, licensed, or owned by the indemnitee caused by the negligence or willful acts of the indemnitor's officers, employees, agents or other representatives.

         9.4 Notice and Defense. The indemnified party shall give the indemnitor prompt notice of any claim as to which it seeks indemnification. The indemnitor shall have the right to control the defense and settlement of any indemnified claim. The indemnitee agrees to provide reasonable assistance in the defense of indemnified claims. Unless it prejudices the indemnitor, a failure to give prompt notice shall not terminate the indemnitor's obligation to indemnify hereunder.

     SECTION 10.   LIMITATION OF LIABILITIES AND REMEDIES

         10.1 Direct Damages. For any claim concerning the performance or nonperformance by RIT pursuant to, or the breach by RIT of, or in any other way related to the subject matter of, this Agreement, the Customer shall be entitled to recover actual direct damages to the limit set forth herein. Direct damages shall include, without limitation, Customer's costs of cover resulting from a breach or failure of performance hereunder, defined to be Customer's reasonable out-of-pocket expenses for obtaining alternative processing and charges of outside contractors.

         10.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, RIT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY DISCLAIMED.

         10.3 Limitations of Liability. (a) RIT's liability for damages (regardless of the form of action, whether in contract or in tort) shall in no event exceed the greater of $7,000,000 or the amount paid by the Customer to RIT during the preceding three (3) Periods (or such shorter period if this Agreement has not been in effect for three (3) Periods following the Actual Commencement
Date).

         (b) IN NO EVENT WILL RIT BE LIABLE FOR ANY LOSS OF PROFITS OR OTHER INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES EVEN IF RIT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR FOR ANY CLAIM AGAINST CUSTOMER BY ANY OTHER PARTY UNLESS SUCH CLAIM IS EXPRESSLY INDEMNIFIED HEREUNDER.

         10.4 Force Majeure. Without limiting RIT's obligations to provide disaster recovery services as described in Schedule 2.1, neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Such causes include strikes, Acts of God or the public enemy, fires, floods, storms, earthquakes, riots, war or war operations, restraints of government or other cause or causes which could not, with reasonable diligence, be controlled or prevented by the party. A party's excuse of performance under this paragraph shall continue only so long as the cause preventing the performance continues or the party could with reasonable diligence have resumed performance through alternative means or otherwise.

     SECTION 11.   ERRORS AND OMISSIONS

         11.1 Processing Errors. Customer agrees to inspect reports and materials containing processing results and to give RIT notice of any errors made by RIT in connection with its data processing services within ten (10) days after receipt of the materials. Customer shall provide documentary evidence (if requested) within an additional ten (10) days. If Customer complies with the above provisions and if the errors were made in the course of processing by RIT, then RIT shall reprocess the Customer's data on RIT's equipment at no charge. Otherwise, RIT shall reprocess such data and such reprocessing shall be considered part of the Base Services.

         11.2 Data Errors. Customer is responsible for the correctness and accuracy of the programs for which it is responsible for support under subsection 5.2 (a) and the data it submits to RIT. RIT shall not be responsible for errors in processing or output due to errors in such programs or data. RIT shall regularly perform backups and off-site file storage in accordance with the policies and practices set out in Schedule 2.1 or 2.3 or in Schedule 9.1 and the Customer-Supplier Agreements. Customer shall implement as Customer Applications Software within the Base Services any other backup procedures which it deems necessary to protect and recover its own data files.

     SECTION 12.   TITLE TO PROPERTY

         Customer does not transfer hereby to RIT any title or ownership right or interest in or to any data or programs provided by Customer to RIT or any intellectual property rights therein. Except to the extent expressly set out in separate written transfer, assignment, consent or other conveyance documents, neither party transfers or will transfer hereunder rights under any licenses to Third-Party Software. RIT is hereby granted a fully-paid, non-exclusive, non-transferable license, without the right to sublicense, in programs owned by Customer solely for the purpose of performing the Services hereunder. All ownership rights in any modifications to such Customer programs whether made by Customer or RIT, and all intellectual property rights therein, shall belong to Customer. RIT hereby assigns any such intellectual property rights which it may obtain to Customer.

     SECTION 13.   RISK OF LOSS, INSURANCE ON EQUIPMENT

         All risk of loss from whatever cause, including theft, destruction and damage, to equipment which is furnished by RIT for use at Customer locations (other than those locations leased by RIT from Customer) is assumed by Customer. Customer will procure and maintain, at its expense, casualty insurance with extended coverage, on all such equipment. Equipment will be insured for its replacement value, for the full Term of this Agreement. Public liability insurance for death, bodily injury and property damage resulting from ownership, maintenance, use or operation of equipment shall also be obtained by Customer. All such insurance shall name RIT as an additional insured, shall be in reasonable amounts and with reputable insurers rated at least A by A.M. Best and Company and shall provide that the same may not be materially modified, altered or cancelled except with notice to RIT. Customer shall deliver to RIT, at least fifteen (15) days prior to the Actual Commencement Date a copy of its insurance policies then in effect. In the event of failure on the part of Customer to provide such insurance, RIT may, at its option, provide such insurance and add the amount of the premiums to the monthly rental charged to Customer for such equipment.

     SECTION 14.   DISPOSITION OF DATA

         All data, programs, storage media, and other materials furnished by Customer to RIT in connection with this Agreement shall be returned by RIT to Customer or delivered to Customer's designee upon the termination or expiration of this Agreement, unless Customer requests that RIT otherwise dispose of any of such items. Upon request, Customer shall be entitled to receive copies of any such data, programs or other materials at any time during the Term. Customer shall remain liable for all charges imposed under Schedules 6.1, 6.2 or 6.4 as a result of data and/or physical media stored with RIT. RIT shall dispose of the data and media not returned to Customer in the manner requested by Customer. Customer agrees to pay RIT for its out-of-pocket expenses incurred as a result of the disposition of the data and/or media. After termination or expiration, RIT reserves the right to dispose of data and/or media stored by Customer with RIT if Customer has not utilized RIT facilities and equipment at any time during a continuous period of at least ninety (90) days.

     SECTION 15.   GOVERNANCE, DISPUTE RESOLUTION AND ARBITRATION

         15.1 Key Management Employees.

         (a) Each of Customer and RIT shall appoint a relationship manager who shall be the employee responsible for the performance of this Agreement and shall be the other party's principal contact.

         (b) Each party shall exert reasonable efforts to correct performance problems of employees which are brought to its attention by the other party, or to reassign the employees involved.

         15.2 Operational Committee. Each party will appoint up to five executives to a Operational Committee, whose purpose will be to provide a forum for discussing performance, problems and service needs. The Operational Committee will meet periodically and no less frequently than monthly at Customer's headquarters facility or other location mutually agreed by the parties. The initial members of the Operational Committee are set out on
Schedule 15.2. Each party may change its members of the Operational Committee upon written notice to the other party.

         15.3 Executive Committee; Disputes.

         (a) Each of the parties will appoint up to three high-level executives to serve on an Executive Committee. The purpose of the Executive Committee will be to review and resolve any dispute which may arise pertaining to the interpretation and the performance of obligations under this Agreement. If a dispute can not be resolved by the relationship managers or the Operational Committee, then either party may request that the Executive Committee meet to seek to resolve the dispute.

         (b) The Executive Committee will meet as promptly as practicable after a request to discuss the dispute or controversy, cause information to be presented and negotiate in good faith in an effort to resolve the dispute or controversy without the necessity of any formal proceeding relating thereto. No formal proceedings for the resolution of such dispute or controversy may be commenced until either or both of the groups of designated executives on the Executive Committee conclude in good faith that resolution through continued negotiation of the matter in issue is not likely to occur.

         (c) Each party may change its members of the Executive Committee upon written notice to the other party.

         15.4 Formal Dispute Resolution Procedures. In the event that the parties are not able to resolve any dispute or controversy in accordance with the provisions of Sections 15.1 through 15.3, the parties agree that the matter will be submitted to the dispute resolution procedures contained in that certain Alternative Dispute Resolution Agreement by and between Roadway Services, Inc. and Customer, and that they will be bound thereby.

     SECTION 16.   CERTAIN OBLIGATIONS REGARDING THIRD-PARTY SOFTWARE

         16.1  Customer Obligations.

         (a) Customer shall obtain consent for RIT to install the Customer-Provided Software at RIT's location for use hereunder or to assign to RIT its licenses and maintenance agreements for such Customer-Provided Software, as the case may be.

         (b) Customer may add or delete applications from the Services being provided hereunder. Any Third-Party Software which Customer adds during the Term shall be treated as Customer-

Provided Software and Schedule 2.7 shall be amended accordingly. Unless otherwise agreed in writing by the parties, such Software shall be used solely to provide Services to Customer and Customer shall be responsible for all license, usage, maintenance and other fees and charges payable with respect to such software, without change in the Base Price.

         16.2 RIT Obligations

         (a)(i) Except as provided in (ii) immediately below, RIT shall obtain all consents, licenses or other rights needed to use all RIT-Provided Software which may be required from time to time to provide the Services. RIT shall acquire upgrades and obtain maintenance, support and problem resolution with respect to all such Software, including, without limitation, any data center and systems software utilized by it except to the extent, if any, that Customer expressly retains or assumes that responsibility in writing.

         (ii) If a licensor of Third-Party Software being used on the Effective Date refuses to permit RIT to use its software to provide Services to Customer hereunder without an additional charge, RIT will not be obligated to pay such charge. Customer shall negotiate with the licensor directly for its own license, or shall authorize RIT to pay the charge and recover it from Customer as a Pass-Through Cost.

         (b) RIT may charge Customer as Pass-Through Costs (i) fees and charges paid, with the consent of Customer, to acquire licenses to any Third-Party Software acquired by RIT solely for use for Customer which RIT agrees to pay,
(ii) fees and charges paid, with the consent of Customer, for transfer of Customer-Provided Software, and (iii) the annual license (or usage) and maintenance charges for such Software.

         (c) RIT shall endeavor to obtain Third-Party Software in the most economical manner feasible, and if any such Third- Party Software licenses are also used for purposes other than providing Services to Customer, such as RIT's internal use or for services to other customers of RIT, the related Pass-Through Costs shall be abated proportionately. RIT agrees that maintenance agreements on all such Third-Party Software will be kept current and in full force and effect. The versions and releases of such Software will be maintained at a level sufficient to meet Customer's requirements.

     SECTION 17.   GENERAL

         17.1 Amendment; Waiver; Remedies.

         (a) No amendment, waiver, alteration or modification of any of the provisions hereof shall be binding upon either party unless signed in writing by the duly authorized representatives of each party.

         (b) The services provided under this Agreement are for the sole benefit and use of Customer and its Affiliates, and shall not be made available to any other persons. Unless expressly provided otherwise herein, all remedies provided for in this Agreement will be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

         17.2 Assignment; Binding Effect. This Agreement may not be assigned by either party without the other's prior written consent; provided, that, either party may assign this Agreement to an Affiliate, and Customer may assign this Agreement to a successor in connection with a sale of all or substantially all of its assets and business. This Agreement shall be binding upon, and inure to the benefit of, any successors or assigns of the parties.

         17.3 Jurisdiction. This Agreement will be governed by the laws of the State of Ohio. Subject to Section 15.4 RIT and Customer agree to jurisdiction and venue in the State and Federal Courts in Ohio.

         17.4 Conflicts. In the event of conflict between these General Terms and Conditions and the Schedules, the Schedules shall prevail.

         17.5 Integration; Complete Document. The Customer and RIT each acknowledges that it has read these General Terms and Conditions together with the Schedules, which together constitute this Agreement, and understands and agrees to be bound by their terms and conditions. Further, the parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties which supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

         17.6 Notices. Any notices permitted or required hereunder may be given by certified mail, return receipt requested; by telecopy if the receiving machine confirms receipt; or by electronic mail, followed by confirmation either by telecopy or certified mail, to the addresses set out below or any other addresses as to which notice is given.

         To Customer:

                   Roadway Express, Inc.
                   1077 Gorge Boulevard
                   Akron, Ohio  44309
                   Attention: Robert W. Obee
                              Vice Pres. of Operations,
                              Engineering and Planning

                              Pamela J. Kelley, Dir. of
                              Information Systems

         Copy To:  General Counsel

         To RIT:   Roadway Information Technology, Inc.
                   1077 Gorge Boulevard
                   Akron, Ohio  44309
                   Attention: G.A. Long, President

         Copy To:  General Counsel

         17.7 Audit Rights. RIT agrees that internal and external auditors designated by Customer in writing may, at reasonable times, have such access to RIT's data facilities and its programs, records and procedures relating to the processing of Customer's data as they may reasonably request for purposes of conducting audits of Customer's financial condition, results of operations or financial statements. RIT will also provide such auditors with access to its personnel who are responsible for maintaining such programs, practices and procedures. Additionally, RIT will provide reasonable assistance to such auditors and inspectors. RIT will not be required to provide such auditors and inspectors access to data of other RIT customers or the proprietary data of RIT.

         17.8 Employees. With the exception of employees who may be employed by Customer in accordance with Section 8.5 and Schedule 8.5, each party agrees that during the Term and for a period of twelve (12) months thereafter, it will not, without the consent of the other party, offer employment or employ any person who was an employee of the other party at any time during the Term of this Agreement, without the written consent of the other party.

         17.9 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is, to any extent, declared or found to be illegal, unenforceable or void, then both parties will be relieved of all obligations arising under such term or provision, but only to the extent that such term or provision is illegal, unenforceable or void. The validity of the other provisions hereof shall not be affected, and the remainder of this Agreement shall continue in full force and effect.

         17.10 Further Assurances. Each party agrees that it will execute, deliver or file such further documents, and take such actions, as the other party may reasonably request to carry out the purposes and agreements herein.

         17.11 Survival. The covenants and obligations of the parties under Sections 4, 7, 10, 12, 14, 15 and 17 of this Agreement shall survive the termination or expiration hereof.

         17.12 Consent. Whenever consent of a party is required hereunder, it shall not be unreasonably withheld nor unduly delayed.

         17.13 Counterparts. This Agreement may be signed in any number of identical counterparts each of which shall be deemed to be an original, and all of which, when taken together, shall constitute a single Agreement.

ROADWAY INFORMATION                     ROADWAY EXPRESS, INC.
TECHNOLOGY, INC.

--------------------------------        ---------------------------------
Authorized Signature                    Authorized Signature

--------------------------------        ---------------------------------
Name (Print or Type)                    Name (Print or Type)

--------------------------------        ---------------------------------
Title                                   Title

--------------------------------        ---------------------------------
Date                                    Date

                              LIST OF ATTACHMENTS

                                   SCHEDULES

Schedule 2.1    DESCRIPTION OF BASE SERVICES AND CERTAIN CUSTOMER
                RESPONSIBILITIES

Schedule 2.3    ADDITIONAL AND OPTIONAL SERVICES

Schedule 2.7    SOFTWARE

Schedule 6.1    BASE PRICE AND ADDITIONAL CHARGES; ADJUSTMENTS TO CHARGES

Schedule 6.2    CHARGES FOR CERTAIN ADDITIONAL AND OPTIONAL SERVICES

Schedule 6.4    CHARGES FOR TERMINATION SERVICES

Schedule 8.3    TERMINATION ASSISTANCE AND SERVICES

Schedule 8.5    PERSONNEL MATTERS ON TERMINATION

Schedule 8.7    EQUIPMENT MATTERS ON TERMINATION

Schedule 9.1 BASELINE SERVICE LEVELS, PERFORMANCE STANDARDS AND SERVICE LEVEL SPECIFICATIONS; CUSTOMER-SUPPLIER AGREEMENTS AND REPORT CARDS

Schedule 9.2    LIQUIDATED DAMAGE CREDITS FOR PERFORMANCE STANDARD FAILURES

Schedule 15.2   OPERATIONAL COMMITTEE

Schedule 15.3   EXECUTIVE COMMITTEE

                                                                        ANNEX 3


                          DISTRIBUTION AGENT AGREEMENT

         This DISTRIBUTION AGENT AGREEMENT (the "Agreement") is made as of the 29th day of December 1995, by and between ROADWAY SERVICES, INC., an Ohio corporation ("RSI") and KEYCORP SHAREHOLDER SERVICES, INC., a Delaware corporation (the "Distribution Agent").

                                    RECITALS

         WHEREAS, RSI is the holder of all of the issued and outstanding shares of common stock, $.01 par value per share, of Roadway Express, Inc. (the "REX Common Stock");

         WHEREAS, the Board of Directors of RSI has determined that it is advisable to distribute to the holders of RSI's common stock, without par value (the "RSI Common Stock"), not less than ninety-five percent (95%) of the outstanding REX Common Stock, on substantially the terms and subject to the conditions set forth in RSI's Proxy Statement dated November 24, 1995;

         WHEREAS, RSI desires to engage the services of the Distribution Agent to assume certain responsibilities and to perform certain duties as the Distribution Agent with respect to the Distribution upon the terms and conditions of this Agreement; and

         WHEREAS, the Distribution Agent is qualified and willing to assume such responsibilities and to perform such duties on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises set forth and other good and value consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         Dissenting Shareholders: those holders of RSI Common Stock on the Distribution Record Date who purport to have rights of dissent under Ohio Revised Code Section 1701.85 and have complied with the terms of such Section.

         Distribution: the distribution by RSI to holders of RSI Common Stock of not less than 95% of the shares of REX Common Stock on the Distribution Date.

         Distribution Agent: as defined in the recitals to this Agreement.

         Distribution Date: January 2, 1996 or such other date as may be set by the RSI Board for the effective date of the Distribution.

         Distribution Record Date: the close of business on December 29, 1995 or such other date as may be set by the RSI Board as the record date for shareholders of RSI entitled to the Distribution.

         Distribution Services: those services to be performed by the Distribution Agent under this Agreement.

         REX Common Stock: as defined in the recitals to this Agreement.

         RSI: as defined in the recitals to this Agreement.

         RSI Board: the Board of Directors of RSI or a committee thereof.

         RSI Common Stock: as defined in the recitals to this Agreement.

                                   ARTICLE II

                               DISTRIBUTION AGENT

         Section 2.1 Appointment of Distribution Agent and Acceptance. RSI hereby engages Distribution Agent to perform the Distribution Services as described herein. Distribution Agent accepts such engagement and agrees to act in accordance with its standard procedures and the provisions set forth in this
Article 2 with respect to the Distribution.

         Section 2.2 Authorization of the Distribution. On the Distribution Date, RSI intends to deliver to Distribution Agent written instructions (the "Written Instructions") which shall direct the Distribution Agent to perform the Distribution Services in accordance with the provisions of this Agreement and such other documents and certificates which the Distribution Agent may reasonably request in order to effect the Distribution.

         Section 2.3 Rights, Duties and Obligations of Distribution Agent.

         (a)   The Distribution Agent:

         (i) shall have no duties or obligations other than those specifically set forth herein, or as may subsequently be agreed to by the Distribution Agent and RSI in writing;

         (ii) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any stock certificates or the REX Common Stock represented thereby deposited with the Distribution Agent in connection with the Distribution and will not be required to make and will make no representations as to the validity, value or genuineness of the Distribution;

         (iii) will not be obligated to take any legal action hereunder which might in the Distribution Agent's judgment involve any expense or liability, unless the Distribution Agent has been furnished with reasonable indemnity;

         (iv) may rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter, telegram or other document, or any security delivered to it and in good faith believed by the Distribution Agent to be genuine and to have been signed by the proper party or parties;

         (v) may rely on and shall be protected in acting upon the written or verbal instructions of any officer of RSI with respect to any matter relating to its actions specifically covered by this Agreement;

         (vi) may consult with counsel satisfactory to it (including counsel of RSI) and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Distribution Agent hereunder in good faith and in accordance with such advice or opinion of such counsel, and the Distribution Agent shall be entitled to payment or reimbursement for reasonable fees in connection with such consultation;

         (vii) shall not be liable for any recital or statement contained in any documents which are prepared by persons other than the Distribution Agent or its counsel; and

         (viii) shall not be responsible for any failure on the part of RSI to comply with any of its covenants and obligations contained herein.

         (b) RSI covenants and agrees to indemnify and hold the Distribution Agent harmless against any costs, expenses (including reasonable expenses of its legal counsel), losses or damages, which, without gross negligence, willful misconduct or bad faith on the part of the Distribution Agent, may be paid, incurred or suffered by, or to which it may become subject by reason of or as a result of the administration of its duties hereunder or by reason of or as a result of the Distribution Agent's compliance with the instructions set forth herein or with any written or oral instructions delivered to it pursuant hereto, or as a result of defending its actions as Distribution Agent hereunder, including any claim against the Distribution Agent by any holder of RSI Common Stock.

         (c) The Distribution Agent shall not be liable for any action taken or suffered by it in good faith in accordance with the instructions of RSI or its counsel other than any liability arising out of the Distribution Agent's gross negligence or willful misconduct.

         (d) If any question or dispute arises with respect to the proper interpretation of this Agreement or the Distribution Agent's duties hereunder or the rights of any stockholder receiving REX Common Stock pursuant to the Distribution, the Distribution Agent shall not be required to act and shall not be held liable for refusal to act until the question or dispute has been judicially settled (and, if appropriate, the Distribution Agent may file a suit in interpleader for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter or settled by a written document in form and substance reasonably satisfactory to the Distribution Agent and the parties to the dispute or question.

         (e) RSI represents to the Distribution Agent that it has and shall continue to solicit the advice of its counsel regarding the compliance with all applicable state and federal securities laws in connection with the transactions contemplated by the Distribution and that it will comply with such laws.

         (f) The Distribution Agent shall have the right to resign as Distribution Agent at any time upon thirty (30) days' written notice to RSI.

                                   ARTICLE III

                              DISTRIBUTION SERVICES

         Section 3.1 Preparation and Mailing of the Certificates.

         (a) The Distribution. As soon as practicable after receipt of the Written Instructions, the Distribution Agent shall distribute to the holders of record of the RSI Common Stock on the Distribution Record Date, subject to
Section 3.1(d) and (e), (i) the REX Common Stock, on the basis of one share of REX Common Stock for every two shares of RSI Common Stock held on the Distribution Record Date and (ii) a check in lieu of any fractional share interests. The manner and method of such distribution shall be in accordance with the Distribution Agent's usual practice for similar transactions.

         (b) Whole Shares. The Distribution Agent shall determine the number of whole shares of REX Common Stock allocable to each holder of record of RSI Common Stock and shall prepare certificates representing such shares.

         (c) Fractional Shares. The Distribution Agent shall not distribute any fractional shares of REX Common Stock to any holder of RSI Common Stock. The Distribution Agent shall determine the number of fractional shares of REX Common Stock allocable to each holder of record of RSI Common Stock, shall aggregate such fractional shares, shall sell the whole shares obtained thereby in an orderly manner after the Distribution Date in the open market and shall cause to be distributed to each such holder a check in lieu of any fractional share interest that such holder would otherwise be entitled to receive (minus any pro rata share of any brokerage commissions payable in connection with the sale of the fractional shares) along with a corresponding 1099-B form.

         (d) Dissenters' Certificates. Notwithstanding the foregoing provisions of this Section 3.1, the Distribution Agent shall take only such action with respect to the shares of REX Common Stock otherwise distributable to Dissenting Shareholders as RSI may instruct the Distribution Agent in writing, including, but not limited to, the return of such shares to RSI. The Distribution Agent shall distribute shares of REX Common Stock to Dissenting Shareholders only if, when, and in the manner that the Distribution Agent is instructed in writing by RSI.

         (e) Shares Not Distributed. At the instruction of RSI, the Distribution Agent shall return to RSI any shares of REX Common Stock not distributed pursuant to instructions of RSI in accordance with Section 3.1(d) or otherwise.

         Section 3.2 Other Services. The Distribution Agent shall perform such other services that are usual and customary for a Distribution Agent to perform, including, but not limited to, responding to shareholder and broker inquiries, coordinating new stock certificates, and replacing lost checks (in lieu of fractional shares).

                                   ARTICLE IV

                                      FEES

         Section 4.1 Distribution Agent Fees. RSI shall pay to the Distribution Agent such fees and shall reimburse the Distribution Agent for such reasonable out-of-pocket expenses each as specified in Schedule A to this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 Complete Agreement; Construction. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         Section 5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflicts of laws thereof.

         Section 5.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by cable, telegram, telecopy (confirmed by regular, first-class mail), to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         if to RSI:

             Roadway Services, Inc.
             1077 Gorge Boulevard
             P.O. Box 471
             Akron, Ohio  44309-0471
             Attn:  Secretary

         if to Distribution Agent:

             KeyCorp Shareholder Services, Inc.
             127 Public Square, 15th Floor
             Cleveland, Ohio 44114
             Attn: Ms. Laura Thoms

         Section 5.4 Amendments and Waivers. This Agreement may not be altered or amended, nor may rights hereunder by waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

         Section 5.5 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

         Section 5.6 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         Section 5.7 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date, by, and in the sole discretion of, the RSI Board without the approval of the Distribution Agent or the shareholders of RSI. In the event of such termination, no party shall have any liability of any kind to any other party on account of such termination.

         Section 5.8 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 5.9 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       ROADWAY SERVICES, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       KEYCORP SHAREHOLDER SERVICES, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                   SCHEDULE A

                                 (See Attached)

                                                                        ANNEX 4


                         AGREEMENT ON EMPLOYEE MATTERS

        This Agreement on Employee Matters, dated as of December ___, 1995, by and between Roadway Services, Inc., an Ohio corporation ("RSI"), and Roadway Express, Inc., a Delaware corporation ("REX") which, as of the date hereof, is a direct, wholly owned subsidiary of RSI.


                                  WITNESSETH:

        WHEREAS, the Board of Directors of RSI has determined that it is advisable to distribute substantially all of the stock of REX to its shareholders in a transaction intended to qualify under Section 355 of the Code (the "Distribution");

        WHEREAS, RSI and REX are entering into a Distribution Agreement which, among other things, together with the exhibits thereto, sets forth the principal corporate transactions required to effect the Distribution and sets forth other agreements that will govern certain other matters following the Distribution; and

        WHEREAS, in connection with the Distribution, RSI and REX desire to provide for the allocation of assets and liabilities and other matters relating to employment, employee benefit plans and compensation arrangements.

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

        1.1 Terms used but not defined herein shall have the meanings set forth in the Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        (a) Controlled Group: RSI or REX and any and all other corporations, trades and/or businesses, the employees of which, together with employees of RSI or REX, as appropriate, are required by Section 414 of the Code to be treated as if they were employed by a single employer.

        (b)      Effective Date:  January 1, 1996.

        (c) ERISA: the Employee Retirement Income Security Act of 1974, as amended.

        (d)      REX Defined Contribution Plan:  a plan established pursuant to
Section 2.2(c).

        (e) REX Employees: any person who, on or after the Distribution Date, is subject to the dominion and control of REX or a member of REX's Controlled Group with respect to the type, kind, nature and scope of services furnished, including (1) Transferred Employees as of the Distribution Date, (2) any employee of REX on an approved leave of absence (including disability) as of the Distribution Date and who is not included in a collective bargaining unit,
(3) employees or former employees of REX (and their dependents) participating in the RSI Medical Plan through COBRA continuation coverage and (4) for purposes of
Section 2.4 only, former employees of REX on early retirement.

        (f) REX Medical Plan: the Roadway Express, Inc. Medical, Dental and Vision Care Plan, effective January 1, 1996.

        (g) REX Pension Plan: the Roadway Express, Inc. Pension Plan, effective January 1, 1996.

        (h) REX Pension Plan Trustee: the trustee or trustees appointed pursuant to the trust agreement under the REX Pension Plan.

        (i) REX Savings Plan: the Roadway Express, Inc. 401(k) Stock Savings Plan, effective January 1, 1996.

        (j) REX Savings Plan Trustee: the trustee or trustees appointed pursuant to the REX Savings Plan.

        (k) REX Stock Fund: the REX Stock Fund under the REX Savings Plan or a REX Defined Contribution Plan, as appropriate.

        (l)      RSI Excess Plan:  the Roadway Services, Inc. Excess Plan.

        (m) RSI Medical Plan: the Roadway Services, Inc. Medical, Dental and Vision Care Plan.

        (n) RSI Pension Plan: the Roadway Services, Inc. Pension Plan and Trust (Amended and Restated Effective January 1, 1993).

        (o) RSI Pension Plan Trustee: the trustee or trustees appointed pursuant to the RSI Pension Plan.

        (p) RSI Stock Award Plan: the Roadway Services, Inc. Long-Term Stock Award Incentive Plan (Amended and Restated as of May 1993).

        (q) RSI Stock Fund: the RSI Stock Fund under the REX Savings Plan or a REX Defined Contribution Plan, as appropriate.

        (r) RSI VEBA: the Roadway Services, Inc. Welfare Benefits Plan and Trust (Amended and Restated Effective January 1, 1993).

        (s)      RSI 401(a)(17) Plan:  the Roadway Services, Inc. 401(a)(17)
Plan.

        (t) SSRIP: the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (Amended and Restated Effective January 1, 1993).

        (u) SSRIP Trustee: the trustee or trustees appointed pursuant to SSRIP.

        (v) Stock Bonus Plan: the Roadway Services, Inc. Stock Bonus Plan and Trust (Amended and Restated Effective January 1, 1993).

        (w) Stock Bonus Plan Trustee: the trustee or trustees appointed pursuant to the Stock Bonus Plan.

        (x) Transferred Employees: any employee of RSI or a member of RSI's Controlled Group other than REX on the day before the Distribution Date who becomes, as of the Distribution Date, an employee of REX. Each Transferred Employee is identified on Exhibit A hereto.

        (y) Union Employees: any person who, on or after the Distribution Date, is subject to the dominion and control of REX or a member of REX's Controlled Group with respect to the type, kind, nature and scope of services furnished, including any employee of REX on an approved leave of absence (including disability) who retains seniority under the applicable collective bargaining agreement as of January 1, 1996 and who is included in a collective bargaining unit.

                                   ARTICLE II

                          Employment and Benefit Plans

        2.1      Employment of REX Employees and Union Employees.

        (a) REX shall employ or continue to employ, effective as of the Distribution Date, all REX Employees. Subject to the terms and conditions of, and except as otherwise provided in, this Agreement, effective as of the Distribution Date, REX shall provide the REX Employees with terms and conditions of employment, including, without limitation, employee benefits and other perquisites, that are substantially similar to those provided to the REX Employees immediately prior to the Distribution Date. However, nothing contained in this Agreement shall impair REX's ability to make such reasonable changes in such terms and conditions of employment following the Distribution as REX may deem to be necessary or appropriate for the operation of REX.

        (b) REX shall honor and continue to employ all Union Employees pursuant to the terms and conditions of the collective bargaining agreement in effect as of the Distribution Date.

        2.2 REX Savings Plan. (a) REX shall establish, as of the Effective Date, the REX Savings Plan, a qualified profit sharing plan with a salary deferral feature under Section 401(k) of the Code for the benefit of REX Employees. REX Employees who participate in SSRIP as of December 31, 1995 shall be eligible for immediate participation in the REX Savings Plan as of the Effective Date. REX Employees shall be credited under the REX Savings Plan, for purposes of determining eligibility to participate, with the service credited to them under SSRIP. On and after the Effective Date, SSRIP shall continue to provide benefits to former employees of REX who terminated employment with REX on or prior to the Effective Date.

        (b) As soon as practicable after the Effective Date, RSI shall direct the SSRIP Trustee to transfer to the REX Savings Plan Trustee in cash, securities or other property or a combination thereof, as reasonably determined by RSI and acceptable by the REX Savings Plan Trustee, an amount equal to the account balances attributable to REX Employees and alternate payees (as defined in Section 414(p) of the Code) with respect to REX Employees ("Alternate Payees") under SSRIP as of the date of transfer plus the portion of any unallocated contributions and trust earnings attributable to such REX Employees under SSRIP.

        (c) REX may, in its discretion, establish a qualified plan and related trust to receive a transfer of assets from the Stock Bonus Plan. As soon as practicable after the Distribution Date, RSI shall direct the Stock Bonus Plan Trustee to transfer either to the trustee of such trust or to the REX Savings Plan Trustee, as determined by REX, in cash, securities or other property or a combination thereof, as reasonably determined by RSI and acceptable by the trustee of the recipient trust, an amount equal to the account balances attributable to REX Employees and Alternate Payees under the Stock Bonus Plan as of the date of transfer plus the portion of any unallocated contributions and trust earnings attributable to such REX Employees and Alternate Payees under the Stock Bonus Plan.

        (d) From and after the Effective Date, RSI Common Stock credited to the accounts of participants under the REX Savings Plan or a REX Defined Contribution Plan who are REX Employees or Alternate Payees shall be subject to the investment directions of such participants in accordance with the provisions of such plans and applicable rules thereunder. On and after the Distribution Date, dividends paid on such RSI Common Stock shall be invested in the REX Stock Fund.

        (e) RSI shall have no obligation to direct the transfers described in Subsection (b) or (c) of this Section unless and until RSI receives either a favorable determination letter issued by the IRS as to the qualified status of the REX Savings Plan or any REX Defined Contribution Plan under Section 401(a) of the Code or an opinion of counsel to REX that the REX Savings Plan or any REX Defined Contribution Plan meets the requirements of Section 401(a) of the Code as to form. The REX Savings Plan Trustee or the trustee of any REX Defined Contribution Plan shall have no obligation to accept any transfer from SSRIP or the Stock Bonus Plan unless and until REX and the REX Savings Plan Trustee and/or the trustee of any REX Defined Contribution Plan receives copies of favorable determination letters issued by the IRS as to the qualified status of SSRIP and the Stock Bonus Plan or an opinion of counsel to RSI that SSRIP and the Stock Bonus Plan each meet the requirements of Section 401(a) of the Code as to form.

        (f) As of the Effective Date, SSRIP and the Stock Bonus Plan shall provide that an individual who is an employee of REX on January 1, 1996 shall not be eligible to commence receiving benefits from SSRIP and/or the Stock Bonus Plan, as applicable, until he or she terminates employment with REX after December 31, 1995.

        (g) RSI and members of its Controlled Group shall jointly and severally indemnify REX and members of its Controlled Group and hold each of them harmless from and against any liability, tax, loss, damage, claim, judgement, fine, penalty, amount paid in settlement, cost or expense, including the fees and expenses of counsel suffered by any of them in respect of or arising out of any such transfer.

        2.3 REX Pension Plan. (a) REX shall implement, as of the Effective Date, the REX Pension Plan, a qualified defined benefit plan substantially similar to the RSI Pension Plan for the benefit of REX Employees. REX Employees who participate in the RSI Pension Plan as of December 31, 1995 shall be eligible for immediate participation in the REX Pension Plan as of the Effective Date. REX Employees shall be credited under the REX Pension Plan, for eligibility and vesting purposes, with the service credited to them under the RSI Pension Plan. A REX Employee shall be credited under the REX Pension Plan, for benefit accrual purposes, with the service credited to him or her under the RSI Pension Plan only if a transfer described in Subsection (b) of this Section is made with respect to such REX Employee. On and after the Effective Date, the RSI Pension Plan shall retain all liabilities and obligations for benefits attributable to employees of REX who terminated employment with REX prior to the Effective Date.

        (b) As soon as practicable after the Effective Date, RSI shall cause the RSI Pension Plan Trustee to segregate within the RSI Pension Plan Trust the Segregated Pension Assets (as defined in the following sentence) determined to be allocable as of December 31, 1995 with respect to accrued benefits of REX Employees and Alternate Payees as of such date. For purposes of the preceding sentence, the Segregated Pension Assets allocable as of December 31, 1995 with respect to accrued benefits of REX Employees and Alternate Payees shall mean assets with a value equal to the present value as of December 31, 1995 of the benefits of the REX Employees and Alternate Payees under the RSI Pension Plan, on a projected benefit obligation basis for purposes of Financial Accounting Standards Board, Statement No. 87, "Employers' Accounting for Pensions", using a 7 3/4% discount rate and the 1983 Group Annuity Mortality Table (separately for males and females), but not less than the minimum required under Section 414(l) of the Code.


        (c) As soon as practicable after the Effective Date, RSI and REX shall make or cause to be made all required filings and submissions to appropriate governmental and regulatory authorities and all necessary or appropriate amendments to the RSI Pension Plan and the REX Pension Plan, and shall take all other steps necessary and appropriate, to permit the transfer of the Segregated Pension Assets from the RSI Pension Plan Trustee to the REX Pension Plan Trustee. As soon as practicable after the filings, submissions, amendments and other steps described in this Subsection are completed, and after the expiration of any waiting periods imposed under applicable law, RSI shall direct the RSI Pension Plan Trustee to transfer to the REX Pension Plan Trustee, and REX shall direct the REX Pension Plan Trustee to accept assets of the RSI Pension Plan equal to (1) the Segregated Pension Assets, as adjusted for contributions, benefit payments, expenses and investment experience through the date of such transfer. Such transfer shall be in cash, securities or other property or a combination thereof, as reasonably determined by RSI and acceptable to the REX Pension Plan Trustee. After such transfer, each REX Employee and Alternate Payee for whom such transfer was made shall be credited with benefits under the REX Pension Plan attributable to service prior to the Effective Date at least equal to his or her accrued benefit under the RSI Pension Plan, and the RSI Pension Plan shall have no further obligations with respect to such accrued benefit. RSI and REX shall prepare a list, certified by a duly authorized officer of each, of all REX Employees and Alternate Payees with respect to which a transfer pursuant to this Subsection has been made.

        (d) RSI shall have no obligation to direct the transfer described in Subsection (c) of this Section unless and until RSI receives either a favorable determination letter issued by the IRS as to the qualified status of the REX Pension Plan under Section 401(a) of the Code or an opinion of counsel to REX that the REX Pension Plan meets the requirements of Section 401(a) of the Code as to form. The REX Pension Plan Trustee shall have no obligation to accept any transfer from the RSI Pension Plan unless and until REX and the REX Pension Plan Trustee receives either a favorable determination letter issued by the IRS as to the qualified status of the RSI Pension Plan under Section 401(a) of the Code or an opinion of counsel to RSI that the RSI Pension Plan meets the requirements of Section 401(a) of the Code as to form.

        (e) The REX Pension Plan shall be a continuation of the RSI Pension Plan as to the REX Employees for whom the transfer described in Subsection (c) of this Section was made and the transfer of assets and liabilities from the RSI Pension Plan to the REX Pension Plan and the REX Pension Plan Trustee pursuant to this Agreement shall not be deemed a termination or partial termination of the RSI Pension Plan.

        (f) In the event a former employee of RSI who participated in the RSI Pension Plan prior to the Effective Date becomes a REX Employee eligible to participate in the REX Pension Plan after the Effective Date, RSI and REX may agree that the liabilities of such individual and the assets attributable to such liabilities, in an amount which (based on the certification of the actuary for the Plans) meets the requirements of Section 414(l) of the Code and the regulations thereunder, will be transferred by the RSI Pension Plan Trustee from the RSI Pension Plan to the REX Pension Plan and the REX Pension Plan Trustee in the manner described in, and in compliance with, Section 414(l) of the Code and the regulations thereunder.

        (g) As of the Effective Date, the RSI Pension Plan shall provide that an individual who is an employee of REX on January 1, 1996 shall not be eligible to commence receiving benefits from the Plan until he terminates employment with REX after December 31, 1995. Until the completion of the transfer of assets and liabilities from the RSI Pension Plan to the REX Pension Plan and the REX Pension Plan Trustee described in Subsection (c) of this Section, benefits under the REX Pension Plan payable to a REX Employee thereunder shall be computed on the basis of his or her service with REX. On and after such transfer of assets and liabilities, benefits under the REX Pension Plan payable to a REX Employee thereunder shall be computed on the basis of his or her total service with RSI and REX, but shall be reduced by any benefits previously paid to such REX Employee under the RSI Pension Plan.

        2.4 REX Welfare Benefit Plans. (a) REX Medical Plan: As of the Effective Date, REX Employees (and their eligible dependent(s)) shall be covered by the REX Medical Plan, coverage under which shall be a continuation of the medical plan coverage provided to REX Employees and Transferred Employees immediately prior to the Effective Date. The REX Medical Plan made available to REX Employees and their dependent(s) as of the Effective Date shall waive any applicable waiting periods for coverage of REX Employees and their dependent(s) which did not exist with respect to such REX Employee or dependent(s) immediately prior to the Effective Date. The REX Medical Plan shall not contain, as of the Effective Date, any exclusion or limitation with respect to any pre-existing condition of any REX Employee or dependent(s) which did not apply with respect to such REX Employee or dependent immediately prior to the Effective Date. For purposes of the two preceding sentences, service with RSI prior to the Effective Date shall be taken into account for purposes of meeting any such waiting period or pre-existing condition exclusion or limitation.

        (b) REX Employee Medical Claims: (i) As of the Effective Date, the REX Medical Plan shall have sole responsibility for all obligations, financial and otherwise, with respect to medical claims for expenses incurred by REX Employees and their dependent(s) from and after the Effective Date; (ii) medical claims for expenses incurred by REX Employees and their dependent(s) prior to the Effective Date which remain unpaid as of the Effective Date shall be processed and paid by: (A) the RSI VEBA, through January 27, 1996; (B) Aetna Insurance Company from and after the Effective Date; and (C) REX's third party administrator from and after January 28, 1996. The total of the

1995 claims expense paid in 1996 will be charged against the portion of assets of the RSI VEBA allocated to REX as of December 31, 1995, said allocation to be calculated in accordance with the formula and procedure described in Subsection
(d) of this Section; and (iii) prior to December 31, 1996, the RSI VEBA, Aetna Insurance Company and REX's third party administrator will report to RSI the amount, in dollars, of REX 1995 medical claims paid in 1996. If the total of these claims paid is less than the REX allocation referred to in (ii) above, the difference shall be paid by REX to RSI.

        (c) Administrative Fees: REX shall pay to RSI administrative fees for the services specified in Subparagraph (A) of Paragraph (b)(ii) of this Section. Such fees will be determined by applying RSI's administrative costs for claims administration per employee, per accounting period of: medical - $9.47; dental - $2.06; vision - $0.55; prescription drugs - $1.10; flexible spending accounts - $5.46, to the number of REX employees in each of those accounts as of December 31, 1995.

        (d) Allocation of RSI VEBA Assets: The RSI VEBA assets will be allocated between RSI and REX by applying a ratio percentage to the total assets in the RSI VEBA on December 31, 1995. The ratio percentage will be a number equal to a fraction, the numerator of which shall be the total of claims paid, in dollars, on behalf of REX Employees under the RSI Medical Plan by the RSI VEBA through the first 12 periods of 1995, and the denominator of which shall be the total of claims paid, in dollars, under the RSI Medical Plan by the RSI VEBA through the first 12 periods of 1995. An estimated dollar amount for the claims paid on behalf of REX Employees under the RSI VEBA through January 27, 1996, shall be subtracted from the REX allocation as determined in the preceding sentence. The remaining balance of the REX allocation shall be paid to REX by the RSI VEBA in equal payments in the first, second and third periods of 1996.

        (e) Claim Appeals: As of the Effective Date, the REX Medical Plan shall have sole responsibility for the determination of claim appeals filed by REX Employees under the REX Medical Plan. Claim appeals filed by employees of REX under the RSI Medical Plan will be determined by the RSI Medical Plan.

        (f) Reimbursement Plans: (i) REX shall implement, as of the Effective Date, a flexible spending account plan, a dependent care reimbursement plan, a health care reimbursement plan and a pre-tax premium plan (collectively referred to as the "REX Reimbursement Plans") with provisions substantially similar to similar plans provided to REX Employees prior to the Effective Date; and (ii) Plan Year 1995 forfeitures under the Roadway Services, Inc. Flex Plan, Health Care Reimbursement Plan and Dependent Care Reimbursement Plan, attributable to REX Employees shall be used to offset administrative expenses attributable to the participation of employees of REX in such Plans.

        2.5 Nonqualified Plans. (a) From and after the Effective Date, REX shall and hereby does assume all liabilities with respect to REX Employees who are, as of the Effective Date, participants under the RSI Stock Award Plan, the RSI Excess Plan and the RSI 401(a)(17) Plan. With respect to the RSI Stock Award Plan, to the extent REX Employees convert basic stock credits awarded under the RSI Stock Award Plan to cash and restricted book value shares of RSI, REX agrees to provide payment to RSI in connection with such conversion as soon as practicable but in any event within 30 days of notification by RSI of such conversion, in an amount equal to the value of such cash and restricted book value shares. RSI shall provide to REX a list, certified by a duly authorized officer of RSI, of all REX Employees who are participants in such Plans. As of the Effective Date, REX shall establish similar plans under which each REX Employee eligible to participate therein shall be credited with his or her term of service with RSI for all purposes and such service shall be deemed for all purposes to be service with REX. On and after the Distribution Date REX may establish such other nonqualified plans for REX Employees as REX may determine are appropriate.

        (b) From and after the Effective Date, RSI shall and hereby does assume all liabilities with respect to individuals employed by RSI as of the Effective Date who hold stock credits previously granted by REX.

        2.6 Liabilities to REX Employees. REX shall assume sole responsibility for (a) payments of any and all wages, vacation pay, bereavement pay, jury duty pay, disability income, supplemental unemployment benefits, fringe benefits or other perquisites of employment, or similar benefits, payroll taxes and other payroll related expenses, (b) workers' compensation claims or related litigation claims, (c) claims filed with the equal Employment Opportunity Commission or related litigation claims and (d) other similar employment-related claims, in any such case arising out of or relating to (i) the employment of the REX Employees prior to the Distribution Date or (ii) the employment of former employees whose employment with REX or RSI or the

Controlled Group of either terminated on or before the Distribution Date.

        2.7 At Will Employment. Nothing in this Agreement shall limit the at will nature of the employment of any of the REX Employees who do not have any other contractual rights with respect to employment by REX or the right of RSI or REX to alter or terminate any employee benefit plan.

        2.8 Severance. RSI and REX agree that with respect to individuals who, in connection with the Distribution, cease to be employees of RSI and become employees REX on the day after the Distribution, such cessation shall not be deemed a severance of employment from RSI for purposes of the RSI Severance Pay Plan. RSI shall assume and be solely responsible for, and shall indemnify REX against, all liabilities and obligations whatsoever in connection with claims made by or on behalf of REX Employees who are former employees of RSI in respect of severance pay and similar obligations relating to the termination or alleged termination of any such person's employment from RSI before the Distribution Date.

                                  ARTICLE III

                       Access and Sharing of Information

        3.1 Sharing of Information. RSI agrees to provide REX, as soon as practicable after the Effective Date (with the cooperation of REX to the extent that relevant information is in the possession of REX), with a list of the REX Employees who were, to the best knowledge of RSI, participants in or otherwise entitled to benefits under SSRIP or the RSI Pension Plan immediately prior to the Effective Date, together with a listing of each such REX Employee's term of service for eligibility, vesting and benefit accrual purposes under such Plans and a listing of each such REX Employee's accrued benefit under the RSI Pension Plan. RSI shall, as soon as practicable after the Effective Date, provide REX with such additional information (in the possession of RSI and not already in the possession of REX) as may be reasonably requested by REX and necessary in order for REX to establish and administer effectively the REX Pension Plan and the REX Savings Plan.

        3.2 Access to Information. (a) From and after the Effective Date each party hereto shall afford the other party and its accountants, counsel and other designated representative reasonable access (including using reasonable efforts to give duplicating rights during normal business hours) to all records, books, contracts, instruments, computer data and other data and information in such party's possession relating to the business and affairs of such other party (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other party including, without limitation, for audit, accounting and litigation purposes and administration of employee benefit plans, as well as for purposes of fulfilling disclosure and reporting obligations.

        (b) For a period of up to 24 months from and after the Distribution Date, each party shall make available to the other during normal business hours and in a manner which will not unreasonably interfere with such party's business, its financial, tax, accounting, legal, employee benefits and such other staff and services to the extent that the same may be reasonably required in connection with the preparation of tax returns, audits, claims, administration of employee benefit plans and otherwise to assist in effecting an orderly transition following the Distribution.

                                   ARTICLE IV

                                 Miscellaneous

        4.1 Complete Agreement. This Agreement, together with the Distribution Agreement, and the exhibits thereto, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

        4.2 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof shall be governed by the internal laws of the State of Ohio, without regard to the conflicts of law principles thereof.

        4.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, mailed by registered or certified mail (return receipt requested) or sent by telecopy or by a recognized overnight courier service, addressed as follows:

         If to RSI:

                 Roadway Services, Inc.
                 1077 Gorge Boulevard
                 Akron, Ohio 44310

                 Attention:  General Counsel

         If to REX:

                 Roadway Express, Inc.
                 1077 Gorge Boulevard
                 Akron, Ohio  44309

                 Attention: General Counsel
or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section.

        4.4 Amendment. This Agreement may be amended, modified or supplemented only by a written agreement signed by all the parties hereto.

        4.5 Waiver. No waiver by any party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

        4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument and all of which together shall constitute one and the same instrument.

        4.7 Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

        4.8 Termination. Notwithstanding any provision hereof, this Agreement may be terminated at any time prior to the Distribution. Any termination of the Distribution Agreement shall result in the termination of this Agreement. In the event of such termination, no party hereto shall have any liability to any person by reason of this Agreement.

        4.9 No Third Party Beneficiary. Nothing in this Agreement, express or implied, shall confer on any person other than the parties any rights or remedies under or by virtue of this Agreement.

        4.10 Dispute Resolution. Any dispute between the parties concerning the performance of this Agreement which cannot be resolved by good faith negotiation of the parties shall be determined in accordance with the provisions of the ADR Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        ROADWAY SERVICES, INC.



                                        By:
                                           -------------------

                                        ROADWAY EXPRESS, INC.



                                        By:
                                           -------------------

                                                                        ANNEX 5


             TRADEMARK, TRADE NAME AND TRADE DRESS LICENSE AGREEMENT

         THIS TRADEMARK, TRADE NAME AND TRADE DRESS LICENSE AGREEMENT (the "Agreement") is made as of the 2nd day of January, 1995 (the "Effective Date"), by and between Roadway Express, Inc., a Delaware corporation with a place of business at 1077 Gorge Blvd., Akron, Ohio 43309 (the "Licensor") on the one hand, and Roadway Services, Inc., an Ohio corporation with a place of business at 1077 Gorge Blvd., Akron, Ohio 43309, and its subsidiaries (collectively, the "Licensee"), on the other hand.

                              W I T N E S S E T H:

         WHEREAS, the shareholders of Licensee approved the distribution by Licensee to holders of common stock of Licensee of at least 95% of the outstanding shares of common stock of Licensor, a wholly-owned subsidiary of Licensee, effectively separating Licensor and Licensee into two independent companies; and

         WHEREAS, Licensor owns the trademarks "ROADWAY" and the "R" Logo and registrations therefor in the United States and throughout the world, as identified in Exhibit A (such trademarks, and the registrations therefor, being hereinafter collectively referred to as the "Licensed Trademarks"); and

         WHEREAS, Licensor owns the trade dress currently used and associated with the Licensed Trademarks in the United States and throughout the world, such trade dress consisting essentially of the colors blue and orange or blue and yellow, and a depiction of a two lane highway forming a stylized letter "R" in the colors blue and orange or blue and yellow (such trade dress being hereinafter referred to as the "Licensed Trade Dress"); and

         WHEREAS, Licensor owns the trade name "Roadway" in the United States and throughout the world (such trade name being hereinafter referred to as the "Licensed Trade Name"; the Licensed Trademarks, Licensed Trade Dress and Licensed Trade Name are hereinafter sometimes collectively referred to as the "Licensed Marks"); and

         WHEREAS, as between Licensor and Licensee, Licensor is and has been the primary user of the Licensed Marks; and

         WHEREAS, Licensee has used and is continuing to use the Licensed Marks in its own composite trademarks and trade names, and owns applications and registrations for its composite trademarks in the United States, as identified in Exhibit B; and

         WHEREAS, Licensee has agreed that it shall begin to phase out its use of the Licensed Marks or any names, designs, logos, marks or trade dress confusingly similar thereto, or any variation or derivation thereof, except as may be permitted by the terms of this Agreement, and that it shall adopt a new name, trademark and trade dress which is not confusingly similar to or a variation or derivation of the Licensed Marks;

         THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration had and received, Licensor and Licensee hereby agree as follows:

         1.    Definitions

         1.1. As used herein, the term "Services" means nationwide and regional trucking, domestic and international air cargo services, express package delivery services, contract logistics services and related transportation services and activities identical or substantially identical to those which are being provided by Licensee in its business as of the Effective Date.

         2.    License Grants

         2.1. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee for the term of this Agreement a non-exclusive, non-assignable, royalty-free, fully paid-up license to use the Licensed Trade Name throughout the world in connection with the business of Licensee and the Services, provided that Licensee shall not use the Licensed Trade Name, or any name confusingly similar thereto, or any variation or derivation thereof, in any new corporate or entity name of Licensee or any affiliate of Licensee.

         2.2. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee for the term specified in Section 6.1 hereof a non-exclusive, non-assignable, royalty-free, fully paid-up license to use the Licensed Trademarks and Licensed Trade Dress throughout the world on or in connection with the Services, provided that such Services are rendered substantially in accordance with the specifications and standards of Licensee that are in existence on the Effective Date.

         3.    Quality Control

         3.1. During the term of this Agreement, Licensee shall (a) use the Licensed Marks only in a manner consistent with the past practice of Licensee, (b) maintain high quality standards for the Services consistent with Licensee's current quality standards and (c) maintain a business reputation and conduct its business in accordance with standards generally acceptable to the business community, as reasonably determined by Licensor.

         3.2. In addition to the restrictions of Section 3.1 hereof, Licensee agrees to use the Licensed Trademarks and Licensed Trade Dress only on or in connection with Services rendered in strict accordance with the proviso of
Section 2.2 hereof. Licensee shall not provide under the Licensed Trademarks or Licensed Trade Dress any Services which are not rendered in accordance with said proviso.

         3.3. If, at any time, any Services provided by or for Licensee shall, in the sole opinion of Licensor, fail to conform to the applicable standards of quality referred to in Sections 3.1 or 3.2 hereof, Licensee agrees, at its own expense, to take such action as Licensor directs in writing, including but not limited to cessation of further sale, distribution, advertising and promotion of such Services under the Licensed Marks, and/or removal of the Licensed Trademarks (if any) from all advertising and promotional materials in connection with such non-conforming Services. Licensee shall fully indemnify and hold harmless Licensor against any and all claims, losses, damages or liability asserted or sustained by third parties on account of the providing of any such non-conforming Services, in accordance with the procedures set forth in Section 7.4 hereof.

         4.    Additional Rules of Use

         4.1 Licensee is authorized to use the Licensed Marks only as provided in this Agreement. On or about the Effective Date of this Agreement, Licensee shall begin a gradual phase-out of its use of the Licensed Marks, with such use to cease upon expiration or termination of this Agreement. Licensee shall not adopt, use or attempt to register any name, mark, logo or trade dress which is confusingly similar to or a variation or derivation of the Licensed Marks.

         4.2. Licensee agrees to use the Licensed Marks in a manner which is consistent with the current use of said marks by Licensee. Any form of use of the Licensed Marks not consistent with current practice may be adopted by Licensee only upon prior written approval by Licensor. From time to time upon reasonable request by Licensor, Licensee shall send to Licensor representative specimens showing the use of the Licensed Marks by Licensee.

         4.3. Licensee shall comply with all laws and regulations pertaining to the proper use and designation of the Licensed Marks, including without limitation, where applicable, use of the notice "(R)" for the Licensed Trademarks. Licensor's ownership of the Licensed Trademarks shall be clearly shown as appropriate on all labels, signs, cartons, advertising and printed materials used in connection with the Services and containing the Licensed Trademarks by the following legend:

         "ROADWAY(R) [or the R(R) Logo] is a trademark owned and licensed by Roadway Express, Inc."

         5.    Ownership; Infringement

         5.1. Licensee acknowledges the validity of the Licensed Marks and Licensor's ownership and title thereto, and agrees that any and all rights that might be acquired by use of the Licensed Marks by Licensee shall inure to the sole benefit of Licensor. Licensee further agrees not to adopt or use, claim adversely to Licensor or register in any country any trademarks, service marks, trade dress or trade names resembling or confusingly similar to any of the Licensed Marks, or any variation or derivation thereof, or any rights or interests thereto. If Licensor notifies Licensee of any such confusion or risk of confusion, Licensee agrees to immediately take appropriate steps to avoid such confusion. Licensee shall not represent in any manner that it has any ownership rights in the Licensed Marks.

         5.2 At or about the time that Licensee completes its phase-out of its use of the Licensed Marks, but in no event subsequent to the expiration or termination of this Agreement, Licensee shall file with the United States Patent and Trademark Office such documents as required to (a) abandon Licensee's pending trademark applications identified in Exhibit B, and (b) surrender Licensee's rights in and to Licensee's trademark registrations identified in Exhibit B. Nothing in this Agreement shall be construed to prohibit Licensee from filing new trademark applications to register Licensee's own marks, provided such applications do not incorporate any of the Licensed Marks.

         5.3. Licensee shall give Licensor notice of any known or presumed infringements any of the Licensed Marks, and Licensee shall cooperate in all reasonable respects with Licensor for the protection of the Licensed Marks. If Licensor decides to enforce the Licensed Marks against an infringer, all costs incurred and recoveries made shall be for the account of Licensor.

         5.4. Licensee shall not institute any legal proceeding involving any of the Licensed Marks. Licensor shall have the sole discretion to determine when, and if, any legal action shall be taken involving the Licensed Marks. If the resolution of any such action, whether voluntary or involuntary, precludes the use of the Licensed Marks in connection with one or more of the Services, this Agreement shall terminate as to such Service(s) without any liability from Licensor to Licensee.

         5.5. Nothing in this Agreement shall be construed as prohibiting or limiting Licensee from adopting or using any designations or trademarks in relation to the Services which are not confusingly similar to, or a variation or derivation of, the Licensed Marks.

         6.    Term

         6.1.  Unless this Agreement is previously terminated in accordance with
Section 6.3 or 6.4 hereof, the license to use the Licensed Trademarks and Licensed Trade Dress granted to Licensee under Section 2.2 hereof shall terminate as promptly as practicable but in no event later that thirty-six (36) months from the Effective Date. Upon termination of such license, (a) Licensee shall cease all use of the Licensed Trademarks and Licensed Trade Dress or any trademark or trade dress confusingly similar thereto, and any variation or derivation thereof, and (b) Licensee shall cease to use, directly or indirectly, or completely and permanently obliterate or remove all markings on assets and properties of Licensee such as, without limitation, vehicles, products, packaging materials, labels and literature, that use the Licensed Trademarks or Licensed Trade Dress, or any trademark or trade dress confusingly similar thereto, and any variation or derivation thereof.

         6.2.  Unless previously terminated in accordance with Sections 6.3 or
6.4 hereof, and subject to the earlier
termination provisions of Section 6.1 hereof, this Agreement shall terminate as promptly as practicable but in no event later than thirty-six (36) months from the Effective Date. Upon termination, the license to use the Licensed Trade Name granted to Licensee under Section 2.1 hereof shall cease forthwith, and Licensee shall thereupon (a) cease all use of the Licensed Trade Name or any trade name confusingly similar thereto, and any variation or derivation thereof, (b) cease to use, directly or indirectly, or completely and permanently obliterate or remove all markings on assets and properties of Licensee such as, without limitation, vehicles, signs, packaging materials, stationery, business cards and literature, that use the Licensed Trade Name, or any trade name confusingly similar thereto, and any variation or derivation thereof, except for existing books, records and documents of Licensee which are retained solely for record-keeping purposes, and (c) give notice of changes in all registrations or other listings using the Licensed Trade Name, any trade name confusingly similar thereto, and any variation or derivation thereof, deleting the Licensed Trade Name therefrom.

         6.3. In the event Licensee does not comply with any provision of this Agreement and Licensor elects to give Licensee written notice of such non-compliance, Licensee shall have thirty (30) days from the receipt of such notice to remedy the breach. If the breach is not remedied within such thirty
(30) day period, Licensor shall have the right to terminate this Agreement at any time thereafter by giving Licensee written notice of such termination, whereupon Licensee shall cease all use of the Licensed Marks.

         6.4. This Agreement may also be terminated by written notice from Licensor to Licensee in the event Licensee becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to, a suit for appointment of a receiver; or is dissolved or liquidated.

         7.    Indemnification

         7.1 The indemnification provisions in the Distribution Agreement entered into by the parties shall govern this Agreement.

         8.    Injunctive Relief

         Any disputes which may arise between the parties under this Agreement shall be resolved in accordance with the terms of the Alternative Dispute Resolution Agreement between the parties, provided, however, that Licensee acknowledges that Licensor shall be entitled, without the necessity of proving actual damages or posting any bond, to injunctive relief against Licensee for any breach of this Agreement.

         9.    Assignment or Sublicense

         9.1. This Agreement or any rights hereunder may not be assigned, sublicensed or otherwise transferred by Licensee, whether by operation of law or otherwise, without the prior written consent of Licensor, and any attempted assignment or transfer without such consent shall be null and void; provided, however, that Licensor shall not unreasonably withhold its consent to any proposed sublicense to any majority-owned or wholly-owned direct or indirect subsidiary of Licensee that agrees in writing to be bound by the terms and conditions of this Agreement.

         9.2. Licensor reserves the right to assign this Agreement in whole or in part with any transfer of any of the Licensed Marks.

         10.   Amendment

         This Agreement may be amended only by a writing executed by each of the parties hereto.

         11.   Entire Agreement

         This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties.

         12.   Governing Law

         This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Ohio.

         13.   Notices

         Any notice, request or other communication required or permitted hereunder shall be in writing, (including telefax or similar writing) and shall be given to the parties at their respective addresses set forth below:

     If to Licensor, to:        General Counsel
                                Roadway Express, Inc.
                                1077 Gorge Blvd.
                                Akron, Ohio  43309

     If to Licensee, to:        General Counsel
                                Roadway Services, Inc.
                                1077 Gorge Blvd.
                                Akron, Ohio  43309

or such other address or telefax number as such party may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telefax, when such telefax is transmitted to the telefax number specified above and the appropriate confirmation is received, and a written confirmation is sent by U.S. Mail, postage prepaid, or (ii) if given by any other written means, when delivered at the address specified in this Section 14.

         14.   Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         15.   Waiver

         Any waiver by any party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for herein by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

         16.   Third Parties

         Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Licensor and Licensee any rights or remedies under or by reason of this Agreement.

         17.   Headings

         The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.



                                                 ROADWAY EXPRESS, INC.



                                                 By
                                                    ----------------------------
                                                    Its
                                                        ------------------------



                                                 ROADWAY SERVICES, INC.



                                                 By
                                                    ----------------------------
                                                    Its
                                                        ------------------------

                                    EXHIBIT A

    Mark                    Reg. No.                   Jurisdiction
    ----                    --------                   ------------
ROADWAY R                   1,068,287                  U.S.

ROADWAY                     1,050,952                  U.S.

QUIKTRAK ROADWAY            1,288,109                  U.S.

R ROADWAY                   33,412                     Texas

ROADWAY-R ROADWAY                                      Tennessee

ROADWAY                     14,525                     Oklahoma

R ROADWAY                   5,593                      Missouri

ROADWAY                                                Mississippi

ROADWAY                     341,077                    Louisiana

ROADWAY                                                Kansas

R-ROADWAY                   3,582                      Arkansas

                                    EXHIBIT B

      Mark                          Reg./App. No.    Jur.    Owner
      ----                          -------------    ----    -----
ROADWAY TELEMARKETING               74/635,885       U.S.    Roadway Package
                                                             System, Inc.

RGA ROADWAY GLOBAL AIR              74/390,123       U.S.    Roadway Global
                                                             Air, Inc.

RPS ROADWAY PACKAGE                 1,572,445        U.S.    Roadway Package
    SYSTEM                                                   System, Inc.

RS ROADWAY SERVICES                 1,398,775        U.S.    Roadway
                                                             Services, Inc.

                                                                        ANNEX 6


                          LIKE-KIND EXCHANGE AGREEMENT


          THIS LIKE-KIND EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of the 2nd day of January, 1996 by and between ROADWAY EXPRESS, INC., a Delaware corporation ("REX"), and SERVICES DEVELOPMENT CORPORATION, a Delaware corporation ("SDC").

                              W I T N E S S E T H:

          WHEREAS, REX is the owner in fee simple of an approximately 20.68 acre parcel of land improved with a 151 door truck terminal (the "REX Terminal") situated in Mecklenburg County, North Carolina and commonly known as 5201 & 5221 Sunset Road, Charlotte, North Carolina, as more particularly described on Exhibit "A" attached hereto and made a part hereof;

          WHEREAS, SDC is the owner in fee simple of an approximately 16.939 acre parcel of land improved with a 66 door truck terminal (which currently is being expanded to contain 96 doors) (the "SDC Terminal") situated in Mecklenburg County, North Carolina and commonly known as 1200 Amble Drive, Charlotte, North Carolina, as more particularly described on Exhibit "B" attached hereto and made a part hereof;

          WHEREAS, the REX Terminal is too large for the operations of REX and the SDC Terminal is too small for the operations of SDC's intra-company tenant, Spartan Express, Inc. ("Spartan");

          WHEREAS, REX desires to exchange the REX Terminal for the SDC Terminal and to receive in cash from SDC the amount by which the fair market value of the REX Terminal exceeds the fair market value of the SDC Terminal (as expanded); and

          WHEREAS, SDC desires to exchange the SDC Terminal for the REX Terminal and to pay in cash to REX the amount by which the fair market value of the REX Terminal exceeds the fair market value of the SDC Terminal;

          NOW, THEREFORE, in consideration of their mutual covenants hereinafter set forth, the parties agree as follows:

          1. Exchange. REX agrees to convey the REX Terminal to SDC and SDC agrees to convey the SDC Terminal to REX. REX and SDC agree that, based upon appraisals prepared by The Valuation Group in October 1995, the fair market values of the REX Terminal and of the SDC Terminal (as expanded) are as follow:



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE

                  REX Terminal                  $3,125,000.00
                  SDC Terminal                  $2,010,000.00

Therefore, at closing SDC shall pay to REX cash in the amount of $1,115,000.00 (the "Cash Payment") to cover the difference between the fair market value of the REX Terminal being conveyed by REX to SDC and the fair market value of the SDC terminal (as expanded) being conveyed by SDC to REX. REX acknowledges that the transaction contemplated by this Agreement may result in a recognized gain to REX in the amount of the Cash Payment and agrees to pay the tax liability resulting therefrom.

          2. Improvement Work. (a) The parties acknowledge that SDC currently is causing the SDC Terminal to be expanded from 66 doors to 96 doors and is causing certain other improvements to be made thereto, all as more particularly described on Exhibit "C" attached hereto and made a part hereof (the "SDC Terminal Work"). The parties do not desire to close the exchange transaction contemplated by this Agreement until such time as the SDC Terminal Work shall have been completed. SDC shall work diligently to cause the SDC Terminal Work to be completed at its expense as soon as is reasonably practicable, in a good and workmanlike manner and in compliance with all applicable laws. REX shall have the right to consult with SDC regarding change orders to the SDC Terminal Work to expand the size of the driver's restroom and the office space (the "Change Order Work") and SDC shall cooperate with REX in any reasonable manner in connection therewith, provided that promptly upon completion of the Change Order Work REX shall reimburse SDC in cash for any increased construction or other costs incurred by SDC in connection therewith. Subject to delays caused by matters beyond its reasonable control, SDC expects that the SDC Terminal Work (exclusive of the Change Order Work) shall be completed no later than February 29, 1996 (the date of actual completion, which may be earlier or later than such target date, being the "Completion Date"), and SDC promptly shall notify REX in writing when the Completion Date occurs. SDC shall cause any Change Order Work which shall not have been completed by the Completion Date to be completed promptly following the Completiom Date, the parties acknowledging that completion of the Change Order Work shall not be a condition precedent to the closing of the exchange transaction and that such completion may occur after the Closing Date.

          (b) At any time prior to the Closing Date, SDC or Spartan and their respective employees and agents may enter upon the REX Terminal and construct or cause to be constructed, at their expense, perimeter fencing around the REX Terminal. Such work shall be performed in compliance with all applicable laws



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE
and in a manner so as not to unreasonably interfere with REX's operations at the REX Terminal.

          3. Escrow Agent. A title insurance agent located in Charlotte, North Carolina and mutually acceptable to SDC and REX shall be the escrow agent (the "Escrow Agent") hereunder. This Agreement shall serve as escrow instructions to the Escrow Agent subject to its Standard Conditions of Acceptance of Escrow, provided that this Agreement shall govern in the event of any conflict between such Standard Conditions and any of the terms hereof.

          4. Title Commitment. (a) The parties shall, within ten (10) days of the Effective Date (as defined in Section 23 hereof), cause the Escrow Agent to obtain and deliver to each of the parties separate commitments by a title insurance company for which Escrow Agent is an agent to issue policies of title insurance (ALTA Form B, October 17, 1970 if available) covering the REX Terminal (the "REX Terminal Title Commitment"), on the one hand, and the SDC Terminal (the "SDC Terminal Title Commitment"), on the other hand (collectively, the "Title Commitments"), in the amount of the respective fair market values thereof as set forth in Section 1 above, together with legible copies of all documents referenced therein.

          (b) Each of the parties shall execute such affidavits, certificates, and assurances as shall be required by the Escrow Agent for the Escrow Agent to issue the REX Terminal Title Policy and the SDC Terminal Title Policy (each as hereinafter defined) without certain of the standard preprinted exceptions. SDC shall be obligated to procure a survey of the REX Terminal, and REX shall be obligated to procure a survey of the SDC Terminal, if such party desires to have the remainder of the standard preprinted exceptions deleted from the REX Terminal Title Policy or the SDC Terminal Title Policy, respectively.

          5. Title Defects. (a) If any exception to title shall appear in the REX Terminal Title Commitment which would materially adversely affect SDC's use and enjoyment of the REX Terminal for its operations or the operations of Spartan, and if SDC notifies REX of its objection thereto within seven (7) days following its receipt of the REX Terminal Title Commitment, REX shall have a period not exceeding fifteen (15) days from the date of such notice to cure or remove such exception at REX's expense (except for any lien for the payment of money, including without limitation mechanics' and materialmen's liens, which REX shall cause to be removed on the Closing Date). If REX shall be unable or unwilling to cure or remove any such exception, REX shall forthwith give written notice to SDC of REX's inability or unwillingness and SDC shall have the option, exercisable within



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE
seven (7) days after receipt of such notice, either (a) to accept title to the REX Terminal subject to such exception(s) without modification or impairment of this Agreement, or (b) to terminate this Agreement.

          (b) If any exception to title shall appear in the SDC Terminal Title Commitment which would materially adversely affect REX's use and enjoyment of the SDC Terminal for its operations, and if REX notifies SDC of its objection thereto within seven (7) days following its receipt of the SDC Terminal Title Commitment, SDC shall have a period not exceeding fifteen (15) days from the date of such notice to cure or remove such exception at SDC's expense (except for any lien for the payment of money, including without limitation mechanics' and materialmen's liens, which SDC shall cause to be removed on the Closing
Date). If SDC shall be unable or unwilling to cure or remove any such exception, SDC shall forthwith give written notice to REX of SDC's inability or unwillingness and REX shall have the option, exercisable within seven (7) days after receipt of such notice, either (a) to accept title to the SDC Terminal subject to such exception(s) without modification or impairment of this Agreement, or (b) to terminate this Agreement.

          6. Closing Date. The closing date (the "Closing Date") for this transaction (i.e., the date of transfer of title hereunder) shall be ten (10) days following the Completion Date, subject to postponement in order for either or both of the parties to exercise its options pursuant to Section 5.

          7. Prorations. General real estate taxes and special assessments, if any, and all utility charges shall be prorated between REX and SDC as of the Closing Date.

          8. Title Policy. (a) On the Closing Date, the Escrow Agent shall be in a position to issue to SDC a policy of title insurance for the REX Terminal (the "REX Terminal Title Policy") in accordance with the REX Terminal Title Commitment insuring that SDC has good and marketable fee simple title to the REX Terminal at the time of transfer of title, subject to the exceptions accepted by SDC or the exceptions to which SDC has no right to object or has failed to object pursuant to Section 5 hereof. In the event that SDC elects to obtain the REX Terminal Title Policy, the cost of the premium for the REX Terminal Title Policy shall be paid by SDC.

          (b) On the Closing Date, the Escrow Agent shall be in a position to issue to REX a policy of title insurance for the SDC Terminal (the "SDC Terminal Title Policy") in accordance with the SDC Terminal Title Commitment insuring that REX has good and marketable fee simple title to the SDC Terminal at the time of



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE
transfer of title, subject to the exceptions accepted by REX or the exceptions to which REX has no right to object or has failed to object pursuant to Section 5 hereof. In the event that REX elects to obtain the SDC Terminal Title Policy, the cost of the premium for the SDC Terminal Title Policy shall be paid by REX.

          9. Deposits into Escrow. On or before the Closing Date, REX shall deposit or cause to be deposited with the Escrow Agent:

          (a) a good and sufficient limited or special warranty deed (the "REX Terminal Deed") conveying to SDC fee simple marketable title to the REX Terminal free and clear of all restrictions, conditions, liens, encumbrances or encroachments except those which SDC has agreed to accept or those to which SDC has no right to object or has failed to object pursuant to Section 5 hereof;

          (b) such funds and other instruments, in recordable form or otherwise, as are required by this Agreement or which reasonably may be required by the Escrow Agent as a condition of the closing of the escrow; and

          (c) a "non-foreign seller" affidavit as required by Section 1445 of the Internal Revenue Code of 1986, as amended.

On or before the Closing Date, SDC shall deposit with the Escrow Agent:

          (a) a good and sufficient limited or special warranty deed (the "SDC Terminal Deed") conveying to REX fee simple marketable title to the SDC Terminal free and clear of all restrictions, conditions, liens, encumbrances or encroachments except those which REX has agreed to accept or those to which REX has no right to object or has failed to object pursuant to Section 5 hereof;

          (b) the Cash Payment (by wire transfer or certified or cashier's check) and such other funds and other instruments, in recordable form or otherwise, as are required by this Agreement or which reasonably may be required by the Escrow Agent as a condition of the closing of the escrow; and



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE

          (c) a "non-foreign seller" affidavit as required by Section 1445 of the Internal Revenue Code of 1986, as amended.

          10. Actions by Escrow Agent. On the Closing Date, if all the funds and documents set forth in Section 9 hereof have been delivered to the Escrow Agent and if the Escrow Agent is in a position to issue (and will issue if SDC and REX, as applicable, shall elect) the REX Terminal Title Policy and the SDC Terminal Title Policy as described in Section 8 hereof, the Escrow Agent shall:

          (a) cause the REX Terminal Deed and SDC Terminal Deed to be filed for record;

          (b) (i) in the event that SDC so elects, cause the issuance and delivery to SDC of the REX Terminal Title Policy, as described in
               Section 8 hereof, and charge to the account of SDC the cost of the title insurance premium therefor, and (ii) charge to the account of SDC the cost of the title examination for the REX Terminal;

          (c) (i) in the event that REX so elects, cause the issuance and delivery to REX of the SDC Terminal Title Policy, as described in
               Section 8 hereof, and charge to the account of REX the cost of the title insurance premium therefor, and (ii) charge to the account of REX the cost of the title examination for the SDC Terminal;

          (d) charge to the account of SDC one-half (1/2) of its escrow fee, the cost of recording the REX Terminal Deed and any instruments required in order to clear title to the SDC Terminal, any applicable transfer fees and transfer taxes applicable to the conveyance of the SDC Terminal, and all other sums properly chargeable against SDC hereunder; and

          (e) charge to the account of REX one-half (1/2) of its escrow fee, the cost of recording the SDC Terminal Deed and any instruments required in order to clear title to the REX Terminal, any applicable transfer fees and transfer taxes applicable to the conveyance of REX Terminal, and all other sums properly chargeable against REX hereunder.

The Escrow Agent shall deliver to SDC the recorded REX Terminal Deed, the REX Terminal Title Policy (if SDC elects to obtain the same), and its escrow statement in duplicate showing all the



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE
charges and credits affecting the account of SDC. The Escrow Agent shall deliver to REX the recorded SDC Terminal Deed, the SDC Terminal Title Policy (if REX elects to obtain the same), and its escrow statement in duplicate showing all charges and credits affecting the account of REX.

          11.  Representations, Warranties and Covenants.

          (a)  REX represents, warrants and covenants that, as of the Effective
Date:

          (i) REX has complete and unrestricted power and authority to execute and perform this Agreement and to convey the REX Terminal to SDC;

         (ii) there are no lawsuits pending or threatened with respect to the REX Terminal; and

        (iii) REX has not received any notice that the REX Terminal or any part thereof is in violation of any statute, ordinance, code or regulation of any governmental authority.

          (b)  SDC represents, warrants and covenants that, as of the Effective
Date:

          (i) SDC has complete and unrestricted power and authority to execute and perform this Agreement and to convey the SDC Terminal to REX;

         (ii) there are no lawsuits pending or threatened with respect to the SDC Terminal; and

        (iii) SDC has not received any notice that the SDC Terminal or any part thereof is in violation of any statute, ordinance, code or regulation of any governmental authority.

          (c) The parties covenant that the representations and warranties set forth in this Section 11 shall be true and correct on the Closing Date, as if then made, and shall survive the closing of the transaction contemplated hereby.

          12. Environmental. (a) REX shall indemnify and hold SDC harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including without limitation remediation costs and reasonable attorneys' and consultants' fees, arising out of or with respect to the presence in, on or under the REX Terminal of any materials classified as toxic or hazardous under applicable federal, state



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE
or local laws, ordinances or requirements of governmental authorities with competent jurisdiction, but only to the extent that the presence of such materials is as the result of any actions of REX or its officers, employees, agents, contractors or invitees.

          (b) SDC shall indemnify and hold REX harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including without limitation remediation costs and reasonable attorneys' and consultants' fees, arising out of or with respect to the presence in, on or under the SDC Terminal of any materials classified as toxic or hazardous under applicable federal, state or local laws, ordinances or requirements of governmental authorities with competent jurisdiction, but only to the extent that the presence of such materials is the result of any actions of SDC or Spartan or their officers, employees, agents, contractors or invitees.

          (c)  The parties covenant that the indemnities set forth in this
Section 12 shall survive the closing of the transaction contemplated hereby.

          13. Remedies. If either party (the "Defaulting Party") should breach any of its covenants, agreements, representations or warranties contained in this Agreement, or if said representations and warranties shall not be true and correct on the date hereof and on the Closing Date, then, provided that the other party (the "Non-Defaulting Party") is not in default hereunder and provided further that the Non-Defaulting Party has given the Defaulting Party ten (10) days written notice specifying the exact nature of such breach or failure and such breach or failure has not been cured within such period, the Non-Defaulting Party may (i) declare this Agreement terminated, and thereafter all rights and obligations of the parties hereunder shall be terminated, or (ii) enforce specific performance of the Defaulting Party's obligations under this Agreement. [Notwithstanding the foregoing, any and all disputes between the parties which may arise under this Agreement shall be resolved in accordance with the Alternative Dispute Resolution Agreement of even date herewith by and between Roadway Services, Inc. (SDC's parent corporation) and REX.]

          14. Possession. On the Closing Date, REX shall deliver to SDC possession of the REX Terminal free from any parties in possession or parties claiming any right of possession, and SDC shall deliver to REX possession of the SDC Terminal free from any parties in possession or parties claiming any right of possession.



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE

          15. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party.

          16. Notices. Any notice permitted or required to be given pursuant to the terms of this Agreement shall be deemed properly when hand-delivered, or three (3) days after deposit in the U.S. Mail (certified with return receipt requested), to the following addresses:

          If to SDC:      Services Development Corporation
                          c/o Caliber System, Inc.
                          1815 W. Market Street
                          Akron, Ohio  44313
                          Attn:  Real Estate Department

          If to REX:      Roadway Express, Inc.
                          1077 Gorge Boulevard
                          Akron, Ohio  44309
                          Attn:  Real Estate Department

          17. Real Estate Agent. REX and SDC each warrants and represents to the other that no broker, finder, real estate agent or other person has acted for either of them in connection with this Agreement or the transactions contemplated hereby or hereunder, and that no broker, finder, real estate agent or other person is entitled to any broker's, finder's or agent's fee, commission or other compensation in respect thereof based in any manner on any agreements, arrangements or understandings made by them. REX and SDC each agrees to indemnify, defend and hold the other harmless for any claims in connection with the foregoing, which agreement shall survive the closing of the transaction contemplated hereby.

          18. No Merger. All representations, warranties, covenants, terms and conditions herein contained shall survive the delivery and recording of the REX Terminal Deed and the SDC Terminal Deed and shall not be merged therein.

          19. Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          20. Entire Understanding. The parties mutually agree that no representations, promises or agreements except those contained herein have been made or relied upon.

          21. Governing Law. This Agreement shall be governed by the internal substantive laws of the State of North Carolina.



                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE

          22. Headnotes. The headnotes preceding each Section of this Agreement are for convenience and are not intended to interpret, expand or contract any of the terms hereof.

          23. Effective Date. This Agreement shall constitute an offer to exchange real property until such time as this Agreement has been fully signed and a copy hereof delivered to the Escrow Agent (the "Effective Date"), whereupon this Agreement shall be considered a binding agreement for the exchange of the REX Terminal for the SDC Terminal.

          24. Authority To Sign This Agreement. Each person signing this Agreement represents that he or she is authorized to execute this Agreement without the necessity of obtaining any other signature or approval, that, in the case of a party which is a corporation, the execution of this Agreement has been authorized by the Board of Directors of the corporation, and that this Agreement shall be fully binding on the party represented by such person.




                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE

          IN WITNESS WHEREOF, the parties hereto have set their hands the date and year first above written.

                                        "SDC"

                                        SERVICES DEVELOPMENT CORPORATION

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Its:
                                            ------------------------------



                                        "REX"

                                        ROADWAY EXPRESS, INC.

                                        By:
                                           -------------------------------
                                        Name:
                                             -----------------------------
                                        Its:
                                            ------------------------------




THE UNDERSIGNED HEREBY ACCEPTS THIS AGREEMENT AND AGREES TO SERVE AS THE ESCROW AGENT HEREUNDER IN ACCORDANCE WITH ALL OF THE TERMS HEREOF:

"ESCROW AGENT"

----------------------------------

By:
   -------------------------------
Name:
     -----------------------------
Its:
    ------------------------------





                                                                         SDC/REX
                                                              CHARLOTTE EXCHANGE

                                                                         ANNEX 7


                                  GROUND LEASE



                                 BY AND BETWEEN



                                             , LANDLORD
                        ---------------------


                                      AND


                                               , TENANT
                         ----------------------




                          Dated as of January 2, 1996




                     Premises Situated in
                                          ----------------




NOTE: APPROPRIATE CHANGES WILL BE MADE TO ADAPT THIS GROUND LEASE FORM FOR USE AS THE FORM FOR THE LONG-TERM LEASES OF IMPROVED REAL PROPERTY.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
I.       GRANT AND PREMISES  . . . . . . . . . . . . . . . . . . . . . .   1

         Section 1.01.    Grant  . . . . . . . . . . . . . . . . . . . .   1
         Section 1.02.    The Premises   . . . . . . . . . . . . . . . .   1

II.      TERM: OPTIONS TO EXTEND . . . . . . . . . . . . . . . . . . . .   1
         Section 2.01.    Basic Term   . . . . . . . . . . . . . . . . .   1
         Section 2.02.    Options to Extend  . . . . . . . . . . . . . .   1
         Section 2.03.    Term of this Lease   . . . . . . . . . . . . .   2

III.     RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         Section 3.01.    Ground Rent  . . . . . . . . . . . . . . . . .   2
         Section 3.02.    Payment of Ground Rent   . . . . . . . . . . .   2

IV.      USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

V.       NET LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

VI.      IMPROVEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .   3

         Section 6.01.    Definitional   . . . . . . . . . . . . . . . .   3
         Section 6.02.    Construction of Improvements   . . . . . . . .   3
         Section 6.03.    Title to Improvements  . . . . . . . . . . . .   4

VII.     IMPOSITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   4

         Section 7.01.    Payment by Tenant  . . . . . . . . . . . . . .   4
         Section 7.02.    Apportionment at Conclusion of Term  . . . . .   5
         Section 7.03.    Proof of Payment   . . . . . . . . . . . . . .   6

VIII.    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

         Section 8.01.    Fire and Extended Coverage
                          Insurance  . . . . . . . . . . . . . . . . . .   6
         Section 8.02.    Tenant's Liability Insurance   . . . . . . . .   6
         Section 8.03.    General Provisions Regarding
                          Insurance  . . . . . . . . . . . . . . . . . .   6
         Section 8.04.    Evidence of Insurance Coverage   . . . . . . .   6
         Section 8.05.    Waiver of Subrogation  . . . . . . . . . . . .   6
         Section 8.06.    Proceeds   . . . . . . . . . . . . . . . . . .   6
         Section 8.07.    Blanket Policies   . . . . . . . . . . . . . .   7

IX.      REPAIR AND MAINTENANCE  . . . . . . . . . . . . . . . . . . . .   7

         Section 9.01.    Tenant's Obligations   . . . . . . . . . . . .   7
         Section 9.02.    Landlord Not Obligated   . . . . . . . . . . .   7

X.       ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 10.01.   Definitional   . . . . . . . . . . . . . . . .   7
         Section 10.02.   Alterations Permitted  . . . . . . . . . . . .   7

XI.      CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . .   7

         Section 11.01.   Total Taking; Termination of Lease . . . . . .   7
         Section 11.02.   Partial Taking   . . . . . . . . . . . . . . .   8
         Section 11.03.   Remedies   . . . . . . . . . . . . . . . . . .   8

XII.     DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . .   8

XIII.    PERMITTED CONTESTS  . . . . . . . . . . . . . . . . . . . . . .   9

XIV.     LIENS ON PREMISES . . . . . . . . . . . . . . . . . . . . . . .   9

XV.      DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                                            Page
                                                                            ----
         Section 15.01.   Events of Default by Tenant  . . . . . . . . . .    9
         Section 15.02.   Events of Default by Landlord  . . . . . . . . .   10

XVI.     REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . .   10

         Section 16.01.   Remedies of Landlord for Event
                          of Default by Tenant   . . . . . . . . . . . . .   10
         Section 16.02.   Remedies of Tenant for Event of
                          Default by Landlord  . . . . . . . . . . . . . .   11

XVII.    PARTIES' RIGHT TO PERFORM OTHER PARTY'S COVENANTS . . . . . . . .   11

XVIII.   NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

XIX.     ACCESS BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . .   12

XX.      ASSIGNMENTS AND SUBLETTING  . . . . . . . . . . . . . . . . . . .   12

         Section 20.01.   No Assignment or Subletting Without
                          Consent  . . . . . . . . . . . . . . . . . . . .   12
         Section 20.02.   Specific Assignments and Sublettings
                          Permitted  . . . . . . . . . . . . . . . . . . .   12
         Section 20.03.   Leasehold Mortgages  . . . . . . . . . . . . . .   13

XXI.     REPRESENTATIONS, WARRANTIES, COVENANTS,
         AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .   13

         Section 21.01.   By Tenant  . . . . . . . . . . . . . . . . . . .   13
         Section 21.02.   By Landlord  . . . . . . . . . . . . . . . . . .   13

XXII.    Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . .   14

         Section 22.01.   Tenant's Estoppel  . . . . . . . . . . . . . . .   14
         Section 22.02.   Landlord's Estoppel  . . . . . . . . . . . . . .   14

XXIII.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

XXIV.    COVENANT OF QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . .   15

XXV.     FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . .   15

XXVI.    MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . . . . .   15

XXVII.   HOLDOVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

XXVIII.  SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . .   16

XXIX.    INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . .   16

         Section 29.01.   By Tenant  . . . . . . . . . . . . . . . . . . .   16
         Section 29.02.   By Landlord  . . . . . . . . . . . . . . . . . .   16
         Section 29.03.   General  . . . . . . . . . . . . . . . . . . . .   16

XXX.     NO MERGER OF ESTATES  . . . . . . . . . . . . . . . . . . . . . .   17

XXXI.    HAZARDOUS AND TOXIC CONDITIONS  . . . . . . . . . . . . . . . . .   17

         Section 31.01. Indemnification by Tenant  . . . . . . . . . . . .   17
         Section 31.02. Indemnification by Landlord  . . . . . . . . . . .   17

XXXII.   OPTION TO PURCHASE PREMISES . . . . . . . . . . . . . . . . . . .   17

XXXIII.  RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES . . . . . . . . . . .   18

XXXIV.   DISPUTE RESOLUTION  . . . . . . . . . . . . . . . . . . . . . . .   20

XXXV.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .   21

         Section 35.01.   Survival   . . . . . . . . . . . . . . . . . . .   21
         Section 35.02.   Amendment  . . . . . . . . . . . . . . . . . . .   21

                                                                            Page
                                                                            ----
         Section 35.03.   Brokers  . . . . . . . . . . . . . . . . . . . .   21
         Section 35.04.   Rights and Remedies Cumulative   . . . . . . . .   21
         Section 35.05.   Third Party Rights   . . . . . . . . . . . . . .   21
         Section 35.06.   Severability   . . . . . . . . . . . . . . . . .   21
         Section 35.07.   Captions   . . . . . . . . . . . . . . . . . . .   21
         Section 35.08.   Interpretation   . . . . . . . . . . . . . . . .   21
         Section 35.09.   Negation of Partnership  . . . . . . . . . . . .   22
         Section 35.10.   Applicable Law   . . . . . . . . . . . . . . . .   22
         Section 35.11.   Entire Agreement   . . . . . . . . . . . . . . .   22
         Section 35.12.   Execution in Counterparts  . . . . . . . . . . .   22
         Section 35.13.   Binding Effect   . . . . . . . . . . . . . . . .   22
         Section 35.14.   Further Assurances   . . . . . . . . . . . . . .   22

XXXVI.   EXISTING LEASE  . . . . . . . . . . . . . . . . . . . . . . . . .   22

                                  GROUND LEASE


                 THIS GROUND LEASE (this "Lease") is made and entered into as of the 2nd day of January, 1996, by and between _____________________, a ________ corporation ("Landlord"), and _____________________, a ________
corporation ("Tenant").


                                   ARTICLE I

                               GRANT AND PREMISES

                 Section 1.01. Grant. For the rent, on the terms, and subject to the conditions set forth in this Lease, Landlord leases to Tenant and Tenant takes and hires from Landlord, all of the Premises (as defined in Section 1.02) for the Term of this Lease.

                 Section 1.02. The Premises. The "Premises" are hereby defined to mean all of the following:

                 (a) The real property (the "Land") more particularly defined on Exhibit "A", attached hereto and made a part hereof by this reference; and

                 (b) All right, title and interest, if any, of Landlord in and to each and all of the following:

                 (i) Real property lying within any street, highway, road, roadway, avenue or other thoroughfare, whether open or proposed, adjoining, abutting or contiguous to all or any portion of the Land, to the centerline thereof; and

                (ii) Rights-of-way, easements, licenses, and other rights and privileges, hereditaments, and appurtenances now or hereafter belonging to the Land or any portion thereof; and

               (iii) all alleys, gores and strips of land, pertaining to or located on real property adjoining, abutting, contiguous to or appurtenant to all or any portion of the Land whether presently in existence or created or arising after the date of this Lease, or which are or may hereafter be used or available for use or which otherwise pertain to the Land or any portion thereof.


                                   ARTICLE II

                            TERM; OPTIONS TO EXTEND

                 Section 2.01. Basic Term. The basic term of this Lease (the "Basic Term") shall be for the period commencing on the date of this Lease (the "Commencement Date") and expiring on December 31, 2025.

                 Section 2.02.  Options to Extend.

                 (a) Tenant shall have the option to extend the Basic Term for the extension periods set forth below (the "Extension Terms"), upon the terms of this Lease, except as otherwise provided in Section 3.01:

         (A) Extension Terms: Four (4) five (5) year renewal options, from:

                 1st option: January 1, 2026 through December 31, 2030. 2nd option: January 1, 2031 through December 31, 2035. 3rd option: January 1, 2036 through December 31, 2040. 4th option: January 1, 2041 through December 31, 2045.

         (B) Exercise Date(s): Tenant shall deliver to Landlord notice of its election so to extend the Primary Term or an Extension Term on or before ninety (90) days prior to the expiration of the Primary Term and each Extension Term, as follows:

                 1st option:  On or before October 2, 2025.
                 2nd option:  On or before October 2, 2030.
                 3rd option:  On or before October 2, 2035.
                 4th option:  On or before October 2, 2040.

                 Section 2.03  Term of this Lease:

                 The Primary Term and all Extension Terms elected by Tenant sometimes shall be referred to collectively as the "Term of this Lease".


                                  ARTICLE III

                                      RENT

                 Section 3.01. Ground Rent. From and after the Commencement Date, Tenant shall pay to Landlord, as monthly ground rent for each period during the Term of this Lease (the "Ground Rent"), the sums described in this
Section 3.01.

                 (a) For the period of the Basic Term from the Commencement Date through December 31, 2000, Tenant shall pay to Landlord Ground Rent at the rate of $_________ per month.

                 (b) For each five (5) year period of the Basic Term following December 31, 2000, and for each Extension Term, Tenant shall pay to Landlord monthly Ground Rent at the rate calculated by multiplying (i) the monthly Ground Rent payable with respect to the immediately preceding five (5) year period (the "Prior Period") by (ii) a factor equal to one (1) plus or minus the decimal equivalent of fifty percent (50%) of the total percentage change, if any, in the U.S. Department of Labor Price Index for Urban Consumers, All Items, 1982-84 = 100 (the "CPI"), over the course of the Prior Period.
Landlord shall deliver to Tenant notice of each such adjustment in monthly Ground Rent, setting forth the calculation of such adjustment. In the event that the CPI for the final month of the Prior Period is not available on the date on which such adjustment of the monthly Ground Rent is to be made, Landlord shall calculate such adjustment as soon as such CPI becomes available and the parties shall reimburse each other as necessary.

                 Section 3.02. Payment of Ground Rent. All installments of Ground Rent shall be paid in lawful funds of the United States of America, at the address of Landlord set forth in Article XXIII or at such other address, to such other party, or by such other means as Landlord may direct to Tenant from time to time by written notice given in accordance with this Lease. Tenant shall, except as specifically provided herein, pay all installments of Ground Rent without any notice, demand, set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution or reduction whatsoever. The covenant and obligation of Tenant to pay Ground Rent hereunder is absolute, and shall be and remain independent of any other covenant imposed by this Lease upon either Landlord or Tenant.

                                   ARTICLE IV

                                      USE

                 The Premises may be used and occupied for any purpose or purposes not prohibited by applicable Legal Requirements (as hereinafter defined). For purposes of this Lease, the term "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Premises or the construction, use, occupancy, repair, renovation, replacement or alteration thereof, whether nor or hereafter enacted and in force, including any of the same which may (a) require repairs, modifications or alterations in or to the Premises or (b) in any way limit, restrict, or impose conditions upon the use and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Premises.


                                   ARTICLE V

                                   NET LEASE

                 Landlord and Tenant acknowledge and agree that this Lease is intended as a net lease, and that the Ground Rent and all Other Charges (as hereinafter defined) are intended to be paid to Landlord or otherwise as provided herein absolutely net to Landlord, without any notice, demand, set-off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, or reduction whatsoever except as specifically provided herein. Without limiting the generality of the foregoing, Tenant shall (except as may otherwise be specifically provided in this Lease) pay (or cause the payment of) all costs, Impositions (as defined in Section 7.01(b)), insurance premiums, and other expenses of every character, ordinary or extraordinary, foreseen or unforeseen, in connection with this Lease or the possession, use, occupancy, maintenance, repair, or rebuilding of the Premises, any Improvements (as defined in Section 6.01) or any portion of either. As used herein, the term "Other Charges" shall be defined as any and all sums, liabilities, obligations, and other amounts, other than Ground Rent, which Tenant is or may be required to pay or discharge (or to cause to be paid or discharged) in accordance with the terms of this Lease, including but not limited to any interest, penalty, or other sum which may be added to any sum payable by Tenant hereunder by reason of Tenant's failure to pay any such sum as and when the same shall first be deemed payable hereunder.


                                   ARTICLE VI

                                  IMPROVEMENTS

                 Section 6.01. Definitional. For purposes of this Lease, the term "Improvements" shall mean all buildings, structures, improvements, betterments, enhancements, installations and facilities, and all alterations, modifications, additions, restorations and replacements thereof or thereto, including, without limitation, all roadways, parking lots and parking areas, landscaping and all utilities services facilities and installations which have been, prior to the Term of this Lease, or are, during the Term of this Lease, constructed, erected, installed or otherwise placed on, over or under the Land or any portion thereof by or on behalf of Tenant.

                 Section 6.02. Construction of Improvements. Landlord hereby approves of all of the Improvements constructed on the Land by or on behalf of Tenant prior to the Term of this Lease. Tenant shall have the exclusive right (without having to obtain

Landlord's consent) at any time and from time to time during the Term of this Lease, but shall not be obligated to, construct any additional Improvements which it deems necessary or desirable upon the Land. Any additional Improvements constructed by or on behalf of Tenant shall be completed at the sole cost, expense and risk of Tenant and at no cost or expense to Landlord, and Landlord shall not, by virtue of any provision of this Lease, have or be deemed to have assumed any duty, liability, or obligation for the construction or completion of any such Improvements. The design, construction, and completion of any additional Improvements shall be performed (a) in accordance with the provisions of this Lease; (b) substantially in accordance with all appropriate architectural and/or engineering plans, specifications and criteria therefor; and (c) in compliance with all Legal Requirements applicable to such Improvements or to the Premises.

                 Section 6.03. Title to Improvements. At all times during the Term of this Lease, title to all Improvements shall be owned and held by, and shall belong to, Tenant or its successors in interest. Landlord shall, during such period, neither have nor claim any right, title, or interest in or to any Improvements. In the event that Tenant shall not have exercised its option or its right of first refusal to purchase the Premises as set forth in Article XXXII or in Article XXXIII, respectively, upon the termination of the Term of this Lease, at Landlord's option to be exercised by written notice to Tenant prior to the date of such termination, either (a) ownership of and title to all Improvements shall automatically pass to and vest in Landlord, "AS IS" in their then current condition, without the necessity of any further instrument, conveyance, act or action, or (b) Tenant shall raze the Improvements and remove all of the debris resulting therefrom from the Land.


                                  ARTICLE VII

                                  IMPOSITIONS

                 Section 7.01. Payment by Tenant. (a) Tenant shall pay (or shall cause to be paid), as and when the same shall be and become due and payable and prior to the date on which any penalty, fine, or interest may be imposed by law for delinquency or non-payment, and further agrees to indemnify Landlord for and hold Landlord harmless from and against, all Impositions (as defined in Section 7.01(b)) levied upon, assessed against, or otherwise payable with respect to the Premises and the Improvements and/or the transactions contemplated by this Lease and imposed against Landlord or Tenant, or against the Premises, any Improvements or any portion thereof or interest therein, by any federal, state, or local government or taxing authority upon or with respect to the Premises, the Improvements or any portion thereof or interest therein, or upon the leasing, possession, use, occupancy, or operation of the Premises or any part thereof, or upon or with respect to this Lease (excluding, however, (x) any tax upon, or measured by, the net income of Landlord or any tax in lieu of such an income tax; (y) any Imposition assessed or imposed with respect to any taxing period, or portion thereof, following the expiration or termination of the Term of this Lease; and (z) any Imposition, or any increased amount of any Imposition otherwise payable by Tenant hereunder, which may be assessed, imposed, or created in consequence of any election, choice or other voluntary act by Landlord which is not consented to, in writing, by Tenant; all of such excluded Impositions shall be paid by Landlord, and Landlord hereby covenants and agrees to pay such excluded Impositions as and when the same shall be due and payable), for and with respect to all taxing periods, or portions thereof, commencing as of the Commencement Date and concluding upon the date on which the Term of this Lease shall expire or be terminated.

                 (b) For purposes of this Lease, the term "Impositions" shall mean all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes, but excluding federal, state, or local income taxes imposed upon Landlord), assessments (including, without limitation, all assessments, both general and special, for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term of this Lease), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Premises, any Improvement and/or the Ground Rent (including all interest and penalties thereon due to any failure or delay in payment by Tenant), which at any time may, with respect to the Term of this Lease, be assessed or imposed on or in respect of or be a lien upon (a) Landlord, (b) the Premises and/or any Improvements, and any portion of or interest in either, or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the leasing or use of the Premises.

                 (c) Landlord shall notify Tenant as promptly as possible after Landlord shall become aware of the existence or the amount of any Impositions payable by Tenant hereunder of which Landlord shall have knowledge, and shall furnish Tenant with true and complete copies of each tax bill and/or statement therefor which may be received by Landlord, promptly after Landlord's receipt of the same. Landlord's failure to provide any such notice or to furnish such materials to Tenant shall not defer or diminish Tenant's obligations under this Section 7.01. Landlord shall, upon Tenant's request, provide written notice to each governmental authority which levies, assesses, or collects any Imposition payable by Tenant pursuant to this Lease that all assessment notices, tax bills, statements, and other written notices in respect of such Impositions should, throughout the Term of this Lease, be provided directly to Tenant. Tenant's obligation to pay Impositions as provided herein shall be deemed to become absolutely fixed upon the respective dates on which the same shall become a lien or charge upon the Premises or any Improvement.
If any Imposition may, at the option of the taxpayer, be paid in installments (regardless of whether interest shall accrue on the unpaid balance thereof), Tenant may, without the necessity of obtaining Landlord's consent, elect to pay such Imposition, together with any interest thereon, in installments, as and when such installments become due and prior to the date(s) on which any fine, penalty, fee, or further interest may be added thereto. Tenant shall, at its sole cost and expense, prepare and file all returns and reports in respect of any Imposition as may be required by governmental or taxing authorities. In the event that applicable laws or regulations shall require that any such report or return be filed by Landlord, Tenant shall so notify Landlord and shall prepare such report or return so as to enable Landlord to complete and file the same in a timely manner, in accordance with the requirements of applicable laws or regulations. Tenant may, notwithstanding anything in this
Section 7.01 to the contrary, contest the validity or amount of any Imposition in accordance with the provisions of Article XIII, below.

                 Section 7.02. Apportionment at Conclusion of Term. Impositions for any partial taxing period at the expiration or termination of the Term of this Lease shall be prorated as between Landlord and Tenant on the basis of the most recent tax duplicates or official tax records then available. Such prorations shall be recalculated at such time as actual tax bills for the periods in question become available. Any amounts payable in connection with such re-prorations shall be paid by certified or immediately available funds within thirty (30) days after the calculation thereof.

                 Section 7.03. Proof of Payment. If so requested by Landlord, Tenant shall promptly furnish Landlord with satisfactory proof of Tenant's payment of all Impositions payable by Tenant pursuant to the terms of this Lease. Tenant's obligation to pay Impositions as provided herein shall survive the expiration or other termination of this Lease as to any of the foregoing payable with respect to periods prior to such expiration or termination.


                                  ARTICLE VIII

                                   INSURANCE

                 Section 8.01. Fire and Extended Coverage Insurance. Tenant shall, at no cost to Landlord, maintain or cause to be maintained, at all times during the Term of this Lease, fire and extended coverage insurance (and, during any periods of substantial construction, comprehensive builder's risk insurance) on all Improvements on a replacement cost basis, with such deductibles and co-insurance provisions as Tenant may in its discretion deem to be appropriate from time to time; provided, however, that said co-insurance shall in no event reduce the coverage to be provided by said insurance (disregarding any deductibles) to an amount less than 80% of the replacement cost of the Improvements (exclusive of the cost of foundations, excavations and footings below the lowest basement floor).

                 Section 8.02. Tenant's Liability Insurance. Tenant shall, at no expense to Landlord, maintain or cause to be maintained at all times during the Term of this Lease comprehensive public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises or any Improvements, affording at a minimum protection having a combined single limit of $2,000,000 for bodily injury and $250,000 for property damage.

                 Section 8.03. General Provisions Regarding Insurance. Each policy of insurance required by the terms of this Article VIII shall be written by companies qualified to issue insurance in the state in which the Premises are located. Each such policy shall be for the benefit of Landlord and Tenant, as their respective interests may appear, and shall name Landlord as an additional party insured. Each policy of insurance required of Tenant hereunder shall provide for not less than thirty (30) days' written notice to Landlord prior to any cancellation, termination, non-renewal, or diminution in coverage.

                 Section 8.04. Evidence of Insurance Coverage. If so requested by Landlord, Tenant shall deliver to Landlord from time to time certificates of insurance evidencing all of the insurance then required to be maintained by Tenant by the terms of this Lease, together with proof of payment of current premiums therefor.

                 Section 8.05. Waiver of Subrogation. To the extent permitted by law, Landlord and Tenant each hereby releases the other from any and all liability or responsibility to the other or to anyone claiming by, through or under the other, by way of subrogation or otherwise, for any loss or damage caused by fire or any other casualty in respect of any real, personal, or other property located in, at, or upon the Premises or any Improvement, and in respect of the same, whether or not such fire or other casualty shall have been caused by the fault or negligence of either party or anyone for whom said party may be responsible. If the same shall be generally available from its insurance carriers, Tenant shall require its fire, extended coverage and other casualty insurance policies to include a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord.

                 Section 8.06. Proceeds. All proceeds of any insurance required to be maintained by Section 8.01 of this Lease which are or become payable in the event of any casualty or loss thereby insured shall be paid solely to Tenant. Tenant shall have the exclusive right and authority to adjust losses and execute proof of loss under all such insurance.

                 Section 8.07. Blanket Policies. Tenant may, at its option, satisfy the requirements of this Article VIII by one or more so-called "blanket" insurance policies which cover properties in addition to the Premises, provided that any such blanket policy or policies shall comply with the specific provisions and allocations of coverage set forth in this Article VIII.


                                   ARTICLE IX

                             REPAIR AND MAINTENANCE

                 Section 9.01. Tenant's Obligations. As between Landlord and Tenant, Tenant shall, at all times during the Term of this Lease, perform such repairs and replacements with respect to the Premises and any Improvements as Tenant deems necessary or appropriate in its sole discretion.

                 Section 9.02. Landlord Not Obligated. Under no circumstances shall Landlord be required to maintain all or any portion of the Premises or any Improvements, to make any repairs, replacements or renewals of any nature or description to the same, or to make any expenditure or incur any obligation with respect to any of the foregoing.


                                   ARTICLE X

                                  ALTERATIONS

                 Section 10.01. Definitional. For purposes of this Lease, the term "Alterations" shall mean and include each and every change, modification, alteration, enlargement, diminution, demolition, reconstruction and replacement of or to all or any portion of the Premises or any Improvements made during the Term of this Lease.

                 Section 10.02. Alterations Permitted. Tenant may, at Tenant's sole cost and expense and at no cost to Landlord, but shall not be obligated to, perform or cause the performance of any and all Alterations which Tenant shall determine to be necessary or appropriate in connection with the development, use, and/or occupancy of the Premises or any Improvements, upon and subject to the following conditions and requirements:

                 (a) all Alterations shall be performed and completed in compliance with all Legal Requirements relevant to the performance and completion thereof; and

                 (b) all Alterations shall be performed and completed by or on behalf of Tenant, at no cost, expense, risk, or obligation of or to Landlord.


                                   ARTICLE XI

                                  CONDEMNATION

                 Section 11.01. Total Taking; Termination of Lease. For purposes of this Lease, the term "Taking" shall mean appropriation, acquisition of any title by eminent domain or condemnation, and any voluntary private conveyance in lieu thereof, covering all or any portion of the Premises or any Improvement, or any interest in the same, made as the result of or as settlement of any appropriation, condemnation, or other eminent domain proceeding affecting the same (without regard to whether any such proceeding shall actually have been commenced). If, during the Term of this Lease, all of the Premises shall be subject to a permanent Taking, or if so much of the Premises shall be subject to a Taking that Tenant's continued use and development of that portion of the Premises excluded from such Taking shall, in Tenant's sole judgment, be economically, operationally or otherwise infeasible (in either case, a "Total Taking"), this Lease shall automatically terminate upon the date on which title to the Premises (or such substantial portion thereof) shall vest in the condemning authority. Ground Rent and all Other Charges shall be abated as of the date of such termination. The condemnation award payable in consequence of such Total Taking, or the consideration payable in consideration for a private sale in lieu of condemnation, as the case may be, shall be divided as between Landlord and Tenant in such a manner as to provide Landlord with that portion of such award or consideration representing the value of Landlord's interest in the Land in its unimproved state; Tenant shall, accordingly, be entitled to receive the balance of any such proceeds, including but not limited to any value which may be ascribed to any Improvements and to the value, as at the date of such Total Taking, of Tenant's leasehold interest and estate in and to the Premises. Landlord and Tenant each hereby assigns and releases to the other its respective right, title and interest in and to that portion of any proceeds and awards which may be available in consequence of any Total Taking to the extent necessary or appropriate to facilitate the division of such proceeds in this
Section 11.01.

                 Section 11.02. Partial Taking. If, during the Term of this Lease, the Premises shall be subject to a taking other than a Total Taking (and any Taking, whether permanent or temporary, other than a Total Taking, is referred to herein as a "Partial Taking"), this Lease shall not be terminated as a result of the same but shall continue in full force and effect as to the balance of the Premises excluded from such Partial Taking. In such event, Tenant shall be entitled to utilize all awards, proceeds, damages, and other compensation payable in consequence of such Partial Taking (including but not limited to any of the same which would, absent the provisions of this Lease, have been payable to Landlord, all of which Landlord hereby assigns to Tenant) for the restoration of that portion of the Premises not subject to such Partial Taking. Effective upon the date on which title to that portion of the Premises which is subject to any such Partial Taking shall vest in the condemning authority, the Ground Rent shall be reduced by a fraction, the denominator of which shall be the fair market value of the Land immediately prior to such taking and the numerator of which shall be the fair market value of the Land immediately after such Partial Taking. Ground Rent shall not be abated in the event of any Partial Taking which is temporary in nature, but Tenant shall be entitled to receive the entire amount of all awards, proceeds, damages and other compensation payable in connection therewith.

                 Section 11.03. Remedies. In the event of any Taking, Landlord and Tenant shall be entitled to participate in all proceedings with respect to any Taking, and may pursue all awards, damages, and compensation payable in connection therewith in their individual and respective behalf as their interests may appear, whether or not this Lease has been terminated pursuant to this Article XI, as if this Lease had not expired, ceased and terminated.


                                  ARTICLE XII

                             DAMAGE OR DESTRUCTION

                 In the event of any damage or destruction to any Improvements during the Term of this Lease by fire or other insurable casualty (a "Casualty"), such Casualty shall not operate to terminate this Lease. This Lease shall continue in full force and effect notwithstanding the occurrence of any such Casualty, and Tenant shall, at its election but in each case at no expense to Landlord (a) restore or rebuild (or cause to be restored or rebuilt) the affected Improvements to a condition equal to or greater in value to that just prior to such Casualty; (b) replace such damaged or destroyed Improvements with other Improvements which Tenant believes would more effectively enhance the overall value and utility of the Premises; or (c) raze the damaged portion of the Improvements and remove all of the debris resulting therefrom from the Land.


                                  ARTICLE XIII

                               PERMITTED CONTESTS

                 Notwithstanding any provision of this Lease which specifically requires Tenant to pay any Imposition, to observe, perform, or comply with any Legal Requirement, or to pay, discharge, satisfy or release any Lien (as defined in Article XIV), Tenant may contest the validity, amount, or application to Tenant, to the Premises or any Improvement or to this Lease or Tenant's obligations hereunder, of any Imposition, Legal Requirement or Lien, so long as the Land is not thereby subjected to imminent loss or forfeiture. Any contest conducted pursuant to this Article XIII (all such contests are referred to herein as "Permitted Contests") shall be conducted by appropriate legal (or, if appropriate, administrative) proceedings initiated in good faith and thereafter prosecuted with due diligence, at no cost or expense to Landlord.


                                  ARTICLE XIV

                               LIENS ON PREMISES

                 Except as specifically provided herein, Tenant shall not have any right, power or authority whatsoever to create, impose, establish or cause the creation, imposition, or establishment of any lien, encumbrance, charge, levy or other imposition upon the fee simple interest and estate of Landlord in and to the Premises or any portion thereof or any of the rights, title and interests of Landlord in or to the reversionary estate of Landlord in or to any of the same (in any case, a "Lien"). If any Lien arises or is asserted in consequence of any act, omission, or obligation of Tenant, Tenant shall cause such Lien to be cancelled and discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise within thirty (30) days after Tenant's receipt of notice of the existence or pendency of the same, subject, however, to Tenant's right to contest the validity, amount, or applicability of such Lien pursuant to Article XIII, above.


                                   ARTICLE XV

                                    DEFAULTS

                 Section 15.01. Events of Default by Tenant. The occurrence of any one or more of the following events shall constitute an Event of Default by Tenant under this Lease:

                 (a) if default shall be made in the payment of any installment or other payment of Ground Rent or Other Charges when and as the same shall become due and payable, and such default shall continue for fifteen (15) days after Tenant's receipt of Landlord's notice to Tenant of such default; or

                 (b) if Tenant shall default in the due performance of or compliance with any of the terms hereof (other than those referred to in paragraph (a) of this Section 15.01) and any such default shall continue for more than thirty (30) days after Tenant's receipt of Landlord's notice to Tenant thereof, unless such default is not susceptible to correction using reasonable ameliorative procedures commenced by or on behalf of Tenant within such thirty (30) day period and thereafter prosecuted with due diligence, in which case Tenant shall not be deemed to have committed an Event of Default hereunder provided that Tenant (or any party acting for or on behalf of Tenant) shall continue diligently to prosecute such curative procedures to a timely completion.

                 Section 15.02. Events of Default by Landlord. The occurrence of any one or more of the following events shall constitute an Event of Default by Landlord under this Lease:

                 (a) if default shall be made in the payment of any monetary obligation required to be paid by Landlord pursuant to the terms of this Lease, when and as the same shall become due and payable, and such default shall continue for fifteen (15) days after the date of Landlord's receipt of Tenant's notice of such default; or

                 (b) if Landlord shall default in the due performance of or compliance with any of the terms hereof (other than those referred to in paragraph (a) of this Section 15.02) and such default shall continue for more than thirty (30) days after Landlord' receipt of Tenant's notice to Landlord thereof, unless such default is not susceptible to correction using reasonable ameliorative procedures commenced by or on behalf of Landlord within such thirty (30) day period and thereafter prosecuted with due diligence, in which case Landlord shall not be deemed to have committed an Event of Default hereunder provided that Landlord (or any party acting for or on behalf of Landlord) shall continue diligently to prosecute such curative procedures to a timely completion.


                                  ARTICLE XVI

                             REMEDIES UPON DEFAULT

                 Section 16.01. Remedies of Landlord for Event of Default by Tenant. (a) If an Event of Default by Tenant shall have occurred as provided at Section 15.01, above, and for so long as the same shall remain uncured, Landlord shall have all of the following rights and remedies:

                          (i) to institute and prosecute an appropriate action, suit, or other proceeding to collect all defaulted monetary obligations of Tenant to Landlord under this Lease;

                          (ii) to institute and prosecute an appropriate action, suit, or other proceeding (at law or in equity) to compel, require, or otherwise enforce Tenant's obligations to observe and perform each and all of its covenants, obligations, and undertakings under this Lease; or

                          (iii) to exercise any one or more of the legal or equitable rights or remedies which may, in such event, be available to Landlord in consequence of the subsisting Event of Default by Tenant; any one or more of such rights or remedies may be exercised concurrently or sequentially, at Landlord's discretion, and the prosecution of any specific right or remedy shall not constitute an election of the same as an exclusive remedy or as any waiver of other rights and remedies which may then or thereafter be available to Landlord in respect of such Event of Default by Tenant.

                 (b) Without limiting the availability of the rights and remedies provided for Landlord in the preceding paragraph, Landlord may, at its option, terminate this Lease and extinguish Tenant's leasehold interest in and to the Premises and

Improvements only upon the occurrence of one or more of the following conditions precedent to Landlord's right so to terminate this Lease:

                  (i) Tenant shall default in the payment of any installment of Ground Rent or Other Charges on more than three (3) occasions in any Lease Year;

                 (ii) Tenant, having received written notice from Landlord asserting the existence of an Event of Default in Tenant's observance or performance of any non-monetary obligation of Tenant hereunder, shall thereafter fail or refuse to commence actions for the correction of such Event of Default within sixty (60) days thereafter or, if specifically requested in such notice from Landlord, Tenant shall fail within such sixty (60) day period to provide Landlord with reasonable evidence that such Event of Default shall promptly be remedied to Landlord's reasonable satisfaction.

If Landlord shall exercise its right and option to terminate this Lease as aforesaid, Landlord shall at all times thereafter undertake and perform such actions as may be necessary or appropriate in order to realize the optimal value of the ownership and use of the Premises, thereby mitigating any damages or losses which Landlord would or might otherwise incur.

                 Section 16.02. Remedies of Tenant for Event of Default by Landlord. If an Event of Default by Landlord shall have occurred as provided at Section 15.02, above, and for so long as the same shall remain uncured, Tenant shall have all of the following rights and remedies:

                 (a) to institute and prosecute an appropriate action, suit, or other proceeding to collect all defaulted monetary obligations of Landlord to Tenant under this Lease;

                 (b) to institute and prosecute an appropriate action, suit, or other proceeding (at law or in equity) to compel, require, or otherwise enforce Landlord's obligations to observe and perform each and all of its covenants, obligations, and undertakings under this Lease; or

                 (c) to exercise any one or more of the legal or equitable rights or remedies which may, in such event, be available to Tenant in consequence of the subsisting Event of Default by Landlord; any one or more of such rights or remedies may be exercised concurrently or sequentially, at Tenant's discretion, and the prosecution of any specific right or remedy shall not constitute an election of the same as an exclusive remedy or as any waiver of other rights and remedies which may then or thereafter be available to Tenant in respect of such Event of Default by Landlord.


                                  ARTICLE XVII

               PARTIES' RIGHT TO PERFORM OTHER PARTY'S COVENANTS

                 If either party shall fail to make any payment or to perform any act required to be made or performed by it hereunder (except in the case of Permitted Contests), the other party may, upon thirty (30) days' prior written notice, and without waiving or releasing any obligation or Event of Default, at any time thereafter make such payment or perform such act for the account and at the expense of the other party. Without limiting the generality of the foregoing, Landlord may, after not less than thirty (30) days' prior written notice of Landlord's intention to do so, enter upon the Premises for such purpose and take all such action as it may consider necessary or appropriate to perform such acts as may be necessary to effect performance of any such defaulted obligation of Tenant. No such entry shall be deemed an eviction of Tenant. Neither party shall have any obligation to exercise any of the rights or remedies set forth in this Article XVII.


                                 ARTICLE XVIII

                                   NO WAIVER

                 No consent or waiver, express or implied, by either party hereto with respect to any breach or default by the other party in the latter's observance or performance of any of its covenants or obligations under this Lease shall be deemed or construed to be a consent to or waiver of any other such breach or default. The failure or delay on the part of either party to complain of any act or omission of the other party or to declare a breach of or default under this Lease, irrespective of the duration of any such failure or delay, shall not constitute a waiver by such party of its rights hereunder except as may expressly be provided herein. No waiver by either party of any default or breach by the other party in the latter's performance of any of the covenants or obligations under this Lease shall be effective unless the same shall be in writing and executed by the party to be charged with such waiver.


                                  ARTICLE XIX

                               ACCESS BY LANDLORD

                 In the event that Landlord reasonably determines that an Event of Default exists, Landlord and Landlord's agents, employees and representatives may enter the Premises and the Improvements at reasonable times following forty-eight (48) hours prior written notice to Tenant for the purpose of examining and inspecting the Premises and the Improvements; provided, however, that Landlord and Landlord's agents, employees and representatives shall observe and comply with all reasonable rules and regulations with regard to access to the Premises as may from time to time be established by or on behalf of Tenant.


                                   ARTICLE XX

                           ASSIGNMENTS AND SUBLETTING

                 Section 20.01. No Assignment or Subletting Without Consent. Except to the extent specifically provided in this Article XX or elsewhere in this Lease, Tenant shall not assign, transfer or convey any of its right, title or interest in or to the Premises or under and pursuant to this Lease, or sublet all or any portion of the Premises, without procuring the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

                 Section 20.02. Specific Assignments and Sublettings Permitted. Notwithstanding Section 20.01, above, to the contrary, Tenant may, without the necessity of obtaining Landlord's consent thereto, assign, transfer or convey all of its right, title, or interest under and pursuant to this Lease or the Premises or any portion thereof, or sublet all or any portion of the Premises, to any entity which (a) is owned or controlled (whether directly or indirectly) by Tenant, (b) is owned or controlled (whether directly or indirectly) by one or more of the persons or parties who own or control Tenant,
(c) owns or controls (whether directly or indirectly) Tenant, or (d) is a successor to Tenant by merger, consolidation or purchase of assets. For the purposes of this Article XX, one party shall be deemed to be "owned or controlled" by another if the latter shall own, hold, or otherwise control, directly or indirectly, not less than fifty-one percent (51%) of the outstanding ownership interests in the former.

                 Section 20.03 Leasehold Mortgages. Notwithstanding Section 20.01, above, or any other provision of this Lease to the contrary, Tenant may, without the necessity of obtaining Landlord's consent thereto, from time to time grant leasehold mortgages with respect to this Lease and the Premises. In connection therewith, Landlord shall, upon Tenant's request but at Landlord's election, either (a) subordinate its fee simple interest in the Premises to the lien of any such leasehold mortgage, or (b) execute an amendment to this Lease containing such leasehold mortgage protections as the leasehold mortgagee reasonably may request.


                                  ARTICLE XXI

             REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

                 Section 21.01. By Tenant. Tenant represents and warrants to Landlord, and covenants and agrees with Landlord, as follows:

                 (a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Tenant has all corporate power and authority necessary to hold property under lease and to enter into and perform its obligations and agreements under this Lease.

                 (b) This Lease has been duly authorized by, and executed and delivered on behalf of, Tenant and is the legal, valid and binding obligation of Tenant, enforceable in accordance with its terms. The execution and delivery by Tenant of this Lease are not, and the performance by Tenant of its obligations under this Lease shall not be: (i) inconsistent with Tenant's Articles of Incorporation and Bylaws; or (ii) in contravention of any law, governmental rule or regulation, judgment or order applicable to Tenant.

                 Section 21.02. By Landlord. Landlord warrants and represents to Tenant, and covenants and agrees with Tenant, as follows:

                 (a) Landlord is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Landlord has all corporate power and authority necessary to own property in fee simple, to lease such property to third parties and to enter into and perform its obligations and agreements under this Lease.

                 (b) This Lease has been duly authorized by, and executed and delivered on behalf of, Landlord, and is the legal, valid and binding obligation of Landlord, enforceable in accordance with its terms. The execution and delivery by Landlord of this Lease are not, and the performance by Landlord of its obligations shall not be: (i) inconsistent with Landlord's Articles of Incorporation and Bylaws; or
         (ii) in contravention or violation of any law, governmental rule or regulation, judgment, or order.

                 (c) Landlord owns marketable, indefeasible, fee simple title to the Premises and each and every component thereof and interest therein, and has all requisite right, power and capacity to lease the same to Tenant as provided by this Lease.

                 (d) There are no actions, suits, or proceedings pending, or to the knowledge of Landlord threatened, in any court or before any governmental or quasi-governmental commission, board or authority which, if determined adversely to Landlord, would have a material, adverse effect upon the Premises or Landlord's right, title, and interest in and to the same, upon this Lease, and/or upon the ability of Landlord to perform its obligations under this Lease.

                                  ARTICLE XXII

                             ESTOPPEL CERTIFICATES

                 Section 22.01. Tenant's Estoppel. Tenant shall, at any time and from time to time, upon not less than fifteen (15) days' prior written request by Landlord, execute, acknowledge and deliver to or as directed by Landlord a certificate stating: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating that this Lease is in full force and effect as modified, and identifying all such modifications); (b) the dates through which Ground Rent and Other Charges have been paid; (c) that, to the knowledge of the signer of such certificate, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease, or specifying each such default of which the signer may have knowledge; and (d) such other reasonable and pertinent information with respect to this Lease or the Premises as Landlord may reasonably request. Any statement delivered pursuant to this Section 22.01 may be relied upon by Landlord for the veracity of the information set forth therein.

                 Section 22.02. Landlord's Estoppel. Landlord shall, at any time and from time to time, upon not less than fifteen (15) days' prior written request by Tenant, execute, acknowledge, and deliver to or as directed by Tenant a statement in writing, executed by a duly-authorized representative of Landlord and addressed to Tenant or to any party designated by Tenant, certifying as follows: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating that this Lease is in full force and effect as modified, and identifying all such modifications); (b) the dates through which Ground Rent and Other Charges have been paid; (c) that, to the knowledge of the signer of such certificate, Tenant is not in default in the performance of any covenant, agreement, or condition contained in this Lease, or specifying each such default of which the signer may have knowledge; and (d) such other reasonable and pertinent information with respect to this Lease or the Premises as Tenant may request. Any statement delivered pursuant to this Section 22.02 may be relied upon by Tenant and by any actual or prospective holder of a Leasehold Mortgage for the veracity of the information set forth therein.


                                 ARTICLE XXIII

                                    NOTICES

                 For the purposes of all notices and communications between the parties, the addresses of Landlord and Tenant shall be as follows:

                 Landlord:


                 Tenant:


Any notices and other communications to be delivered by either party to the other pursuant to this Lease shall be in writing and shall be deemed delivered as follows, except as otherwise specifically provided in this Lease: (a) when hand delivered or telecopied (provided that telecopied notices must be confirmed within any applicable time period for the notice in question plus two
(2) days by one of the following methods of notice); (b) one (1) business day after mailing by Federal Express or other overnight courier service; or (c) three (3) business days after deposit (or, in the case of any notices sent by Tenant to Landlord for the purpose of exercising Tenant's rights and options to extend the Basic Term or any Extension Term or Tenant's right of first refusal to purchase the Premises, upon deposit) in the

United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to be charged with notice at the address or the telecopier number recited above or at such other address or telecopier number as either party from time to time may designate by notice delivered to the other; provided, however, that no notice of change of address or telecopier number shall be deemed given until received by the party to be notified. Except as otherwise specifically provided herein, in the computation of any period of time which shall be required or permitted hereunder or under any law for any notice or other communication or for the performance of any term, condition, covenant or obligation, the day from which such period runs shall be excluded and the last day of such period shall be included unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.


                                  ARTICLE XXIV

                          COVENANT OF QUIET ENJOYMENT

                 Landlord, for itself and its successors and assigns, warrants to and covenants with Tenant that provided that Tenant shall pay all Ground Rent and Other Charges and shall otherwise observe and perform the covenants and obligations on Tenant's part to be kept and performed under this Lease, Tenant shall have, hold and enjoy the quiet enjoyment and possession of all of the Premises during the Term of this Lease, without any let, hindrance, or molestation of any person or party whatsoever.


                                  ARTICLE XXV

                                 FORCE MAJEURE

                 Tenant shall have no responsibility or liability whatsoever for, and shall be excused from, the observance or performance of any covenant or obligation of Tenant hereunder to the extent that any such observance or performance is rendered impossible, impracticable or economically infeasible, in whole or in part, by any act of God (including but not limited to lightning, storm, flood, tornado or earthquake), fire, explosion, Legal Requirements, shortages of labor, fuel or materials, acts of the public enemy, war (declared or undeclared), riot or insurrection, the discontinuation, suspension or interruption of or interference with any utility or service supplied to Tenant or the Premises or any portion thereof, any strike, lockout or other labor dispute, or any other cause or circumstance beyond the control of Tenant (other than the unavailability of funds to Tenant). No provision of this Lease shall in any event require Tenant to settle or compromise any strike, lockout or other labor difficulties or disputes; Landlord hereby specifically acknowledges and agrees that the resolution of any such difficulties or disputes shall be within the sole discretion of Tenant. In no event shall any delay or hindrance in, or any prevention of, the observance or performance of any covenant or obligation of Tenant under this Lease constitute a default or Event of Default by Tenant, or entitle Landlord to take any remedial or enforcement action, under this Lease.


                                  ARTICLE XXVI

                              MEMORANDUM OF LEASE

                 Each party shall, from time to time at the request of the other party, promptly cause to be executed and delivered to the other party an appropriate instrument, in recordable form, constituting a memorandum or short form of lease setting forth a description of the Premises, the Term of this Lease (including Tenant's rights to extend the Term of this Lease as provided at

Section 2.02), and Tenant's option and right of first refusal to purchase the Premises as provided at Article XXXII and Article XXXIII, respectively, and containing such other terms or conditions of this Lease or any amendment hereto (other than those pertaining to the payment of Ground Rent) as may be required by any Legal Requirement or as either party may reasonably request.


                                 ARTICLE XXVII

                                    HOLDOVER

                 If, at the expiration or termination of this Lease (by lapse of time or otherwise), Tenant continues to occupy the Premises, the Improvements or any part thereof, Tenant shall thereafter be a tenant from month-to-month (on a calendar month basis) at a monthly rent equivalent to the monthly installment of Ground Rent payable by Tenant during the last month of the Term of this Lease, and otherwise upon and subject to all of the other terms and conditions of this Lease. In the event of any such holding over, Landlord and Tenant agree that either party hereto shall have the right to terminate said month-to-month tenancy as of the last day of any calendar month by giving the other party not less than thirty (30) days' prior written notice thereof.


                                 ARTICLE XXVIII

                             SURRENDER OF PREMISES

                 Upon the expiration or other termination of the Term of this Lease, Tenant shall quietly and peaceably surrender unto Landlord all of Tenant's leasehold interest in and to the Premises and all Improvements located thereon. Concurrently with such surrender, title to all Improvements shall automatically pass to and vest in Landlord, subject, however, to the continuing rights of the owners or holders of any interest which may, as provided in this Lease, survive the expiration or termination hereof.


                                  ARTICLE XXIX

                                INDEMNIFICATIONS

                 Section 29.01. By Tenant. Tenant shall, and hereby covenants and agrees to, indemnify, save harmless and defend Landlord from and against all Losses (as defined in Section 29.03) (a) for any death of or injury to any person or destruction of or damage to any property occurring upon the Premises or any portion thereof during the Term of this Lease, or (b) for Tenant's failure to perform and comply with this Lease, but only to the extent that such Losses arise as a direct or proximate result of any act, action or omission of Tenant, its subtenant(s) or their respective officers, employees, agents or invitees.

                 Section 29.02. By Landlord. Landlord shall, and hereby covenants and agrees to, indemnify, save harmless and defend Tenant and every person or entity holding any rights or interests hereunder by, through or under Tenant from and against all Losses (a) for any death of or injury to any person or destruction of or damage to any property occurring upon the Premises or any portion thereof during the Term of this Lease, or (b) for Landlord's failure to perform and comply with the provisions of this Lease, but only to the extent that such Losses arise as a direct or proximate result of any act, action or omission of Landlord or its officers, employees, agents or invitees.

                 Section 29.03. General. For purposes of this Lease, the term "Losses" shall mean any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including without limitation environmental damages and remediation expenses, expenses of consultants and reasonable attorneys' fees.

                                  ARTICLE XXX

                              NO MERGER OF ESTATES

                 Landlord and Tenant specifically agree that there shall be no merger of Landlord's fee interest and estate in and to the Premises and Tenant's leasehold estate in and to the Premises under this Lease, whether by operation of law, by implication, or otherwise, unless Landlord and Tenant shall have joined in the execution and recording, in the real property records of the county in which the Premises are located, of an instrument specifically effecting such merger.


                                  ARTICLE XXXI

                         HAZARDOUS AND TOXIC CONDITIONS

                 Section 31.01. Indemnification by Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all Losses, including without limitation remediation costs and consultants' fees, arising out of or with respect to the presence in, on or under the Premises or the Improvements of any materials classified as toxic or hazardous under applicable federal, state or local laws, ordinances and requirements of governmental authorities with competent jurisdiction, but only to the extent that the presence of such materials is as the result of any actions of Tenant, its subtenant(s) or any of their respective officers, employees, agents or invitees.

                 Section 31.02. Indemnification by Landlord. Landlord shall indemnify and hold Tenant harmless from and against any and all Losses, including without limitation remediation costs and consultants' fees, arising out of or with respect to the presence in, on or under the Premises or the Improvements of any materials classified as toxic or hazardous under applicable federal, state or local laws, ordinances and requirements of governmental authorities with competent jurisdiction, but only to the extent that the presence of such materials is as the result of any actions of Landlord or its officers, employees, agents or invitees.


                                 ARTICLE XXXII

                          OPTION TO PURCHASE PREMISES

                 (a) Tenant shall have the right and option to purchase the Premises at any time during the Term of this Lease upon not less than ninety
(90) days prior written notice to Landlord (an "Exercise Notice"). The failure of Tenant to exercise its right and option to purchase the Premises on one or more occasions shall not affect Tenant's right to exercise such right and option with respect to the Premises on any subsequent occasions.

                 (b) In the event that Tenant delivers an Exercise Notice to Landlord, Landlord shall convey the Premises to Tenant on the following terms and conditions: (1) the purchase price for the Premises (the "Purchase Price") shall be the value determined under subparagraph (c) below (the "Fair Market Value"); (2) the closing of the transaction (the "Option Closing") shall occur on the date set forth in the Exercise Notice; (3) at the Option Closing, as a condition to the Option Closing, (a) Landlord shall convey fee simple title to the Premises to Tenant by general warranty deed in form satisfactory to Tenant, free and clear of all exceptions to title other than those exceptions to title to which the Premises were subject on the date on which the Premises initially were leased to Tenant pursuant to the Existing Lease (as defined in Article XXXVI) (the "Permitted Exceptions"); (b) Landlord shall deliver to Tenant an ALTA Form B - October 1970 title insurance policy in the amount of the Purchase Price, without the so-called standard exceptions, containing only the Permitted Exceptions and insuring such title or interest to be vested in Tenant; and (c) all permits, licenses and other approvals which may be required by any federal, state or local governmental authority with competent jurisdiction with respect to the transaction contemplated hereunder shall have been obtained to the satisfaction of Tenant, in its sole judgment; (4) Landlord and Tenant each shall pay fifty percent (50%) of any escrow fees; and (5) all closing costs (including, without limitation, the cost of the title policy and costs of deed transfer, but expressly excluding attorneys' fees) shall be apportioned between the parties in accordance with the local customs of the county and state in which the Premises are located. The provisions of this Article XXXII and the indemnities set forth in this Lease shall survive the Option Closing.

              (c) Fair Market Value shall be determined (in the event that Landlord and Tenant fail to agree thereupon within twenty (20) days after Tenant's delivery to Landlord of an Exercise Notice) by an appraisal process, the costs and expenses of which shall be shared equally by Landlord and Tenant, as follows: (i) each party, by written notice to the other, promptly shall appoint a qualified appraiser with more than five (5) years of experience in the metropolitan area surrounding the Premises who is a member of The American Institute of Real Estate Appraisers; (ii) the appraisers so selected shall be supplied with all data relevant to the fair market value of the Premises and shall agree to meet within thirty (30) days after their appointment; (iii) such appraisers then shall appraise the Premises; (iv) after completing their appraisals, each appraiser shall furnish a written report thereof to each party, and the fair market value of the Premises finally shall be determined to be the simple average of the two (2) appraised values if the appraised value reported by the first appraiser shall deviate from the appraised value reported by the second appraiser by less than ten percent (10%), or, in the event that the appraised value reported by the first appraiser shall deviate from the appraised values reported by the second appraiser by ten percent (10%) or more, the two (2) appraisers, within ten (10) days after completion of the first two
(2) appraisals, shall select a third appraiser who shall be qualified as described above and who shall be instructed to complete, within thirty (30) days after such selection, an appraisal of the Premises, whereupon the fair market value of the Premises finally shall be determined to be equal to the appraised value determined by the third appraiser, except that (A) if the third appraised value of the Premises is higher than the higher of the appraised values reported by the first two (2) appraisers, then the fair market value of the Premises finally shall be determined to be equal to the higher of the appraised values reported by the first two (2) appraisers, and (B) if the third appraised value of the Premises is lower than the lower of the appraised values reported by the first two (2) appraisers, then the fair market value of the Premises finally shall be determined to be equal to the lower of the appraised values reported by the first two (2) appraisers.


                                 ARTICLE XXXIII

                  RIGHT OF FIRST REFUSAL TO PURCHASE PREMISES

                 (a) In the event that Landlord, at any time during the Term of this Lease, desires to transfer, assign or otherwise convey (collectively, "Sell") the Premises to a third party, pursuant either to a bonafide written offer which Landlord desires to make or a bonafide written offer which Landlord intends to accept, then Landlord, prior to making or accepting such offer, shall deliver to Tenant notice of such intention (the "Landlord Notice"), accompanied by a true and correct copy of the written offer identifying the contemplated date of closing of the transaction, together with evidence satisfactory to Tenant that

Landlord intends to make or to accept such offer, as applicable (collectively, the "Stated Terms"). For a period of thirty (30) days after its receipt of the Landlord Notice, accompanied by the Stated Terms (the "Refusal Period"), Tenant shall have the right, by notice (the "Refusal Notice") delivered to Landlord within the Refusal Period, to purchase the Premises subject to the Stated Terms. Tenant shall have the right at any time during the Term of this Lease to perform soil, environmental and other tests on the Premises, repairing all damage caused by such tests.

                 (b) In the event that Tenant delivers a Refusal Notice to Landlord within the Refusal Period, Landlord shall sell the Premises to Tenant on the terms and conditions set forth in the Stated Terms. In such event, notwithstanding any terms or conditions set forth in the Stated Terms to the contrary, (1) the purchase price of the Premises (the "Refusal Price") shall be the purchase price set forth in the Stated Terms; (2) the closing of the transaction (the "Refusal Closing") shall occur on the date set forth in the Stated Terms, provided that in the event that such date shall occur after the expiration of the Term of this Lease, the Term of this Lease automatically shall be extended upon the same terms and conditions until the Refusal Closing shall occur (or until such other date as the parties may agree); (3) at the Refusal Closing, as a condition thereto, (a) Landlord shall convey fee simple title to the Premises to Tenant by general warranty deed in form satisfactory to Tenant, free and clear of all exceptions to title other than the Permitted Exceptions; (b) Landlord shall deliver to Tenant an ALTA Form B - October 1970 title insurance policy in the amount of the Refusal Price, without the so-called "standard exceptions", containing only the Permitted Exceptions and insuring such title or interest to be vested in Tenant; and (c) all permits, licenses and other approvals which may be required by any federal, state or local governmental authority with competent jurisdiction with respect to either the Premises or the transaction contemplated hereunder shall have been obtained to the satisfaction of Tenant, in its sole judgment; (4) Landlord and Tenant each shall pay fifty percent (50%) of any escrow fees; and (5) all closing costs (including, without limitation, the cost of the title policy and costs of deed transfer, but expressly excluding attorneys' fees) shall be apportioned between the parties in accordance with the local customs of the county and state in which the Premises are located. The provisions of this Article XXXIII and the indemnities set forth in this Lease shall survive the Refusal Closing.

                 (c) In the event that Tenant affirmatively elects not to exercise its foregoing right of first refusal with respect to the Premises or fails to deliver to Landlord any Refusal Notice within the applicable Refusal Period with respect to the Premises, this Lease shall continue in full force and effect, and Landlord shall have the right to Sell the Premises on terms and conditions not less favorable to Landlord than the Stated Terms. If the terms and conditions on which Landlord is willing to Sell the Premises become less favorable to Landlord than the Stated Terms (and Landlord and Tenant specifically acknowledge and agree, without limiting the generality of the foregoing, that any revision which would decrease the monetary obligations of the prospective purchaser of the Premises or increase the monetary obligations of Landlord would render such terms and conditions less favorable to Landlord for the purposes hereof), then Landlord promptly shall deliver to Tenant notice of such revised terms and conditions, and Tenant may deliver to Landlord, within ten (10) days after Landlord's delivery of such notice to Tenant, a Refusal Notice evidencing Tenant's election to purchase the Premises, in which event Tenant and Landlord shall close such transaction pursuant to this Article XXXIII on such revised terms and conditions. If Landlord shall not close any transaction which is subject to the terms of this Article XXXIII within one hundred eighty (180) days after the earlier to occur of (1) Tenant's delivery to Landlord of Tenant's affirmative election not to exercise its right of first refusal or (2) the later to occur of the expiration of the applicable Refusal Period or the expiration of the above-mentioned ten (10) day period, then Tenant's right of first refusal shall be reinstated and shall continue to apply and Landlord shall not Sell the Premises without complying again with the provisions of this Article XXXIII.


                                 ARTICLE XXXIV

                               DISPUTE RESOLUTION

                 (a) The parties will attempt in good faith to resolve any controversy arising out of or relating to this Lease promptly by negotiations between authorized representatives of the parties begun by written notice from one party to the other.

                 (b) If the controversy has not been resolved within (30) thirty days of the date of written notice thereof under subparagraph (a), either party may initiate mediation of the controversy or claim in accordance with American Arbitration Association Real Estate Industry Mediation Rules or may proceed directly to arbitration under Article XXXIV(c).

                 (c) If the matter has not been resolved pursuant to the aforesaid mediation procedure within (60) sixty days of the initiation of such procedure, or if either party refuses to participate in a mediation, the controversy shall be settled by arbitration as follows: either party may initiate such arbitration by delivery of notice to the other setting forth the matter to be determined and naming one arbitrator. The other party, within ten
(10) days after such delivery, shall name a second arbitrator and deliver notice thereof to the initiating party. The two (2) arbitrators shall meet promptly and try to resolve the matter, and their written decision shall be final and binding on the parties. If such arbitrators shall fail to reach a decision within thirty (30) days after the appointment of the second arbitrator, such arbitrators shall name a third arbitrator within the succeeding period of five (5) days. The three (3) arbitrators promptly shall meet thereafter for consideration of the matter to be determined, and the written decision of any two (2) arbitrators shall be final and binding on the parties. In the event that the party not initiating the arbitration proceeding fails to appoint a second arbitrator, and/or in the event that two (2) arbitrators appointed are unable to agree upon the appointment of a third arbitrator within the prescribed time, the court of general jurisdiction of the political subdivision in which the Premises shall be located may, within the prescribed time, appoint such second and/or third arbitrator, as the case may be, and the arbitration shall proceed pursuant to this Article XXXIV. All arbitrators shall be individuals with at least five (5) years substantial experience in negotiating and valuing commercial real property ground leases and/or with the particular matter subject to arbitration, as appropriate. Arbitration shall be conducted pursuant to the rules then in effect of the American Arbitration Association and the decision of the arbitrators may be entered and enforced as a judgment in accordance with the applicable laws of the jurisdiction in which the Premises shall be located. Each party shall bear its own attorney fees and expenses and those of the arbitrator it selects. The fees and expenses of the third arbitrator and the arbitration hearing shall be shared equally. The place of arbitration shall be in the County and State where the Premises are located. The arbitrators are not empowered to award damages in excess of actual, compensatory damages.

                 (d) All deadlines specified in this Article XXXIV may be extended by mutual agreement.

                 (e) The procedures specified in this Article XXXIV shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Lease; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this Article XXXIV. All applicable statutes of limitation shall be tolled while the procedures specified in this Article XXXIV are pending. The parties shall take such action, if any, required to effectuate such tolling.


                                  ARTICLE XXXV

                                 MISCELLANEOUS

                 Section 35.01. Survival. Any and all covenants and obligations of either party under this Lease which are not or may not be fully observed and performed prior to the termination or expiration of this Lease (by lapse of time or otherwise) shall survive such termination or expiration unless and except to the extent the same may hereafter expressly be released in writing by the other party hereto.

                 Section 35.02. Amendment. This Lease may not be modified, amended or supplemented except by a written agreement executed on behalf of both Landlord and Tenant.

                 Section 35.03. Brokers. Landlord and Tenant each represents and warrants to the other that it has not dealt with any real estate broker, agent, consultant, or finder in connection with the negotiation of this Lease. Each of the parties agrees to indemnify and save the other party harmless of and from any and all claims, damages, costs, expenses and liability whatsoever which may arise based upon (or alleged to be based upon) any broker's or agent's fee or finder's commission or any compensation to any person or entity in respect of the transaction contemplated by this Lease where such claim, damage, cost, expense or liability arises out of (or is asserted or alleged to arise out of) any act or omission of the respective indemnifying party or any of its officers, employees or agents.

                 Section 35.04. Rights and Remedies Cumulative. No right or remedy specified herein or otherwise conferred upon Landlord or Tenant, as the case may be, shall be exclusive of any other right or remedy; all rights and remedies of either party shall be cumulative and in addition to every other right and remedy of such party whether the same shall arise or be created hereunder, at law or in equity. Every such right and remedy may be exercised by Landlord or Tenant, as the case may be, from time to time and as often as occasion may arise or be deemed expedient.

                 Section 35.05. Third Party Rights. Nothing herein, express or implied, is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

                 Section 35.06. Severability. If any term or condition of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such term or condition to any other persons or circumstances shall not be affected thereby, and shall be enforced to the greatest extent permitted by law.

                 Section 35.07. Captions. The Article and Section captions contained in this Lease and in the table of contents hereof are for convenience of reference only, and are not intended and shall not be deemed or construed to limit, enlarge or affect the scope or meaning of this Lease or any term of condition thereof.

                 Section 35.08. Interpretation. The following rules and principles shall each apply in the interpretation of this Lease: (a) any term used in this Lease shall be deemed to include each other gender as appropriate and the singular of such term shall include the plural and vice versa, whether or not such term is a defined term herein; (b) any term, condition or covenant in this Lease which is to be observed or performed by Tenant may also be performed by any other person or entity on behalf of Tenant; such party's performance shall constitute full satisfaction of any such term, condition, or covenant; (c) the "Exhibits" to which reference is made in this Lease are each attached hereto and incorporated in this Lease in their entirety; (d) except to the extent expressly provided to the contrary herein, any term, condition or covenant in this Lease which is to be observed or performed by or on behalf of either party hereto shall be observed or performed at the sole cost and expense of the party to observe or perform the same; (e) the words "herein", "hereunder", and other words of similar import refer to this Lease as a whole and not to any Article, Section, or other subdivision of this instrument; and (f) any consent, approval, response or other action required of or permitted by Landlord pursuant to this Lease shall not be unreasonably withheld or delayed.

                 Section 35.09. Negation of Partnership. Nothing contained in this Lease shall be construed or interpreted as creating any agency, partnership, co-partnership or joint venture relationship between the parties hereto.

                 Section 35.10. Applicable Law. This Lease shall be governed by the laws of the state in which the Premises are located.

                 Section 35.11. Entire Agreement. There are no terms, conditions, covenants, obligations, representations or warranties, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease except as expressly set forth herein. Landlord and Tenant acknowledge and agree that this Lease constitutes the entire agreement between them with respect to the matters contained herein.

                 Section 35.12. Execution in Counterparts. This Lease may be executed in multiple counterparts, each of which fully executed counterparts shall be deemed an original; it shall not be necessary in making proof of this Lease to produce or account for more than one such counterpart. All counterparts of this Lease shall constitute a single, unified instrument.

                 Section 35.13. Binding Effect. This Lease, and the terms and conditions set forth herein, shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                 Section 35.14. Further Assurances. Each of Landlord and Tenant agrees that it shall, promptly after its receipt of the other's written request therefor, execute, acknowledge (if appropriate), and deliver to or as directed by the other party such additional documents, instruments, and further assurances consistent with the terms of this Lease as may be necessary or appropriate (in the judgment of the requesting party) to evidence, confirm, or establish the demise of the Premises and/or the rights of the respective parties intended to be affected or created by this Lease.


                                 ARTICLE XXXVI

                                 EXISTING LEASE

                 The parties acknowledge that the Premises currently are being leased by Landlord to Tenant pursuant to a ____________________________________
(the "Existing Lease"). As of the Commencement Date, the Existing Lease shall terminate and neither Landlord nor Tenant shall have any further liabilities or obligations under the Existing Lease except for any which may have accrued thereunder prior to the Commencement Date.

                 IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date indicated below.

Signed and acknowledged                     "LANDLORD"
in the presence of:                         ------------------------------------

                                            By:
-----------------------------------            ---------------------------------
Name:                                       Name:
     ------------------------------              -------------------------------

-----------------------------------         Its:
                                                --------------------------------
Name:
     ------------------------------


                                            "TENANT"

                                            ------------------------------------

                                            By:
-----------------------------------            ---------------------------------
Name:                                       Name:
     ------------------------------              -------------------------------

-----------------------------------         Its:
                                                --------------------------------
Name:
     ------------------------------


STATE OF OHIO     )
                  )   SS.
COUNTY OF         )
          --------

                 Before me, a Notary Public in and for said County and State, personally appeared the above-named _____________________, by _________________________, its ___________________________, who acknowledged that ___ did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and ___ free act and deed as such officer and as an individual.

                 IN WITNESS WHEREOF, I hereunto have set my hand and seal at ________, Ohio this ____ day of December, 1995.


                                                   -----------------------------
                                                            Notary Public

                                                   My commission expires:
                                                                         -------


STATE OF OHIO             )
                          )        SS.
COUNTY OF                 )
          --------

                 Before me, a Notary Public in and for said County and State, personally appeared the above-named _____________________, by _________________________, its ___________________________, who acknowledged that ___ did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and ___ free act and deed as such officer and as an individual.

                 IN WITNESS WHEREOF, I hereunto have set my hand and seal at ________, Ohio this ____ day of December, 1995.


                                                   -----------------------------
                                                            Notary Public

                                                  My commission expires:
                                                                        --------

                                                                         ANNEX 8


                         SERVICES AND SUPPORT AGREEMENT



                                    BETWEEN



                             ROADWAY SERVICES, INC.



                                      AND



                             ROADWAY EXPRESS, INC.

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I        TERM . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

   1.1           Term of the Agreement  . . . . . . . . . . . . . . . . . .    2

ARTICLE II       SERVICES TO BE PROVIDED  . . . . . . . . . . . . . . . . .    2

   2.1           Corporate Services Provided  . . . . . . . . . . . . . . .    2
   2.2           Payment for Services . . . . . . . . . . . . . . . . . . .    3

ARTICLE III      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .    3

   3.1           Automatic Termination  . . . . . . . . . . . . . . . . . .    3
   3.2           Termination with Notice  . . . . . . . . . . . . . . . . .    4
   3.3           Mutual Cooperation and Additional Assumptions  . . . . . .    4

ARTICLE IV       GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . .    4

   4.1           Non-Waiver . . . . . . . . . . . . . . . . . . . . . . . .    4
   4.2           Notices  . . . . . . . . . . . . . . . . . . . . . . . . .    5
   4.3           Governing Law  . . . . . . . . . . . . . . . . . . . . . .    5
   4.4           Force Majeure  . . . . . . . . . . . . . . . . . . . . . .    5
   4.5           Severability . . . . . . . . . . . . . . . . . . . . . . .    6
   4.6           Entire Agreement . . . . . . . . . . . . . . . . . . . . .    6
   4.7           Assignment . . . . . . . . . . . . . . . . . . . . . . . .    6

                         SERVICES AND SUPPORT AGREEMENT


                 THIS SERVICES AND SUPPORT AGREEMENT ("Agreement"), dated as January 2, 1996, is made and entered into by and between ROADWAY SERVICES,INC., an Ohio corporation ("RSI"), and ROADWAY EXPRESS, INC., a Delaware corporation and a wholly-owned subsidiary of RSI ("REX").

                                  WITNESSETH:


                 WHEREAS, the Board of Directors of RSI has determined that it is advisable to pursue a tax-free spin-off (the "Spin-Off") of REX; and

                 WHEREAS, pursuant to the Spin-Off, RSI and REX have entered into a Distribution Agreement (the "Distribution Agreement") pursuant to which RSI will distribute not less than 95% of the outstanding shares of capital stock of REX to shareholders of RSI (the "Distribution"); and

                 WHEREAS, RSI and REX have agreed to enter into this Agreement in order for RSI or REX, as the case may be, following the Spin-Off, to assist the other by providing certain services and support not otherwise specified in any of the Other Agreements (as defined in the Distribution Agreement);

                 NOW THEREFORE, in consideration of these premises and the mutual promises and conditions contained herein, RSI and REX hereby agree as follows:

                                   ARTICLE I

                                      TERM


                 1.1 Term of the Agreement. The term of this Agreement shall be from the date hereof (the "Effective Date") to and including the first anniversary of the date of this Agreement (the "Term"). On not less than thirty (30) days' notice prior to the expiration of the Term or any subsequent term, the Term may be extended upon the written request of REX to RSI.

                                   ARTICLE II

                            SERVICES TO BE PROVIDED


                 2.1 Corporate Services Provided. RSI shall provide to REX during the Term of this Agreement the services listed on Annex A attached hereto other than the Record Detention Services specified therein, and REX shall provide to RSI during the term of this Agreement the Record Detention Services listed on such Annex A (collectively, the "Services"). The Services shall be provided at then prevailing market rates, or if for any reason a market rate for any particular Service is not readily determinable, at the then existing internal allocated expense attributed to such Service by the provider of such Service. The Services are based on the understanding of the parties hereto of the support and administrative services reasonably required by REX at the date of this Agreement. If, following the Distribution, REX reasonably determines that additional services consistent with the recent historical practice of RSI should be provided by RSI, the parties agree to negotiate in good faith to modify this Agreement appropriately with respect to such additional services, together with such additional services as, from time to time, the parties hereto mutually agree in writing to be provided hereunder. In the event the parties hereto agree that RSI shall provide such additional services, the parties hereto further agree that such agreement to provide such additional services shall also amend Section 2.2 as provided herein and Annex A hereto to reflect such agreement of the parties.

                 2.2 Payment for Services. (a) REX shall pay RSI or RSI shall pay REX, as the case may be, on a quarterly basis, amounts payable hereunder in respect of any services provided hereunder or in the case of additional services agreed to pursuant to Section 2.2, such fees as the parties shall agree.

                 (b) Charges for the services shall be invoiced on or about the tenth (10th) day of the calendar month next following the calendar fiscal quarter in which the Services have been performed, and such invoice shall be paid within thirty (30) days following receipt thereof.

                                  ARTICLE III

                                  TERMINATION


                 3.1 Automatic Termination. This Agreement automatically shall terminate at the conclusion of the Term unless such Term is extended in accordance with Section 1.1 hereto.

                 3.2 Termination with Notice. If either RSI or REX (the "Defaulting Party") shall fail adequately to perform in any material respect any of its material obligations under this Agreement, whether voluntarily or involuntarily, the other may terminate this Agreement upon sixty (60) days' written notice to the Defaulting Party that it has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party shall have remedied such failure.

                 3.3 Mutual Cooperation and Additional Assumptions. Prior to the termination of this Agreement, the parties shall work together in good faith to facilitate an orderly transition of responsibility for the Services, and each party shall deliver to the other party copies of such documents, records and information as are necessary to achieve such transition. Upon the termination of this Agreement, each party promptly shall deliver to the other party copies of all remaining documents, records and information in such party's possession that may be necessary for the other party to assume complete internal responsibility for all of the Services.

                                   ARTICLE IV

                                    GENERAL


                 4.1 Non-Waiver. The failure of either party to enforce at any time or for any period any of the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

                 4.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by telecopy or by a recognized overnight courier service, to the parties at the following addresses (or such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To REX at:            Roadway Express, Inc.
                               1077 Gorge Boulevard
                               P.O. Box 471
                               Akron, Ohio  44309-0471
                               Attention:  General Counsel
                               Telecopier Number:

         To RSI at:            Roadway Services, Inc.
                               1077 Gorge Boulevard
                               Akron, Ohio  44309-0088
                               Attention:  General Counsel
                               Telecopier Number:


                 4.3 Governing Law. This Agreement shall be governed by and enforced in accordance with the internal laws of the State of Ohio, without regard to the conflicts of law principles thereof.

                 4.4 Force Majeure. No person providing Services shall be liable for any failure of, or delay in the performance of, Services under this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond its reasonable control. Each of RSI and REX agrees to notify the other promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

                 4.5 Severability. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                 4.6 Entire Agreement. This Agreement supersedes and cancels any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. This Agreement and the Other Agreements expresses the complete and final understanding of the parties with respect to the subject matter thereto and may not be changed in any way, except by an instrument in writing signed by both parties.

                 4.7 Assignment. Neither of the parties shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not unreasonably be withheld.

                 IN WITNESS WHEREOF, the parties have hereunto signed this Agreement as of the day and year first above written.

                                        ROADWAY SERVICES, INC.



                                        By
                                             -----------------------------------
                                             Name:
                                             Title:


                                        ROADWAY EXPRESS, INC.



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                    ANNEX A

                       CORPORATE SERVICES TO BE PROVIDED
                                 TO REX BY RSI


TAX SERVICES:

           1. Coordinate and assist with the preparation of United States federal and state income and franchise tax returns.

           2. Coordinate and assist with the preparation of payroll, unemployment, sales and use tax returns.

           3. Provide access to historical tax records, including asset basis data and date requested for audits.

HUMAN RESOURCES SERVICES:

            Coordinate and assist with employee benefit administration, including administration of defined benefit pension plans and 401(k) plans.

INSURANCE SERVICES:

           1.    Maintain relationships with brokers.

           2. Coordinate claims processing and allocation between RSI and REX.

           3.    Determine allocation of costs.

           4.    Assist with reserve computations.

FINANCIAL SERVICES:

           1. Assist with consolidation procedures with respect to fourth quarter of 1995.

           2.    Provide access to historical records.

           3.    Assist with preparation of opening balance sheet.

           4.    Assist with appropriate year-end disclosures.

TREASURY SERVICES:

            Assist with lockbox and cash collections and payment cutoffs.

EXECUTIVE SERVICES:

           1.    Assist with public company reporting and other issues.

           2.    Assist with historical records.

RECORD DETENTION SERVICES:

                 Maintenance of corporate records at storage facility located in Akron, Ohio.

                 Maintenance and Storage Costs
                 Retrieval Cost

                                                                         ANNEX 9

                                     LEASE


                                 BY AND BETWEEN


                        _____________________, LANDLORD


                                      AND


                         ______________________, TENANT


                          Dated as of January 2, 1996





Premises Situated in ____________________, ____________________


[NOTE: APPROPRIATE CHANGES WILL BE MADE TO THIS LEASE FORM (WHICH CONTEMPLATES THE LEASE OF AN ENTIRE TRUCK TERMINAL) TO ADAPT IT FOR USE AS THE FORM FOR THE LEASE FROM SDC TO REX OF A PORTION OF A TERMINAL IN COLUMBUS, OHIO]

                                     LEASE


         THIS LEASE (the "Lease") is made as of January 2, 1996 by and between _________________________, a Delaware corporation, as landlord (the "Landlord"), and _______________________________, a ______________ corporation, as tenant (the "Tenant").

         1       Demise:  In consideration of the undertakings of the parties contained herein, Landlord leases to Tenant, and Tenant leases from Landlord, the premises described in Section 2 (the "Premises") for use as a truck terminal facility and any other use permitted by law, on the terms and conditions contained in this instrument.

         2       Premises:  During the Term of this Lease (as defined in
Section 3.3), the Premises shall be located for street numbering purposes at _________________________________ and shall consist of:

         (A) Exclusive use of all of the buildings and improvements located thereon (collectively, "Landlord's Building") and of all of the adjoining exterior loading, parking and drive areas (collectively, the "Exclusive Space"); and

         (B) The right of Tenant, Tenant's invitees and Tenant's vehicles to continuous access to all of the Exclusive Space and adjoining public streets; and the right to use the roof of Landlord's Building for the purpose of installing an antenna for Tenant's communication system (the "Roof Antenna").

The improved real property comprised by Landlord's Building and the exterior Exclusive Space are further described or depicted on Exhibit "A" attached hereto and incorporated herein by this reference.

         3       Term:

         3.1 Primary Term: The primary term of this Lease shall be for the period January 2, 1996 to January 1, 1997 (the "Primary Term") unless this Lease shall be earlier terminated as hereinafter provided.

         3.2 Extension Terms: Tenant shall have the option to extend the Primary Term for the extension period set forth below (the "Extension Term"), upon the terms of this Lease, except as otherwise provided in Section 4(B):

         (A) Extension Term: One (1) one (1) year renewal option, from January 2, 1997 through January 1, 1998.

         (B) Exercise Date: Tenant shall deliver to Landlord notice of its election so to extend the Primary Term on or before November 2, 1996.

         3.3 Term of this Lease: The Primary Term and the Extension Term (if elected by Tenant) sometimes shall be referred to collectively as the "Term of this Lease".

         3.4 Tenant's Termination Right: Tenant shall have the right, upon written notice to Landlord and without penalty, to terminate this Lease effective as of any date during the Primary Term or the Extension Term, which termination date shall be specified in such notice. In the event of such termination, neither party shall have any further liability under this Lease except with respect to any Rent or other obligations of either party accrued prior to the effective date of termination.

         4       Rent:  During the Term of this Lease, Tenant shall pay rent to
Landlord at the address set forth in Section 26 in monthly installments (the "Rent")as set forth in Subparagraphs

(A) and (B) below. The first monthly installment of Rent shall be payable in advance within ten (10) days following the date of this Lease (the "Rent Commencement Date"), and subsequent monthly installments of Rent shall be payable on or before the first business day of each calendar month thereafter. Rent for partial months at the inception or the termination of the Lease shall be prorated.

                 (A)      Primary Term:  Monthly installments of $______.

                 (B) Option to Extend: Monthly installments equal to the monthly Rent for the Primary Term multiplied by a factor equal to one (1) plus or minus the decimal equivalent of fifty percent (50%) of the total change, if any, in the U.S. Department of Labor Price Index for Urban Consumers, All Items, 1982-84=100, for the period from three (3) months prior to the commencement date of the Primary Term through three (3) months prior to the commencement date of the Extension Term.

         5       Real Estate Taxes and Assessments:

         5.1 Payment by Landlord: During the Term of this Lease, Landlord shall pay, as the same may become due and payable and before any fine, penalty, interest or other charge may be added for nonpayment, all real estate taxes and assessments, general and special, against the Premises (the "Taxes and Assessments").

         5.2     Reimbursement in Full of Taxes and Assessments:
Notwithstanding the provisions of Section 5.1, Tenant shall reimburse Landlord for one hundred percent (100%) (the "Tenant's Share") of real estate taxes and assessments, general and special, levied against the Premises (the "Taxes and Assessments") for each twelve (12) month period of the Term of this Lease (a "Lease Year"); provided, however, that Tenant shall reimburse Landlord for assessments only to the extent that such assessments shall be attributable to the Term of this Lease, amortized over the longest permissible term and paid in
periodic installments with other real estate taxes.   Reimbursement shall be
made by Tenant to Landlord within thirty (30) days after Landlord's delivery to Tenant of a paid tax bill showing payment in full of the Taxes and Assessments currently due and payable, together with a calculation of Tenant's Share
thereof.    In no event shall Tenant be responsible for paying any share of:
(a) any increase in taxes attributable to Landlord's sale or transfer of the Premises (or any interest therein) during the Term of this Lease; or (b) any income, franchise, estate, inheritance or other taxes or assessments which shall not be denoted specifically as real estate taxes or assessments.

         5.3 Right to Contest: Tenant may initiate proceedings to contest the Taxes and Assessments. If required by law, Landlord shall join in any such proceedings initiated by Tenant, provided that Tenant shall pay all costs and expenses, charges, interest and penalties in connection therewith, including reasonable costs and expenses incurred by Landlord. Tenant shall continue to reimburse Landlord under Section 5.2 for all Taxes and Assessments which Landlord is or becomes obligated to pay pursuant to Section 5.1 during the pendency of any such proceedings. Upon conclusion of such proceedings, Tenant shall be entitled to credit for Tenant's Share of any Taxes and Assessments refunded to Landlord as a result of any such proceedings.

         6       Utilities:  During the Term of this Lease, Tenant shall pay for all utility services consumed by Tenant upon the Premises, including without limitation gas and electricity, sanitary and storm sewer, water and telephone services. To the extent that any utility services supplied to the Premises are billed directly to Landlord, Tenant shall reimburse Landlord, within thirty
(30) days after Landlord's delivery to Tenant of an invoice therefor, for that portion of such utility services which is attributable directly to Tenant's use of the particular utility service.

         7       Possession of Premises:  Tenant shall be entitled to
possession of the Premises on the date of this Lease.

         8       Tenant Improvements:  Subject to obtaining Landlord's written consent for structural improvements (not to be unreasonably withheld) Tenant, at its sole cost and expense, shall have the right, but shall not be obligated, during the Term of this Lease to improve, alter and renovate the Premises in any manner which Tenant deems necessary or desirable to adapt the same for the conduct of its business operations, including, without limitation, painting, decorating, redecorating and installing partitions, floor coverings, wall coverings, drop ceilings and light fixtures. Tenant shall perform all work described in this Section 8 according to the standards set forth in Section 18.1(B). Unless otherwise agreed in writing by the parties and subject to
Section 9 below, any improvements, alterations and renovations to the Premises by Tenant pursuant to this Section 8 shall remain on the Premises upon the expiration or earlier termination of this Lease.

         9       Trade Fixtures; Personal Property:  Tenant, at its sole cost and expense, shall have the right, but shall not be obligated, to install, use, replace, and remove its trade fixtures and personal property, such as, without limitation, telephone, teletype and other communications equipment, machinery, conveyor systems, modular docks, dock levelers, task lights, office furniture, office trailers and its Roof Antenna. Upon the expiration of the Term of this Lease or the earlier termination of this Lease, Tenant shall have the right to remove such trade fixtures and personal property from the Premises, provided that Tenant shall repair all damage to the Premises resulting from such removal.

         10        Maintenance and Repairs by Landlord:

         10.1 General Requirements: Landlord, at its sole cost and expense, shall perform during the Term of this Lease all necessary maintenance and repairs with respect to all of the structure and exterior of Landlord's Building and the other Exclusive Space including, without limitation, the roof and roof membrane, exterior walls, foundation, supports, roof vents, and downspouts; provided, however, that Landlord shall not be responsible for maintenance or repair to any improvements made by Tenant.

         10.2 Timely Performance: In the event of an emergency (defined as any condition other than damage or destruction described in Section 14 or eminent domain described in Section 16 which impairs Tenant's ability to use and occupy the Premises for the conduct of its business operations) and Landlord's failure to perform promptly any of Landlord's maintenance and repair obligations as described in Section 10.1, or in a non-emergency and Landlord's failure to perform such maintenance and repair obligations within fifteen (15) days after Tenant's delivery to Landlord of notice of the need for any such maintenance or repair, Tenant shall have the rights and remedies referred to in Section 17, which Section shall be applied without the further notice and cure provisions set forth therein.

         11        Maintenance and Repairs by Tenant:  Tenant, at its sole cost and expense, shall keep the Exclusive Space in a clean and orderly condition, repairing or replacing all broken glass, light bulbs or fixtures, windows, and utility systems serving the Exclusive Space as well as performing any patching and pothole maintenance to the yard and drive areas and performing all routine landscaping maintenance to the exterior Exclusive Space. Tenant shall further, at its sole cost and expense, make any other repairs and maintenance occasioned by the negligence or misconduct of Tenant or Tenant's invitees and shall be responsible for repairs and maintenance to Tenant's personal property. If Tenant fails to perform its maintenance and repair obligations within (15) days after Landlord's delivery to Tenant of notice of the need therefor, then Landlord shall have the right, upon delivery of three (3) business days' notice to Tenant, to perform all or part of such maintenance and repairs, at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for such costs and expenses within thirty
(30) days after Landlord's delivery to Tenant of an invoice therefor.

         12        Insurance:

         12.1 Casualty Insurance; Premium Reimbursement: At all times during the Term of this Lease, Landlord, at its initial cost and expense, shall cause the Premises to be fully and adequately insured with a customary policy of fire and extended coverage insurance (including flooding, vandalism, malicious mischief and special extended perils or all risk) in an amount not less than the full replacement cost of the Premises, with a standard inflation guard endorsement or, in the event the parties have agreed upon a fixed amount of insurance, with a fixed amount endorsement. Such insurance policy shall name both Landlord and Tenant as insureds, as their interests may appear. Notwithstanding the foregoing provisions, for each Lease Year Tenant shall reimburse Landlord for Tenant's Share of Landlord's casualty insurance premiums with respect to the Premises (the "Premiums") for such Lease Year. Reimbursement shall be made by Tenant to Landlord within thirty (30) days after Landlord's delivery to Tenant of a paid bill showing payment in full of the Premiums currently due and payable, together with a calculation of Tenant's Share thereof.

         12.2 Public Liability Insurance: At all times during the Term of this Lease, Tenant shall maintain in full force and effect a public liability insurance policy for the Premises with respect to Tenant's sole negligence with coverage limits of $2,000,000 for bodily injury and $250,000 for property damage. Such insurance policy shall name the Landlord as an additional insured with respect to Tenant's sole negligence, as its interests may appear, and may be provided under Tenant's blanket insurance policy in effect from time to time.

         12.3 Certificates: Any insuring party shall, upon request, provide an insured party with adequate evidence of the continued existence of applicable insurance coverage by certificate(s) of insurance. Each such certificate shall contain an agreement by the insurer that such insurance coverage shall not be modified or canceled without delivery of at least thirty
(30) days' written notice to the insured party.

         13        Mutual Subrogation Waiver:  In the event that any portion of the Premises or Tenant's trade fixtures or personal property in the Premises shall be damaged or destroyed by fire, explosion or other casualty required to be insured against pursuant to Section 12, whether or not such damage or destruction is caused, or claimed to be caused, by the negligence or misconduct of Landlord or Tenant, or any of their respective officers, employees, agents, contractors or invitees, neither Landlord, Tenant nor their respective insurance company(ies), shall have any right of action, by way of subrogation or otherwise, against Tenant or Landlord, or any of their respective officers, employees, agents, contractors or invitees, arising from such damage or destruction, and each policy of insurance required pursuant to Section 12.1 shall provide a waiver and release by the insurer of any such right. Landlord and Tenant further agree that during or after Tenant's occupancy of the Premises, each will indemnify and hold the other harmless from any claim against the other made by way of subrogation by Landlord's or Tenant's fire and extended coverage insurance carrier(s).

         14        Damage or Destruction:

         14.1 Repair and Restoration: In the event that the Premises shall be damaged or destroyed by fire, casualty, or other risk required to be insured against pursuant to Section 12.1 or at law, Tenant promptly shall deliver to Landlord notice thereof. Unless terminated pursuant to Section 14.2, this Lease shall remain in full force and effect, and Landlord, at its sole cost and expense, shall promptly repair the damage or destruction and restore the Premises to substantially that condition existing immediately prior to such damage or destruction. If Tenant remains in occupancy of the Premises, Landlord shall exercise such repair and restoration efforts in a manner so as not to interfere unreasonably with the use and occupancy of the Premises by Tenant for the conduct of its business operations. Until the completion of Landlord's repair and restoration pursuant to this Section 14.1, Tenant's obligation to pay Rent and other amounts payable by Tenant hereunder shall be abated as of the date of the damage or destruction in proportion to the extent that the value of the Premises for the use and occupancy thereof by Tenant for the conduct of its business operations shall be reduced, in Tenant's reasonable judgment.

         14.2 Rights of Termination: Landlord's and Tenant's respective rights to terminate this Lease upon the occurrence of certain damage or destruction shall be governed as follows:

         (A) If the Premises shall be damaged or destroyed to the extent of more than fifty percent (50%) of the full replacement cost thereof, then either Landlord or Tenant may elect to terminate this Lease by delivery of notice to the other within thirty (30) days after the date of such damage or destruction; or

         (B) If any portion of the Premises shall be rendered untenantable, in Tenant's reasonable judgment, for the use and occupancy thereof by Tenant for the conduct of its business operations as a result of any damage or destruction, or if Tenant reasonably shall anticipate that the repair and restoration of any such damage or destruction shall not be completed within sixty (60) days after the date of the damage or destruction and Landlord shall not have provided Tenant with temporary substitute premises acceptable to Tenant, in Tenant's reasonable judgment, then Tenant may elect to terminate this Lease by delivery of notice to Landlord within thirty (30) days after the date of such damage or destruction; and

         (C) Upon delivery of any notice pursuant to Section 14.2(A) or 14.2(B), this Lease shall terminate as of the date of the damage or destruction unless otherwise provided in such notice, and Tenant shall have no further liabilities or obligations hereunder other than to pay Rent accrued hereunder as of the date of such termination.

         15        Eminent Domain:

         15.1 Repair and Restoration: In the event that any portion of the Premises shall be taken or threatened to be taken under the power of eminent domain or settlement in lieu thereof for any public or quasi-public use, Landlord promptly shall deliver to Tenant notice thereof. Unless terminated pursuant to Section 15.2, this Lease shall remain in full force and effect, and Landlord, at its sole cost and expense, shall repair the damage and restore the Premises so as to constitute the remaining portion thereof a complete architectural unit. If Tenant remains in occupancy of the Premises, Landlord shall exercise such repair and restoration efforts in a manner so as not to interfere unreasonably with the use and occupancy of the Premises by Tenant for the conduct of its business operations. Until the completion of Landlord's repair and restoration pursuant to this Section, Tenant's obligation to pay Rent and other amounts payable by Tenant hereunder shall be abated as of the date on which possession of the Premises or portion thereof shall be required by the public or quasi-public body in proportion to the extent that the value of the Premises for the use and occupancy thereof by Tenant for the conduct of its business operations shall be reduced, in Tenant's reasonable judgment.

         15.2 Rights of Termination: If, as a result of any of the events for which notice is required to be given to Tenant under Section 15.1, the Premises no longer shall be fit and suitable for the use and occupancy thereof by Tenant for the conduct of its business operations by reason of a material reduction of any portion of the Exclusive Space, Tenant may elect to terminate
this Lease by delivery of notice to Landlord.   In such event, this Lease shall
terminate effective as of the later to occur of (a) the date of actual vacation of the Premises by Tenant, or (b) a date not more than 60 days in advance of the date on which possession of the Premises is required by the public or quasi-public body; and thereupon Tenant shall have no further liabilities or obligations hereunder other than to pay Rent accrued hereunder as of such date of termination.

         16        Tenant's Default; Landlord's Remedies:

         16.1 Tenant Default: Each of the following events shall constitute a default of this Lease by Tenant (a "Tenant Default"):

         (A) The failure of Tenant to pay any Rent or other amount payable by Tenant hereunder within five (5) days after the date on which Tenant receives from Landlord notice specifically describing such failure; and

         (B) Subject to cure by Landlord under Section 11, the failure of Tenant to perform any other term, condition, covenant or obligation of this Lease on the part of Tenant to be performed within thirty (30) days after the date on which Tenant receives from Landlord notice specifically describing such failure; provided, however, that if Tenant shall exercise in good faith diligent efforts within such thirty (30) day period to cure the failure specified in the notice but shall not be able to do so because of a cause or causes beyond the control of Tenant, then any such failure shall not be considered a Tenant Default so long as Tenant shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time.

         16.2 Landlord's Remedies: In the event of a Tenant Default, Landlord shall have the following rights and remedies which shall be exercisable three (3) business days after the date on which Tenant receives from Landlord additional notice with respect thereto:

         (A) To enter upon the Premises and again have, repossess and enjoy the same as if this Lease had not been made, and all terms, conditions, covenants and obligations of this Lease on the part of Landlord to be performed shall cease and terminate, without prejudice, however, to the right of Landlord to recover from Tenant all Rent accrued hereunder as of the date of such entry by Landlord; and

         (B) To relet the Premises for the remainder of the then existing Primary Term or Extension Term for the highest rent reasonably obtainable and to recover from Tenant any deficiency, as it accrues, between the amount so obtained and Rent payable by Tenant hereunder; provided, however, that Landlord shall be obligated in such event to exercise in good faith diligent efforts to mitigate its damages by reletting the Premises for the highest rent reasonably obtainable under the circumstances; and

         (C) To pursue all other rights and remedies to which Landlord may be entitled hereunder, at law or in equity.

         17        Landlord's Default; Tenant's Remedies:  In the event of any failure by Landlord to perform any term, condition, covenant or obligation of this Lease on the part of Landlord to be performed within fifteen (15) days after the date on which Landlord receives from Tenant notice specifically describing such failure, Tenant (in addition to all other remedies to which Tenant may be entitled under this instrument or at law or in equity) may cure such default by Landlord on behalf of, and at the sole cost and expense of, Landlord, including a supervision charge of twenty percent (20%) of all costs and expenses incurred by Tenant. Landlord shall reimburse Tenant for its costs and expenses in connection therewith within thirty (30) days after Tenant's delivery to Landlord of an invoice therefor, failing which Tenant may offset such costs and expenses against any Rent and other amounts payable by Tenant hereunder. The foregoing notwithstanding, if Landlord shall exercise in good faith diligent efforts within such fifteen (15) day period to cure the failure specified in the notice but shall not be able to do so because of acts of God, riots, or labor strikes, then any such failure shall not be considered a default of this Lease by Landlord so long as Landlord shall continue to exercise in good faith such diligent efforts to cure such failure and shall do so within a reasonable period of time.

         18        Warranties and Representations:

         18.1      Compliance with Laws:

         (A) Landlord warrants and represents that Landlord's maintenance and repairs under Section 10.1 shall be done in a good and workmanlike manner and comply with all laws, ordinances and requirements, including without limitation the procuring of all building and other permits, licenses, approvals and certificates of occupancy and the observance of applicable building, zoning and other code requirements of governmental authorities with competent jurisdiction. Notwithstanding any provision of this Lease to the contrary, if any improvements, alterations or renovations to the Premises shall be required by any law, ordinance or requirement of any governmental authority with competent jurisdiction, then Landlord, at its sole cost and expense, shall perform such improvements, alterations or renovations in a timely manner.

         (B) Tenant represents and warrants that Tenant's maintenance and repairs and its use and occupancy of the Premises for the conduct of its business operations shall comply with all applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction; provided, however, that: (i) no alleged violation by Tenant of any such law, ordinance or requirement shall be deemed to constitute a Tenant Default so long as Tenant shall contest, in good faith, the validity of such law, ordinance or requirement or the existence of the alleged violation thereof; and (ii) Tenant shall not be obligated to incur costs or expenses for improvements, alterations or renovations to the Premises required from time to time by any applicable law, ordinance or requirement of a governmental authority with competent jurisdiction.

         18.2 Warranty of Title: Landlord warrants and represents that Landlord is the fee simple owner of the Premises with full authority to execute, deliver and perform this Lease.

         18.3 Fuel Tanks: Landlord warrants and represents that the Premises do not presently contain any underground or aboveground fuel storage tanks and related piping, venting and dispensing systems (collectively, "Fuel Tanks") and Landlord agrees that it shall not install, cause to be installed, or permit the installation of, any Fuel Tanks within the physical boundaries of the Premises during the Term of this Lease. Tenant covenants that it shall not install or cause to be installed any Fuel Tanks within the Premises during the Term of this Lease.

         18.4      Hazardous and Toxic Conditions:

         (A) If a toxic or hazardous condition caused by Landlord is discovered on the Premises, then (i) Landlord shall: (a) promptly give Tenant written notice of such condition; and (b) immediately cause such toxic or hazardous condition to be cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction, and (ii) Landlord agrees to indemnify Tenant pursuant to the provisions of Section 20 hereof against any Losses (as defined in Section 20) incurred by Tenant arising out of any such Landlord-caused toxic or hazardous condition.

         (B) If a toxic or hazardous condition caused by Tenant is discovered on the Premises, then (i) Tenant shall: (a) promptly give Landlord written notice of such condition; and (b) immediately cause such toxic or hazardous condition to be cleaned up and brought into compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction, and (ii) Tenant agrees to indemnify Landlord pursuant to the provisions of Section 20 hereof against any Losses incurred by Landlord arising out of any such Tenant-caused toxic or hazardous condition.

         18.5 Broker's Commission: Landlord and Tenant each warrants and represents for the benefit of the other that it has not dealt with any real estate broker, finder or agent in connection with this Lease.

         19        Landlord's Right of Entry:  Following reasonable notice to
Tenant, Landlord may enter upon the Premises as often as Landlord may deem reasonably necessary for the purposes of performing such maintenance and repairs, inspecting the Premises, offering the Premises for lease (but only during the period which commences sixty (60) days prior to the expiration of the then existing Primary Term or Extension Term) or offering the Premises for sale. Landlord's right of entry shall be exercised in a manner and at times such that there shall be no unreasonable interference with the use and occupancy of the Premises by Tenant for the conduct of its business operations.

         20        Mutual Indemnification:  Each party (the "Indemnitor")
agrees to indemnify, defend and hold the other party (the "Indemnitee") harmless from and against any and all losses, damages, claims, suits, actions, judgments, liabilities and expenses, including, without limitation, environmental damages and remediation expenses, reasonable attorneys' fees

(collectively, "Losses"), arising out of, or with respect to: (a) any breach of any warranty or representation or any covenant or agreement of the Indemnitor under this Lease; or (b) any injury to, or death of, persons and/or any damage to, or destruction of, property, on or about the Premises and attributable to the negligence or misconduct of the Indemnitor, or its officers, employees, agents, contractors or invitees, except for any such breach, any injury or death or any damage or destruction arising out of, or with respect to, the negligence or misconduct of the Indemnitee, or any of its officers, employees, agents, contractors or invitees, or as otherwise specifically provided in this Lease; provided, however, that the indemnification obligation created by this Section shall be expressly conditioned upon the Indemnitee (i) delivering to the Indemnitor prompt notice of any event giving rise to such indemnification obligation and (ii) providing the Indemnitor the opportunity to defend itself and the Indemnitee from and against any Losses.

         21        Transfers:

         21.1      Assignment and Subletting:  Except as provided in this
Section 21.1, Tenant shall not assign this Lease nor sublet any portion of the Premises, without the consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided, however, that Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet any portion of the Premises to Roadway Services, Inc., any of its wholly-owned subsidiaries or any successor by merger or purchase of assets. Absent the written agreement of Landlord, no assignment of this Lease or subletting of all or any portion of the Premises shall relieve Tenant of any of the terms, conditions, covenants and obligations of this Lease on the part of Tenant to be performed.

         21.2 Notice of Sale: If Landlord desires to sell the Premises, Landlord shall inform Tenant by notice under Section 26 hereof. In the event Tenant does not purchase such space and Landlord, at any time before the expiration or earlier termination of the Term of this Lease, shall transfer, assign or otherwise convey to a third party any portion of its right, title and interest in and to the Premises, Landlord shall deliver to Tenant notice of the name and address of the purchaser of such right, title or interest at least ten
(10) days prior to the closing of any such transaction.

         22        Holding Over:  If Tenant shall continue to occupy the
Premises after the expiration of the Term of this Lease or the earlier termination of this Lease, then Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, subject to the terms and conditions of this Lease; provided, however, that either party shall have the right to terminate such month-to-month tenancy upon delivery of thirty (30) days' notice to the other.

         23        Quiet Enjoyment:  Landlord covenants and agrees that Tenant shall have the peaceful and quiet possession and enjoyment of the Premises (subject to all mortgages and other matters to which this Lease is or shall become, subordinate in accordance with the provisions of Section 24) for the conduct of its business operations during the Term of this Lease, without hindrance by Landlord or any party whatsoever.

         24        Subordination and Attornment:  Tenant covenants and agrees, on the terms and conditions provided in this Section 24, that this Lease shall be subordinate to any institutional mortgage or deed of trust that hereafter shall encumber the Premises, provided that each mortgagee or beneficiary shall execute and deliver to Tenant a non-disturbance, attornment and subordination agreement stating (in addition to other reasonable terms, if any) in substance that (i) if Tenant is not in default hereunder, the right of possession of Tenant to the Premises shall not be affected or disturbed by any mortgagee in the exercise of any of its rights under a mortgage or the note secured thereby, and any sale of the Premises pursuant to the exercise of any rights and remedies under a mortgage or otherwise shall be made subject to Tenant's right of possession to the Premises under this Lease; and (ii) Tenant shall attorn to any mortgagee or purchaser at a foreclosure sale (a "Purchaser") upon acquisition of title to the Premises by a mortgagee or Purchaser and notice to Tenant thereof, and this Lease shall continue in full force and effect between Tenant and such mortgagee or Purchaser. Upon Tenant's receipt and approval of such a non-disturbance/attornment agreement from a mortgagee or beneficiary from time to time, Tenant covenants and agrees to attorn to such mortgagee or beneficiary upon foreclosure.

         25        Surrender of Premises:  Upon the expiration or earlier
termination of the Term of this Lease, Tenant shall deliver up and surrender the Premises to Landlord in as good order and condition as upon the date of this Lease, subject to: (a) Tenant's improvements, alterations and renovations to the Premises; (b) normal wear and tear; (c) damage by fire, explosion or other casualty; (d) maintenance, repairs and restoration for which Tenant shall not be responsible hereunder; and (e) Tenant's removal of its trade fixtures.

         26        Notices; Computation of Time:  For the purposes of payments of Rent and other amounts payable by Tenant to Landlord hereunder all notices to Tenant shall be sent to:

                          ----------------------------

                          ----------------------------

                          ----------------------------

                          ----------------------------

                          FAX #:  (   )    -
                                   ---  --- ----

         For the purposes of all other notices and communications between the parties, the addresses of Landlord and Tenant shall be as follows:

         Landlord:
                          ----------------------------

                          ----------------------------

                          ----------------------------

                          ----------------------------

                          FAX#:  (   )    -
                                  ---  --- ----

         Tenant:
                          ----------------------------

                          ----------------------------

                          ----------------------------

                          ----------------------------

                          FAX#:  (   )    -
                                  ---  --- ----

Any notices and other communications to be delivered by either party to the other pursuant to this Lease shall be in writing and shall be deemed delivered as follows, except as otherwise specifically provided in this Lease: (a) when hand delivered or telecopied (provided that telecopied notices must be confirmed within any applicable time period plus two (2) days by one of the following methods of notice); (b) one (1) business day after mailing by Federal Express or other overnight courier service; or (c) three (3) business days after deposit (or, in the case of any notices sent by Tenant to Landlord for the purpose of exercising rights and options to extend the Primary Term, upon deposit) in the United States mail by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to be charged with notice at the above-recited address or the above-recited telecopier number or such other address or telecopier number as either party from time to time may designate by notice delivered to the other; provided, however, that no notice of change of address or telecopier number shall be deemed given until received by the party to be notified. Except as otherwise specifically provided herein, in the computation of any period of time which shall be required or permitted hereunder or under any law for any notice or other communication or for the performance of any term, condition, covenant or obligation, the day from which such period runs shall be excluded and the last day of such period shall be included unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday.

         27        Recording:  If Landlord or Tenant requests, the parties
shall execute and acknowledge a short form of lease for recording purposes, which short form of lease shall be recorded at the expense of the party requesting the same, which party shall pay any documentary transfer tax or other special tax or assessment associated with, or triggered by, such recording.

         28        Signs:  Tenant shall have exclusive sign rights for the
Premises, exterior and interior, and shall have the right to erect and display signs on the Premises and on such other areas of the Premises as Tenant reasonably may request, subject only to compliance with applicable laws, ordinances and requirements of governmental authorities with competent jurisdiction.

         29        Dispute Resolution:  Any and all disputes between Landlord and Tenant which may arise under this Lease shall be resolved in accordance with the Alternative Dispute Resolution Agreement of even date herewith by and between Roadway Services, Inc. (Tenant's parent corporation) and Landlord.

         30        Miscellaneous:

         (A) This Lease: (i) contains the entire agreement between the parties and no promise, representation, warranty, covenant, agreement, or understanding not specifically set forth in this Lease shall be binding upon either party; (ii) may not be amended, modified, or supplemented in any manner except in writing signed by the parties; (iii) shall be construed and governed under the laws of the state where the Premises are located; (iv) shall not be construed more stringently in favor of one party against the other regardless of which party has prepared the same; (v) shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns; (vi) shall not be binding until this Lease shall be executed and delivered by the parties, to each other; and (vii) may be executed in counter parts, each of which shall be deemed an original, but which all together constitute the same instrument.

         (B) Any person executing this Lease on behalf of a corporation, trust, or partnership represents and warrants that such person is authorized to execute and deliver this Lease on behalf of the entity.

         (C) The failure of either party to insist upon strict performance of any provision of this Lease shall not be deemed a waiver of any rights or remedies at any other time.

         (D) The exhibits attached hereto are incorporated herein by this reference.

         (E) In the event of any conflict between this Lease and an exhibit, the exhibit shall control.

         (F) Headings are for convenience only and are not a part of this Lease.

         (G) The invalidity or unenforceability of any term or provision shall not affect the validity or enforceability of the remainder of this Lease.

         (H) The parties agree to obtain, execute, deliver, and file such additional documents, instruments, and consents as may be reasonably requested by either party, at the sole cost and expense of the requesting party, in order to fully effectuate the terms and conditions of this Lease.

         31        Existing Lease:  The parties acknowledge that the Premises currently are being leased by Landlord to Tenant pursuant to a Master Lease Agreement dated as of May 3, 1993 (the "Existing Lease"). As of the date of this Lease, the Existing Lease shall terminate and neither Landlord nor Tenant shall have any further liabilities or obligations under the Existing Lease except for any which may have accrued thereunder prior to the date of this Lease.

                 IN WITNESS WHEREOF, the parties have executed this Lease as of the date first stated on page one hereof.

Signed and acknowledged                     LESSOR
in the presence of:
                                            ------------------------------------

                                            By:
-----------------------------------            ---------------------------------
Name:                                       Name:
     ------------------------------              -------------------------------

-----------------------------------         Its:
                                                --------------------------------
Name:
     ------------------------------


Signed and acknowledged                     LESSEE
in the presence of:
                                            ------------------------------------

                                            By:
-----------------------------------            ---------------------------------
Name:                                       Name:
     ------------------------------              -------------------------------

-----------------------------------         Its:
                                                --------------------------------


STATE OF          )
          --------)   SS.
COUNTY OF         )
          --------

                 Before me, a Notary Public in and for said County and State, personally appeared the above-named _____________________, by _________________________, its ___________________________, who acknowledged that ___ did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and ___ free act and deed as such officer and as an individual.

                 IN WITNESS WHEREOF, I hereunto have set my hand and seal at ________, Ohio this ____ day of December, 1995.


                                                   -----------------------------
                                                            Notary Public


STATE OF          )
          --------)        SS.
COUNTY OF         )
          --------

                 Before me, a Notary Public in and for said County and State, personally appeared the above-named _____________________, by _________________________, its ___________________________, who acknowledged that ___ did sign the foregoing instrument on behalf of the corporation, and that the same is the free act and deed of the corporation and ___ free act and deed as such officer and as an individual.

                 IN WITNESS WHEREOF, I hereunto have set my hand and seal at ________, Ohio this ____ day of December, 1995.


                                                   -----------------------------
                                                            Notary Public

                                                                        ANNEX 10

                              TAX MATTERS AGREEMENT

         THIS TAX MATTERS AGREEMENT ("Agreement") is made this 2nd day of January, 1996 by and between Roadway Express, Inc., a Delaware corporation ("REX"), on its own behalf and on behalf of its direct and indirect subsidiaries (the "REX Subsidiaries"), and Roadway Services, Inc., an Ohio corporation ("RSI"), on its own behalf and on behalf of its direct and indirect subsidiaries other than REX and the REX Subsidiaries (the "RSI Subsidiaries").

                                    RECITALS

         WHEREAS, REX is a wholly-owned subsidiary of RSI;

         WHEREAS, RSI intends to distribute Common Stock, $.01 par value per share, of REX (the "Common Stock") to shareholders of RSI (the "Distribution");

         WHEREAS, immediately following the Distribution on the date of the Distribution (the "Closing Date"), RSI will own less than 10% of the outstanding Common Stock of REX;

         WHEREAS, REX and the domestic REX Subsidiaries have been or will be included in Consolidated Federal Income Tax Returns filed or to be filed by RSI on behalf of Parent's Group;

         WHEREAS, RSI and/or one or more RSI Subsidiaries, on the one hand, and REX and/or one or more REX Subsidiaries, on the other hand, have been or will be included in one or more Unitary, Consolidated, or Combined Tax Returns;

         AND WHEREAS, the parties hereto desire to allocate responsibility for the payment of federal, state, local, and foreign Taxes attributable, allocable, or apportionable to REX and/or the REX Subsidiaries, on the one hand, and/or RSI and/or the RSI Subsidiaries, on the other hand, for the Period in which the Distribution occurs and for Periods prior and subsequent to such Period, provide for the consequences of post-Closing Date adjustments of such Taxes, and agree as to related matters;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used herein the following terms, when capitalized, shall have the following meanings:

         1.1 "Affiliated Group" shall mean an "affiliated group" as defined in section 1504(a) of the Code.

         1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended and as in effect from time to time, and any law which shall have been a predecessor or shall be a successor thereto. A reference to any section of the Code means such section as in effect from time to time and any comparable provision of any predecessor or successor law.

         1.3 "Consolidated Income Tax Returns" shall mean all federal Tax Returns for Income Taxes which have been or will be filed by RSI on behalf of Parent's Group, and "Consolidated Income Taxes" shall mean the Taxes shown or required to be shown on such Tax Returns.

         1.4 "Final Determination" shall mean, in the context of federal Income Taxes, with respect to any issue or item for any Period, (i) a final, unappealable decision by a court of competent jurisdiction, (ii) the expiration of the time for assessment of Taxes or filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim, if no further adjustment to the items of income, gain, deduction, loss, or credit for such Period may thereafter be made, (iii) the execution of a closing agreement under section 7121 of the Code, (iv) the acceptance by the IRS or its counsel of a tender pursuant to an offer in compromise pursuant to section 7122 of the Code, (v) the execution of a Form 870A, or (vi) any other final and irrevocable determination of Taxes for any Period. In the context of other Taxes, "Final Determination" shall mean, with respect to any issue or item for any Period, any final, unappealable, and irrevocable determination of Taxes for such Period.

         1.5 "IRS" shall mean the United States Internal Revenue Service or any successor thereto.

         1.6 "Parent's Group" shall mean any Affiliated Group including RSI or any predecessor or successor thereof.

         1.7 When used in the context of federal income taxes, "Period" shall mean any taxable year or other period which is treated as a taxable year (including any Short Period) for purposes of the Code. When used in the context of any other Taxes, "Period" shall mean any taxable year or other period with respect to which any such Taxes may be imposed under any applicable statute, rule, or regulation.

         1.8 "Regulations" shall mean the Treasury regulations in effect from time to time under the Code.

         1.9 "Short Period" shall mean, with respect to REX and the domestic REX Subsidiaries, any Period beginning on January 1 of any year and ending at the end of the Closing Date in the same year.

         1.10 "State Income Taxes" shall mean all Taxes measured on or by income imposed by any State of the United States of America or political subdivision thereof and shall include State Taxes denominated or in the nature of franchise Taxes including, but not limited to, the Michigan Single Business Tax.

         1.11 "Tax" and "Taxes" shall mean all income taxes (including federal income taxes, State income taxes, and foreign income taxes imposed under Subtitle A of the Code or similar laws of any taxing authority having effect prior to or on the Closing Date) (referred to herein as "Income Taxes"), payroll and employee withholding taxes (imposed under Chapters 21 through 24 of the Code or any similar or comparable payroll and employee withholding taxes (including disability withholding taxes imposed by the laws of any taxing authority) having effect prior to or on the Closing Date), other domestic and foreign withholding taxes, sales and use taxes, excise taxes, real and personal property taxes, and any other governmental imposition generally referred to as or in the nature of a tax, whether arising before, on, or after the Closing Date. Except as may be otherwise provided in Section 3.1(b) or Section 3.2(b), below, any reference in this Agreement to a particular type of Tax (or refund thereof) enumerated in this Section 1.11 shall also be deemed to refer to any interest, additions to Tax, or penalties that may be payable in respect thereof.

         1.12 "Tax Returns" shall mean all reports, estimates, information statements, and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local, or foreign taxing authority.

         1.13 "Unitary Amount" shall have the meaning set forth in Section
3.2(a).

         1.14 "Unitary, Consolidated, or Combined Tax Returns" shall mean any State Income Tax Return or other Tax Return which has been or will be filed in a Unitary State by RSI or any RSI Subsidiary which computes the Taxes (the "Unitary, Consolidated, or Combined Taxes") payable to such Unitary State in respect of the operations or assets of more than one corporation based on so-called "combined or consolidated reporting" or apportionment of business income under the so-called "unitary business" concept.

         1.15 "Unitary State" shall mean any State of the United States of America which, for the Period in question, shall permit or require the computation of Taxes payable to it in respect of the operations or assets of more than one corporation based on so-called "combined or consolidated reporting" or apportionment of business income under the so-called "unitary business" concept.

                                   ARTICLE II

                      PREPARATION OF RETURNS, CONTROVERSIES

         2.1 Returns and Controversies--Consolidated Income Tax Returns and Estimates.

         (a) Tax Returns and Payment. RSI shall have exclusive authority to report for Consolidated Income Tax purposes the operations of Parent's Group, including the operations of REX and the domestic REX Subsidiaries for any Period ending at the end of or before the Closing Date. Subject to the terms of this Agreement, RSI shall be responsible for the timely filing of, and shall be liable, and shall indemnify REX and the REX Subsidiaries, for the full and timely payment of all amounts shown to be due on, Consolidated Income Tax Returns and estimates of Parent's Group for such Periods; provided, however, that REX shall be responsible for providing RSI with all information reasonably required by RSI with respect to the operations and assets of REX and the domestic REX Subsidiaries so as to permit RSI to prepare and file such Consolidated Income Tax Returns and estimates and to pay such Consolidated Income Taxes and estimates on a timely basis. In calculating amounts to be shown as due on the Consolidated Income Tax Return which includes any Short Period, all items of REX and each domestic REX Subsidiary

(including items of REX and each domestic REX Subsidiary triggered by reason of the Distribution) shall be taken into account in accordance with Regulations Section1.1502-76(b) and no election shall be made under Regulations Section1.1502-76(b)(2)(ii) or Regulations Section1.1502-76(b)(2)(iii).

         (b) Controversies. RSI shall have exclusive authority to represent REX and the domestic REX Subsidiaries before the IRS or any other governmental agency or authority or any court regarding Consolidated Income Taxes and estimates for Periods covered by Consolidated Income Tax Returns and estimates referred to in section 2.1(a) above, including, but not limited to, (i) the exclusive control of any response to any examination by the IRS or any other taxing authority and (ii) the exclusive control over any contest of any issue through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest and (B) whether and on what basis to settle such contest.

         RSI shall timely notify REX of any correspondence and Tax controversies with any taxing authority relating to items of REX or any domestic REX Subsidiary and will promptly provide REX with copies of all such correspondence. Subject to RSI's exclusive authority as provided for herein, REX shall have the right to consult with RSI with respect to the handling of any such correspondence or controversies. REX shall exercise such right, if at all, on a timely basis. RSI shall permit REX to attend any hearing or other proceedings relating to any such controversies.

         2.2 Returns and Controversies -- State Income Tax and Other Tax Returns and Estimates in Unitary States.

         (a) Tax Returns and Payments. RSI or its delegee RSI Subsidiary shall have exclusive authority to report, for purposes of Unitary, Consolidated, or Combined Tax Returns, the operations and assets of RSI and/or any RSI Subsidiary, on the one hand, and REX and/or any REX Subsidiary, on the other hand. Subject to the terms of this Agreement, RSI shall be responsible for the timely filing of, and shall be liable, and shall indemnify REX and the REX Subsidiaries, for the full and timely payment of all amounts shown to be due on, such Unitary, Consolidated, or Combined Tax Returns and estimates; provided, however, that REX shall be responsible for providing RSI or its delegee with all information reasonably required by RSI or its delegee with respect to the operations and assets of REX and/or any REX Subsidiary so as to permit RSI or its delegee to prepare and file such Unitary, Consolidated, or Combined Tax Returns and estimates and to pay such Unitary, Consolidated, or Combined Taxes and estimates on a timely basis.

         (b) Controversies. RSI or its delegee shall have exclusive authority to represent REX and the REX Subsidiaries before any governmental agency or any court regarding Unitary, Consolidated, or Combined Tax Returns and estimates for Periods covered by any Unitary, Consolidated, or Combined Returns and estimates referred to in section 2.2(a) above, including, but not limited to, (i) the exclusive control of any response to any examination by any taxing authority, and (ii) the exclusive control over any contest of any issue therein through a Final Determination, including, but not limited to (A) whether and in what forum to conduct such contest and (B) whether and on what basis to settle such contest.

         RSI or its delegee shall timely notify REX of any correspondence and Tax controversies with any taxing authority relating to items of REX or any REX Subsidiary and will promptly provide REX with copies of all such correspondence. Subject to RSI's exclusive authority as provided for herein, REX shall have the right to consult with RSI with respect to the handling of any such correspondence or controversies. REX shall exercise such right, if at all, on a timely basis. RSI or its delegee shall permit REX to attend any hearing or other proceedings relating to such controversies.

         2.3 Returns and Controversies--All other Taxes.

         (a) Tax and Information Returns. Except as otherwise provided herein or as the parties may otherwise agree, REX shall have exclusive authority with regard to all Taxes of REX and the REX Subsidiaries and REX shall be responsible for the correct and timely filing of, and shall be liable for the full and timely payment of, all such Taxes.

         (b) Controversies. Except as otherwise provided herein or as the parties may otherwise agree, REX, at its expense, shall have exclusive authority to represent itself and the REX Subsidiaries before the IRS or any other taxing authority or any court regarding the Tax consequences of the operations and assets of REX and the REX Subsidiaries with respect to all Taxes covered by
Section 2.3(a) above.

                                   ARTICLE III

              COMPUTATIONS AND PAYMENTS OF TAXES; INDEMNIFICATIONS

         3.1 Consolidated Income Taxes.

         (a) Initial Computation. For each Period, including any Short Period, for which REX is included in a Consolidated Income Tax Return of Parent's Group, the Tax liability of REX and each domestic REX Subsidiary shall be calculated in accordance with Regulations Section1.1552-1(a)(2) and, using a percentage of 100%, Regulations 1.1502-33(d)(3). See Example (2) of Regulations Section1.1502-33(d)(6). Any resulting positive amount (i.e., an amount owed by REX or any domestic REX Subsidiary) is hereinafter referred to as a "REX Payable." Any resulting negative amount (i.e., an amount owed to REX or any domestic REX Subsidiary) is hereinafter referred to as a "REX Receivable." The REX Payables and the REX Receivables for REX and each domestic REX Subsidiary for each such Period shall be aggregated, and the resulting number, positive (i.e., REX Payables exceed REX Receivables) or negative (i.e., REX Receivables exceed REX Payables), is hereinafter referred to as the "Aggregate." If the Aggregate is a positive number, REX shall pay the Aggregate to RSI to the extent not previously paid by REX or a REX Subsidiary. If the Aggregate is a negative number, RSI shall pay the Aggregate to REX to the extent not previously paid to REX or a REX Subsidiary.

         (b) Subsequent Adjustments; Indemnifications. RSI shall be responsible and liable, and shall indemnify REX and its Subsidiaries, for any and all increases in Consolidated Income Taxes and shall be entitled to any refund of any and all decreases in Consolidated Income Taxes which may be determined pursuant to a Final Determination and which are allocable to RSI or any domestic RSI Subsidiary for all Periods ending before the Closing Date and for any Period which includes the Short Period. REX shall be responsible and liable, and shall indemnify RSI and the RSI Subsidiaries, for any and all increases (including any increase arising from a loss of foreign Tax credits due to any reduction in foreign Taxes of REX or any REX Subsidiary), and shall be entitled to any refunds, of Consolidated Income Taxes for all Periods ending before the Closing Date and for any Period which includes the Short Period which are allocable to REX or any REX domestic Subsidiary. For purposes of determining the amount of any Consolidated Income Tax increases or refunds that are allocable to REX or any domestic REX Subsidiary, on the one hand, or to RSI or any domestic RSI Subsidiary, on the other hand, the amounts computed under Section 3.1(a) above shall be recomputed to take into account all adjustments made in accordance with the Final Determination. REX shall also be responsible and liable, and shall indemnify RSI and the RSI Subsidiaries, for any and all interest, additions to Tax, and penalties with respect to any and all increases which are allocable to REX or any REX Subsidiary except to the extent (and until) it is determined, pursuant to the Alternative Dispute Resolution Agreement (executed by the parties in connection with the Distribution) as a result of a submission by REX, that equity requires that RSI pay such interest, additions to Tax, and/or penalties.

         3.2 Unitary, Consolidated, or Combined Taxes.

         (a) Tax Returns. For any Period during which REX or any REX Subsidiary is included in a Unitary, Consolidated, or Combined Tax Return filed or to be filed by RSI or its delegee pursuant to Section 2.2(a) above, RSI or its delegee shall compute for each Unitary State for such Period (i) the total or "combined" income, loss, or other taxable amounts for the Period for which such Unitary, Consolidated, or Combined Tax Return was or is to be filed, (ii) the amount of Tax due with respect to the amounts computed under (i) above, and (iii) the amount of such Tax as is properly apportioned to REX or any REX Subsidiary for such Period (the "Unitary Amount"). All such computations shall be made on a basis consistent with the computations of such amounts in prior Tax Returns for the respective Unitary States except to the extent otherwise required by the laws, rules, or regulations of the respective states or other applicable authority or as a result of a change in factual circumstances. RSI or its delegee shall notify REX of the Unitary Amount, and the computations thereof, for each of REX and each REX Subsidiary for each Unitary State for each such Period. REX shall pay to RSI, or RSI shall pay to REX, amounts with respect to all Unitary States and all applicable Periods in accordance with the principles of Section 3.1(a) above.

         (b) Subsequent Adjustments; Indemnifications. RSI shall be responsible and liable, and shall indemnify REX and its Subsidiaries, for any and all increases in Unitary, Consolidated, or Combined Taxes and shall be entitled to any refund of any and all decreases in Unitary, Consolidated, or Combined Taxes for any Period referred to in Section 3.2(a) above which may be determined pursuant to a Final Determination and which are allocable to RSI or any RSI Subsidiary. REX shall be responsible and liable, and shall indemnify RSI and the RSI Subsidiaries, for any and all increases and shall be entitled to any refunds of Unitary, Consolidated, or Combined Taxes for any Period referred to in
Section 3.2(a) above which may be determined pursuant to a Final Determination and which are allocable to REX or any domestic REX Subsidiary. For purposes of determining the amount of any Unitary, Consolidated, or Combined Tax increases or refunds that are allocable to REX or any REX Subsidiary, on the one hand, or to RSI or any RSI Subsidiary, on the other hand, RSI or its delegee shall recompute the Unitary Amount for the Unitary State for the Period involved in the manner provided in Section 3.2(a) above to take into account all adjustments made in accordance with the Final Determination. REX shall also be responsible and liable, and shall indemnify RSI and the RSI Subsidiaries, for any and all interest, additions to Tax, and penalties with respect to any and all increases which are allocable to REX or any REX Subsidiary except to the extent (and until) it is determined, pursuant to the Alternative Dispute Resolution Agreement (executed by the parties in connection with the Distribution) as a result of a submission by REX, that equity requires that RSI pay such interest, additions to Tax, and/or penalties.

         3.3 All Other Taxes. REX shall be responsible and liable for, and shall indemnify and hold RSI and the RSI Subsidiaries harmless from, any increases in, and shall be entitled to any refund resulting from any decreases in, any and all Taxes of REX or any REX Subsidiary described in Section 2.3(a) above.

         3.4 Time of Payment. Any amounts to be paid pursuant to Section 3.1(a) or Section 3.2(a) above or Section 5.3 below shall be paid and made current not less than 5 days before the applicable Tax Return is due. Amounts owed by either party hereto in respect of Tax refunds received by such party to which the other party is entitled hereunder shall be paid by the party receiving the refund to the other party within 5 days after the receipt or credit of such refund, and amounts owed by either party hereto in respect of Tax increases (including any Tax increases under Section 5.3 or Section 5.4 below) shall be paid by such party to the other party within 30 days after the Final Determination with respect thereto.

                                   ARTICLE IV

                           COOPERATION BY THE PARTIES

         4.1 Record Retention. RSI and REX agree that all Tax records within the possession of either shall be retained for as long as they may be material.

         4.2 Cooperation re Tax Return Filings and Controversies.

         (a) In General. Each party hereto agrees that it will cooperate with the other, and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of, and (ii) any administrative or judicial proceeding involving, any Tax Return filed or required to be filed hereunder by RSI or its delegee which includes REX or any REX Subsidiary. Such cooperation shall include, but not be limited to, (i) the execution and delivery to RSI or its delegee by REX and/or the REX Subsidiaries of any power of attorney required to allow RSI and its counsel to represent REX and/or any REX Subsidiary in any controversy which RSI shall have the right to control pursuant to Section 2.1(b) or Section 2.2(b) above and (ii) making available to the other party, during normal business hours, all books, records (including, but not limited to, work papers and schedules), information, officers, and employees (without substantial interruption of employment) reasonably requested and necessary or useful in connection with any Tax inquiry, audit, investigation, dispute, litigation, or other matter. Notwithstanding the foregoing, neither party shall be required to furnish to the other federal Income Tax Returns or drafts thereof (except as otherwise expressly provided herein or as is reasonably necessary to implement the provisions of Section 5.2 below), for any Period, except that RSI or its delegee shall furnish to REX the portions of such Tax Returns reporting the operations of REX and/or any REX Subsidiary and the related portions of all reports relating to the examination by the IRS or any other governmental agency or taxing authority of such Tax Returns.

         (b) Draft Consolidated Income Tax Return. In furtherance of Section 2.1(a) above, RSI shall prepare and, not less than 15 days before filing, furnish to REX draft federal (and, to the extent applicable, state) income Tax Returns reporting the operations and assets of REX and the REX Subsidiaries for 1995 and for any Short Period. Such draft Tax Returns shall be prepared without regard to the items of income, gain, deduction, loss, or credit of RSI or any RSI Subsidiary. Except as RSI may otherwise determine after consulting with REX, all items of income, gain, deduction, loss, and credit of REX and each REX Subsidiary shall be reported on a basis consistent with the reporting of such items (or substantially similar items) of REX and the REX Subsidiaries for prior Periods unless applicable law or a change in factual circumstances requires otherwise.

         (c) Draft Unitary, Consolidated, or Combined Tax Returns. In furtherance of Section 2.2(a), above, RSI or its delegee shall prepare and, not less than 15 days before filing, furnish to REX draft Tax Returns for each Unitary State reporting the operations and assets of REX and/or each REX Subsidiary, as appropriate. Each such draft Tax Return shall be prepared based on "combined or consolidated reporting" or apportionment of business income under the "unitary business" concept. Except as RSI or its delegee may otherwise determine after consulting with REX, all items of income, gain, deduction, loss, and credit included in such draft Tax Returns shall be reported therein on a basis consistent with the reporting of such items (or substantially similar items) of REX and/or each such REX Subsidiary for prior Periods unless applicable law or a change in factual circumstances requires otherwise.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Prior Tax Sharing Agreements. This Agreement terminates and supersedes any and all other Tax sharing or Tax allocation agreements or practices in effect between RSI and/or any RSI Subsidiary, on the one hand, and REX and/or any REX Subsidiary on the other hand, regardless of the Period for which such Taxes are imposed.

         5.2 Carrybacks. Deductions, losses, or credits of REX or any REX Subsidiary arising in a Period in which the entity generating them is not included in a Consolidated Income Tax Return pursuant to Section 2.1(a) above or a Unitary, Consolidated, or Combined Income Tax Return pursuant to Section 2.2(a) above may, under applicable law, be available for carryback to a Period in which the entity generating them was so included. To the extent applicable law allows such a carryback to be waived, REX shall have the exclusive authority to determine whether or not to waive such carryback. To the extent the carryback is not waivable or not waived, RSI shall be entitled to the benefits of such carryback but shall pay to REX an amount equal to the reduction in Taxes of RSI or any RSI Subsidiary attributable to such carryback. To the extent any such carryback causes RSI or any RSI Subsidiary to incur any additional Tax, REX shall pay to RSI an amount equal to such additional Tax. RSI shall cooperate, as is reasonably necessary, in the implementation of this
Section 5.2.

         5.3 Taxable Inclusions. Neither REX nor any REX Subsidiary shall take or permit to be taken any action (including, without limitation, the making of loans from a foreign REX Subsidiary to RSI or an RSI Subsidiary or the maintenance of excess passive assets under section 956A of the Code by any foreign REX Subsidiary) which may result in dividend income or other taxable inclusion to RSI or any RSI Subsidiary for Tax purposes. REX will compensate RSI for any such dividend income or other taxable inclusion in an amount equal to the additional Taxes owed by RSI or any RSI Subsidiary as a result of any such inclusion.

         5.4 Foreign Taxes. Neither REX nor any REX Subsidiary shall take any action regarding foreign Taxes with respect to any Period ending before or which includes the Closing Date without consulting RSI. REX shall timely notify RSI of any correspondence and Tax controversies with any foreign taxing authority relating to REX or any REX Subsidiary and will promptly provide RSI with copies of all such correspondence. RSI shall have the right to consult with REX with respect to the handling of any such correspondence or controversies. RSI shall exercise such right, if at all, on a timely basis. REX shall permit RSI to attend any hearing or other proceedings relating to any such controversies. Should any change in the liability of REX or any REX Subsidiary for any foreign Taxes occur which affects liability for Taxes with respect to any Tax Return filed pursuant to Section 2.1(a) or Section 2.2(a) above, a calculation consistent with the principles of Section 3.1 or Section 3.2 above, as the case may be, shall determine the appropriate settlement between RSI and REX.

         5.5 Effectiveness of this Agreement; Survival of Obligations. This Agreement shall be effective only from and after the Closing Date. With respect to any particular item of Tax liability, the covenants and obligations contained in this Agreement shall not terminate until a Final Determination as to such item and any payment required hereunder have been made.

         5.6 Complete Agreement. This Agreement and other agreements and documents referred to herein shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         5.8 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, mailed by registered or certified mail (return receipt requested), or sent by courier or other express delivery that provides for independent delivery verification to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice or communication is delivered to the addressees at the address specified below:

         (a)   If to RSI:

                     if by hand:

               Roadway Services, Inc.
               1077 Gorge Boulevard
               P.O. Box 88
               Akron, Ohio  44309-0088
               Attention: General Counsel

                     if by mail:

               Roadway Services, Inc.
               1077 Gorge Boulevard
               Akron, Ohio  44310
               Attention: General Counsel

         (b)   If to REX:

                     if by hand:

               Roadway Express, Inc.
               1077 Gorge Boulevard
               P.O. Box 471
               Akron, Ohio  44309-0471
               Attention: General Counsel

                     if by mail:

               Roadway Express, Inc.
               1077 Gorge Boulevard
               Akron, Ohio  44310
               Attention: General Counsel

         5.9 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto.

         5.10 Successors and Assigns. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that, except as specifically provided herein, no party may assign or delegate any of its rights or obligations under this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         5.11 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their Subsidiaries and shall not be deemed to confer upon any third party any remedy, claim, liability, reimbursement, claim of action, or other right in excess of those existing without reference to this Agreement.

         5.12 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         5.13 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                  Roadway Express, Inc.

                  By:
                     --------------------------
                  Title:
                        -----------------------

                  Roadway Services, Inc.

                  By:
                     --------------------------
                  Title:
                        -----------------------

                                                                        ANNEX 11

                                 SECOND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              ROADWAY EXPRESS, INC.

         We, the undersigned, Michael W. Wickham, Chairman of the Board of Directors, and John M. Glenn, Secretary, of Roadway Express, Inc., a corporation organized for profit and existing under the General Corporation Law of the State of Delaware (the "Company") hereby certify that the following are true facts as recorded in the books and records of the Company now in the official custody of said Secretary:

         This Second Restated Certificate of Incorporation was proposed by the Company's Board of Directors in a resolution duly adopted by said Board in accordance with Section 242 of the General Corporation Law of the State of Delaware on December 15, 1995. Thereafter, the Company's Board of Directors called for a special meeting of stockholders and directed that this Second Restated Certificate of Incorporation be considered; and

         This Second Restated Certificate of Incorporation was adopted by written consent of the sole stockholder of the Company in accordance with
Section 242 of the General Corporation Law of the State of Delaware and without the actual holding of a formal meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware;

         The aforesaid Board of Directors resolution and stockholder adoption have not been rescinded nor in any way amended, and that the resolution and adoption are in full force and effect as of this date;

         Roadway Express, Inc. is the present name of the Company, and February 15, 1954 is the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware;

         This Second Restated Certificate of Incorporation has been adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware and restates, integrates and further amends the provisions of the Restated Certificate of Incorporation of the Company as heretofore amended or supplemented and was duly adopted by the Board of Directors and the stockholders of the Company.

         FIRST: The name of this Corporation is Roadway Express, Inc.

         SECOND: The registered office of this Corporation, Roadway Express, Inc., in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and THE CORPORATION TRUST COMPANY is the registered agent of this Corporation at the address of its registered office.

         THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

         (1)   Transport Traffic for hire by any means or methods;

         (2) Contract or arrange for the provision of the transportation of Traffic by others as an independent contractor, agent, or broker;

         (3) Deal in Transport Instrumentalities and in the Securities of a Person who Deals therein, or who is engaged in the transportation of Traffic;

         (4) Invest in, control, solely or jointly, or in common with other Persons, any Person who is engaged in any one or more of the above described businesses; and

         (5) Any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which this Corporation shall have authority to issue is 120,000,000, consisting of 20,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), and 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is authorized to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The designation of the series, which may be by distinguishing number, letter and title.

         (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

         (c) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

         (d)   The dates at which dividends, if any, shall be payable.

         (e) The redemption rights and price or prices, if any, for shares of the series.

         (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this Corporation.

         (h) Whether the shares of the series shall be convertible into shares of any other class or series of shares, or any other security, of this Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

         (i) Restrictions on the issuance of shares of the same series or of any other class or series.

         (j)   The voting rights, if any, of the holders of such series.

         The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

         Except as otherwise provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

         This Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not this Corporation shall have notice thereof, except as expressly provided by applicable laws.

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered:

         (a) to adopt, amend or repeal the By-Laws of this Corporation; provided, however, that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having power with respect thereto, except that Section 2 of Article I, Section 4 of Article I, all of Article II, Section 1 (first paragraph) of
Article III, Section 2 (second paragraph) of Article III, Section 3 (first paragraph) of Article III and Section 4 of Article VI of the By-Laws shall not be amended or repealed, nor shall any provision inconsistent with such By-Laws be adopted, without the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of all shares of this Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Section (a) of Article FIFTH; and

         (b) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of this Corporation except as conferred by applicable law.

         SIXTH: Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specific circumstances:

         (a) any action required or permitted to be taken by the stockholders of this Corporation must be effected at a duly called annual or special meeting of stockholders of this corporation and may not be effected by any consent in writing of such stockholders.

         (b) special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors, and (ii) shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board; and

         (c) the business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the Board of Directors.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the combined voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class, shall be required to amend, repeal or adopt any provision consistent with this Article SIXTH. For purposes of this Certificate of Incorporation, the "Whole Board" is defined as a total number of Directors which this Corporation would have if there were no vacancies.

         SEVENTH: Section 1. Number and Election of Directors.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of this Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such manner as may be prescribed by the By-Laws, but in no case shall the number be less than three.

         Election of Directors need not be by written ballot except and to the extent provided for the in By-Laws of this Corporation.

         Section 2. Stockholder Nomination of Director Candidates.

         Advance notice of stockholder nominations for the election of Directors and advance notice of business to be brought by stockholders before an annual meeting shall be given in the manner provided in the By-Laws of this Corporation.

         Section 3. Newly Created Directorships and Vacancies.

         Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         Section 4. Removal of Directors.

         Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of Voting Stock (as defined below), voting together as a single class.

         For purposes of this Article SEVENTH, "Voting Stock" shall mean the outstanding shares of capital stock of this Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article EIGHTH, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         Section 5. Amendment.

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article SEVENTH.

         EIGHTH: Section 1. Elimination of Certain Liability of Directors.

         To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of this Corporation shall be personally liable to this Corporation or its stockholders for or with respect to any acts or omissions in the performance of his duties as a Director of this Corporation. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection of a Director of this Corporation existing immediately prior to such amendment or repeal.

         Section 2. Indemnification.

         Each person who is or was or had agreed to become a Director or officer of this Corporation, or each person who is or was serving or who agreed to serve at the request of the Board of Directors or an officer of this Corporation as an employee or agent of this Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by this Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect.

Without limiting the generality or the effect of the foregoing, this Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article EIGHTH. Any amendment or repeal of this Article EIGHTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         NINTH: This Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, including a Preferred Stock Designation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation, including any applicable Preferred Stock Designation, and all rights conferred upon stockholders herein are created subject to this reservation.

         IN WITNESS WHEREOF, Roadway Express, Inc. has caused this Second Restated Certificate of Incorporation to be signed by Michael W. Wickham, Chairman of the Board of Directors, and attested by John M. Glenn, its Secretary, this 27th day of December, 1995.

ATTEST                                       ROADWAY EXPRESS, INC.


/s/ John M. Glenn                            By /s/ Michael W. Wickham
-----------------------------------          -----------------------------------
John M. Glenn                                Michael W. Wickham
                                             Chairman of the Board of Directors

                                                                        ANNEX 12


                            SECOND RESTATED BY-LAWS
                                       OF
                             ROADWAY EXPRESS, INC.


                                   ARTICLE I

                             Stockholders' Meetings


        Section 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such business as may properly be brought before such meeting shall be held on such date and at such time as may be designated by the Board of Directors, or by the Chairman of the Board of Directors, and specified in the notice of the meeting.

        Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board of Directors or his duly authorized representative, and (ii) shall be called within ten days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the Whole Board. Any such resolution shall be sent to the Chairman of the Board of Directors and the Secretary of the Corporation shall state the purposes of the proposed meetings. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock as filed pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"). Business transacted at any special meeting shall be limited to the purposes stated in the notice.

        For purposes of these By-Laws, the "Whole Board" is defined as the total number of Directors which the Corporation would have if there were no vacancies.

        Section 3. Notice of Meetings. Not less than ten or more than sixty days before the date fixed for a meeting of stockholders, written notice stating the time, place, and purposes of such meeting such be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these By-Laws to give such notice. The notice shall be given by personal delivery or by mail to each stockholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of the said date; if mailed, the notice shall be addressed to the stockholders at their respective addresses as they appear on the records of the Corporation. Notice of the time, place and purposes of any meeting of stockholders may be waived in writing, either before or after the holding of such meeting, by any stockholder, which writing shall be filed with or entered upon the records of the meeting.

        Section 4. Notice of Stockholder Business. Except as otherwise provided by law, at an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either
(a) specified in the written notice of the meeting (or any supplement thereto) given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or (c) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereon, or a duly authorized proxy for such stockholder, in accordance with the following requirements. A notice referred to in clause (c) hereof must be addressed to the attention of the Secretary of the Corporation, delivered personally or mailed, and received at the principal executive office of the Corporation not less than thirty days prior to the first anniversary date of the initial notice referred to in clause (a) hereof of the previous year's annual meeting; provided, however, that such notice shall not be required to be given more than sixty days prior to the annual meeting of stockholders. Such notice referred to in clause (c) hereof shall set forth (i) a full description of each item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, and (iv) any material interest of the stockholder in such business. No business shall be brought before any annual meeting of stockholders of the Corporation otherwise than as provided in this Section.

        The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the foregoing procedure and, if he should so determine, he shall so declare to the meeting and the defective item of business shall be disregarded.

        Section 5. Inspectors; Opening and Closing the Polls. The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote in a stockholders' meeting, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments, or if an appointee fails to serve, the chairman of the meeting may appoint substitute inspectors. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

        The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.

        Section 6. Quorum; Adjournment. Except as may be otherwise provided by law or in a Preferred Stock Designation, at any meeting of the stockholders, the holders of shares entitling them to exercise not less than a majority of the voting power of the outstanding shares of the Corporation present in person or by proxy shall constitute a quorum for such meeting; provided, however, that the holders of a majority of the voting power of the shares represented threat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

        Section 7. Voting. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy appointed by a legally sufficient instrument. The person appointed as proxy need not be a stockholder. The chairman of the meeting shall determine whether the vote for Directors, the vote upon any questions set forth in the proxy statement for the meeting and the vote upon any other action of business shall be by written ballot.

        All questions, except the election of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation, a Preferred Stock Designation or the laws of the State of Delaware, shall be decided by a majority of vote of those present and voting, and, with respect to any election or question to be decided by any class of stock voting as a class, by a majority vote of those shares present or representative voting of that class. Except as otherwise provided by law or except as otherwise provided in these By-Laws, the Certificate of Incorporation or a Preferred Stock Designation shares that are present or represented but abstain from voting on a question shall not be deemed to have voted on such question.

        Section 8. Confidential Voting. The Corporation's proxy ballot and voting process for shareholders' meetings shall provide the means by which shareholders may expressly elect to have their votes treated confidentially. The particular vote of such shareholder shall not be disclosed except (a) in the event of a proxy or consent solicitation in opposition to the Corporation; (b) if disclosure is necessary to meet legal requirements or where such information may be necessary to assist in the pursuit or defense of judicial action; (c) if the shareholder subsequently requests or permits disclosure of its vote; or (d) in the event the Corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

        Section 9. Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Certificate of Incorporation or by law, any contract, act or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the officers, may be approved or ratified at a meeting of the stockholders. Such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every stockholder of the Corporation.

        Section 10. Order of Business. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, by ascertaining whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.

        Section 11. Place of Meeting. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors shall determine and shall be designated in the notice of said meeting.


                                   ARTICLE II

                       Nomination of Director Candidates

        Section 1. Notification of Nominees. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 70 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 80 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

        Section 2. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, at or prior to the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

        Section 3. Compliance with Procedures. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of Sections 1 and 2 above, such nomination shall be void.

                                  ARTICLE III

                               Board of Directors

        Section 1. Number, Powers and Responsibilities. Except as otherwise fixed by, or pursuant to, the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than three persons.

        Except where the law, the Certificate of Incorporation, or these By-Laws require action to be authorized or taken by the stockholders, the powers of the Corporation shall be exercised, its business and affairs conducted and its property controlled, by the Directors.

        Section 2. Election of Directors; Vacancies. The Directors shall be elected at each annual meeting of stockholders or at a special meeting called for the purpose of electing directors. At a meeting of stockholders at which Directors are to be elected, only persons nominated a candidates shall be eligible for election as Directors and the candidates receiving the greatest number of votes shall be elected.

        Except as otherwise fixed by or provided for or pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of the remaining Directors, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting a Board of Directors shall shorten the term of any incumbent Director.

        Section 3. Removal; Resignations. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of 80 percent of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this paragraph of this Section 6 of this Article III, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this first paragraph of this Section 3 of this Article III, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

        Any Director may resign at any time by a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the Director may specify.

        Section 4. Meetings. Immediately after each annual meeting of the stockholders, the newly elected Directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board of Directors may be held at any time within or without the State of Delaware in accordance with the rules, resolutions, or other action by the Board, or upon the call of the Chairman. Unless waived, a written notice shall be given to each Director at least three days prior to any such other meeting. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board of Directors.

        Section 5.  Quorum; Adjournment.  Subject to the second paragraph of
Section 2 of this Article III, at all meetings of Directors a quorum of the Board of Directors shall consist of a majority of the directors then in office; provided that a majority of the Directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At such meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a majority vote of those present.

        Section 6. Committees. The Board of Directors may from time to time create or appoint by a majority vote of the Whole Board (as defined in Section 2 of Article I) an Executive Committee, a Finance Committee, a combined Executive and Finance Committee, an Audit Committee, and any other committee or committees deemed advisable by the Board for the proper transaction of the Corporation's business. Any Executive or Finance Committee shall contain not less than two directors. All committee members shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board. Any such committee shall have such authority as adheres to the committee by virtue of the provisions of this section or as may, from time to time, be lawfully delegated by the Board. Any person dealing with the Corporation shall be entitled to rely upon any act of, or authorization of an act by, such committees, to the same extent as an act or authorization of the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure may act by a majority of its members at a meeting or without a meeting by a writing or writing signed by all of its members, shall keep minutes of its proceedings and shall report its proceedings to the Board of Directors (when required or requested by a Director to do so). The Directors may appoint one or more alternate members of any such committee to take the place of any absent member or members at any meeting of such committee. Each such alternate shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board of Directors.

        Section 7. Compensation of Directors. The Board of Directors may establish such reasonable compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board of Directors or committees, or for other services by Directors to the Corporation, as the Board may determine. Such compensation may be in addition to that received by any Director or any member of a committee as an officer or employee or agent of the Corporation.

        Section 8. Rules. The Board may adopt rules for its own government, not inconsistent with law, the Certificate of Incorporation or these By-Laws.


                                   ARTICLE IV

                                    Officers


        Section 1. Election and Designation of Officers. The Board of Directors, at its organization meeting, may elect a Chairman of the Board of Directors and shall elect a President, a Secretary, a Treasurer and, in its discretion, at any meeting of the Board of Directors, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers as the Board of Directors may deem necessary. The Chairman of the Board, if any, and the President shall be directors, but no one of the other officers need be a Director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

        Section 2. Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are
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                                                                              9

elected and qualified, except in case of resignation, death, or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the Whole Board (as defined in Section 2 of Article I). Any vacancy in any office may be filled by the Board of Directors.

        Section 3. Compensation of Officers. The Board of Directors shall have authority to fix the salaries of all officers as well as bonuses, commissions and other compensation that may be payable to them.

        Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such authority and perform such duties as the Board may determine.

        Section 5. President. Except for meetings at which the Chairman of the Board of Directors, if any, presides in accordance with the preceding Section, the President shall preside at all meetings of stockholders and of the Board of Directors. Subject to directions of the Board of Directors, he shall have general executive supervision over the property, business, and affairs of the Corporation.

        Section 6. Vice Presidents. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Executive Vice President of the Corporation, if any, shall perform all the duties and possess all the authority of the President until the Board of Directors shall either fill the vacancy or otherwise, in its full discretion, specifically provide with respect to the succession of all duties and responsibilities of the President.

        Section 7. Secretary. The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors. He shall keep such books as may be required by the Board, and shall give notices of stockholders' meetings and of Board meetings required by law, or by these By-Laws or otherwise.

        Section 8. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Corporation, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

        Section 9. Controller. The Controller shall exercise a general check upon the disbursement of funds of the Corporation and shall have general charge and supervision of the preparation of financial reports.
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                                                                              10

        Section 10. Other Officers. The Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, if any, in addition to such authority and duties as the Board of Directors may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

        Section 11. Authority and Duties. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these By-Laws, as the Board of Directors may determine. The Board of Directors is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.


                                   ARTICLE V

                                  Record Dates


        The Board of Directors shall have the right to fix a time, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or not more than sixty days preceding the date fixed for the payment of any dividend or distribution, or not more than sixty days preceding the date for the allotment of rights among stockholders to purchase or to convert shares or other securities of the Corporation, subject to contract rights with respect thereto, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payments of any such dividend, distribution or allotment of rights, or to exercise the rights in respect to any purchase or conversion of shares or other securities, and in such cases, only the persons who are stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend, distribution or allotment of rights or to exercise such rights for the conversion or purchase of shares or other securities, as the case may be, and the Board of Directors may close the share transfer books of the Corporation against transfer of shares during the whole or any part of such period. Notwithstanding the foregoing, the record date fixed by the Board of Directors shall not precede the date upon which the resolution fixing such record date is adopted by the Board.
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                                                                            11

                                   ARTICLE VI

                             Execution of Documents


        The Board of Directors is authorized to determine or provide the method of determining how all documents evidencing conveyances by or contracts or other obligations of the Corporation and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of or by the Corporation shall be signed, countersigned or endorsed.


                                  ARTICLE VII

                            Certificates for Shares


        Section 1. Forms of Certificates and Signatures. Each holder of shares is entitled to one or more certificates, signed by the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which shall certify the number and class of shares held by him in the Corporation. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

        Section 2. Classes of Stock. The designations, preferences and relative participating optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificate shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

        Section 3. Transfer of Shares. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Corporation or its agents may reasonably require.

        Section 4. Lost, Stolen, or Destroyed Certificates. Any executive officer of the Corporation may cause the Corporation to issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and such executive officer may, in his discretion, require the owner, or his legal representatives, to give the Corporation a bond containing such terms as such executive officer may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

        Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation.


                                  ARTICLE VIII

                                    General

        Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, except as otherwise be determined from time to time by the Board of Directors.

        Section 2. Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation and the words "Corporate Seal of Delaware" stamped across the center. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 3. Amendments. Subject to the provisions of the Certificate of Incorporation and these By-Laws, may be amended or repealed at any regular meeting of the stockholders or at any special meeting thereof or at any special meeting thereof called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting provided that in such notice of such special meeting, notice of such purpose shall be given.

        Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present, amend or repeal these By-Laws or adopt such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.